                                                                  Exhibit (b)(1)


                                                                  CONFORMED COPY

abcdefg

Project Barista
(pound)59,000,000 Senior Credit Agreement



Barclays Leveraged Finance
as Mandated Lead Arranger

Barclays Bank PLC
as Facility Agent

Barclays Bank PLC
as Security Agent









relating to the acquisition of Omega Worldwide, Inc. and Principal Healthcare Finance Limited



1 August 2002

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
                                                     CONTENTS
CLAUSE                                                                                                     PAGE

1.     INTERPRETATION.........................................................................................1
2.     THE FACILITIES........................................................................................37
3.     PARTICIPATION OF LENDERS..............................................................................39
4.     CONDITIONS PRECEDENT..................................................................................40
5.     DRAWDOWN PROCEDURES...................................................................................43
6.     ANCILLARY FACILITIES..................................................................................46
7.     DEMANDS UNDER BANK GUARANTEES.........................................................................48
8.     INTEREST..............................................................................................50
9.     SELECTION OF INTEREST PERIODS.........................................................................53
10.    MARKET DISRUPTION.....................................................................................54
11.    REPAYMENT OF DRAWINGS.................................................................................55
12.    PREPAYMENT AND CANCELLATION...........................................................................56
13.    PAYMENTS..............................................................................................61
14.    TAXES.................................................................................................64
15.    CHANGE IN CIRCUMSTANCES...............................................................................66
16.    FEES, EXPENSES AND STAMP DUTIES.......................................................................68
17.    GUARANTEE AND INDEMNITY...............................................................................71
18.    CHANGES TO OBLIGORS AND SECURITY......................................................................74
19.    REPRESENTATIONS AND WARRANTIES........................................................................76
20.    UNDERTAKINGS..........................................................................................86
21.    EVENTS OF DEFAULT....................................................................................117
22.    THE AGENTS AND THE OTHER FINANCE PARTIES.............................................................124
23.    PRO RATA PAYMENTS....................................................................................130
24.    SET-OFF..............................................................................................131
25.    NOTICES..............................................................................................132
26.    CONFIDENTIALITY......................................................................................133
27.    CHANGES TO PARTIES...................................................................................133
28.    LENDERS' DECISIONS...................................................................................136
29.    INDEMNITIES..........................................................................................138
30.    MISCELLANEOUS........................................................................................139
31.    GOVERNING LAW AND SUBMISSION TO JURISDICTION.........................................................140

SCHEDULE 1..................................................................................................141
Lenders.....................................................................................................141
SCHEDULE 2..................................................................................................142
Borrowers...................................................................................................142
SCHEDULE 3..................................................................................................143
Guarantors..................................................................................................143
SCHEDULE 4..................................................................................................144
Part 1 - Conditions Precedent to signing this agreement.....................................................144
Part 2 - Conditions Precedent - First Drawdown..............................................................148
Part 3 - Conditions subsequent relating to the granting of security.........................................153
Part 4 - Corporate Documents in respect of each Obligor.....................................................155
SCHEDULE 5..................................................................................................156
Part 1 - Drawdown Request - Advances........................................................................156
Part 2 - Drawdown Request - Bank Guarantees.................................................................157
SCHEDULE 6..................................................................................................158
Transfer Certificate........................................................................................158
SCHEDULE 7..................................................................................................163
Accession Document..........................................................................................163
SCHEDULE 8..................................................................................................167
Mandatory Cost formulae.....................................................................................167
SCHEDULE 9..................................................................................................170

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Part 1 - Initial Obligors...................................................................................170
Part 2 - Target Companies...................................................................................171
Part 3 - Key Properties.....................................................................................173
Part 4 - Australian Group...................................................................................179
SCHEDULE 10.................................................................................................180
Consents....................................................................................................180

THIS CREDIT AGREEMENT is made on 1 August 2002

BETWEEN:

(1) FOUR SEASONS HEALTH CARE LIMITED (a company incorporated in England and Wales with registered number 3782935) (the "PARENT");

(2) FOUR SEASONS HEALTH CARE HOLDINGS PLC (a company incorporated in England and Wales with registered number 3806216) ("FSHC HOLDCO") as a Borrower;

(3) THE COMPANIES LISTED IN SCHEDULE 3 each as Guarantors (the "INITIAL GUARANTORS");

(4)    BARCLAYS BANK PLC as mandated lead arranger (the "ARRANGER");

(5)    THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 as Lenders;

(6) BARCLAYS BANK PLC, in its capacity as facility agent for the Lenders under the Senior Finance Documents (the "FACILITY AGENT"); and

(7) BARCLAYS BANK PLC, in its capacity as agent and trustee for the Finance Parties under the Security Documents (the "SECURITY AGENT").


THE PARTIES TO THIS AGREEMENT AGREE as follows:

1.     INTERPRETATION

1.1    DEFINITIONS

       In this agreement:

       "ACCESSION DOCUMENT" means an agreement substantially in the form set out in schedule 7 under which a Group Company becomes a Guarantor and/or a Borrower and becomes a party to the Intercreditor Deed;

       "ACCOUNTANTS' REPORT" means the accountants' report (including a report on tax) in the approved form prepared by KPMG in relation to the Target Groups;

       "ACCOUNTING QUARTER" means each period of approximately 13 weeks ending on the last day of March, June, September, and December in a Financial Period;

       "ADDITIONAL COST RATE" has the meaning given to it in schedule 8 (Mandatory Cost Formulae);

       "ADVANCES" means the Term A Advances, the Term B Advances, the Term C Advances, the Cash Bridge Advances and the Revolving Advances;

       "AFFILIATE" means a Subsidiary or a Holding Company of another person or any other Subsidiary of a Holding Company of that other person;

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       "AGENCY FEES LETTER" means the letter from the Facility Agent to the
       Parent dated on or about the date of this agreement setting out details of certain fees payable by the Parent in connection with the Facilities;

       "AGENT" means each of the Facility Agent and the Security Agent;

       "ALCHEMY UNDERTAKING" means the undertaking in the agreed form dated on or about the date of this agreement whereby Alchemy Partners (Guernsey) Limited undertakes to the Facility Agent to make funds available to the Parent and/or FSHC Investments in the circumstances set out therein;

       "ALCHEMY UNDERTAKING INVESTOR LOAN NOTE INSTRUMENT" means the loan note instrument in the agreed form constituting the issue of the Alchemy Undertaking Investor Loan Notes in accordance with the Alchemy Undertaking;

       "ALCHEMY UNDERTAKING INVESTOR LOAN NOTES" means the (pound)8,624,000 discounted unsecured guaranteed A4 loan notes of FSHC Investments to be issued pursuant to the Alchemy Undertaking Investor Loan Note Instrument in accordance with the Alchemy Undertaking;

       "ALCHEMY UNDERTAKING PROCEEDS" means all amounts provided to the Parent and/or FSHC Investments pursuant to the Alchemy Undertaking;

       "ANCILLARY DOCUMENT" means each Ancillary Facility Letter and each other document and agreement made by an Ancillary Lender and any Group Company in connection with the Ancillary Facilities;

       "ANCILLARY FACILITIES" means working capital facilities made available by an Ancillary Lender under an Ancillary Facility Letter;

       "ANCILLARY FACILITY LETTER" means a facility letter entered into by an Ancillary Lender and one or more Borrowers in accordance with clause 6 (Ancillary Facilities);

       "ANCILLARY LENDER" means a Lender which has agreed to make available Ancillary Facilities under an Ancillary Facility Letter (until all amounts outstanding under those Ancillary Facilities have been discharged and it no longer makes those Ancillary Facilities available);

       "ANCILLARY LIMIT" means the maximum amount (excluding accrued uncapitalised interest, fees and similar charges) which an Ancillary Lender has agreed to make available by way of Ancillary Facilities in accordance with clause 6 (Ancillary Facilities), less any part of that amount which has been cancelled, reduced or terminated in accordance with this agreement or the relevant Ancillary Facility Letter;

       "ANCILLARY OUTSTANDINGS" means the aggregate outstanding amount of the Ancillary Facilities due to an Ancillary Lender at any time, calculated on the following basis:

       (a) all amounts of principal then outstanding under any overdraft or other current account facilities, calculated on a net basis in accordance with the usual practice of that Ancillary Lender;

       (b) the maximum liability under all guarantees, bonds and letters of credit then outstanding and issued under any guarantee, bonding or letter of credit facilities made available by that Ancillary Lender; and

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       (c)    the amount which that Ancillary Lender (acting reasonably) may determine represents its aggregate exposure in relation to any other facility or financial accommodation in accordance with its usual practice for calculating its exposure;

       "ANNUAL ACCOUNTS" means the audited annual accounts of the Existing Group, the Isle of Man Group, the Fife Group, the Idun Group, the US Target Group (other than the Idun Group) and Jersey Holdco and its Subsidiaries delivered or to be delivered to the Facility Agent under clause 20.10(c) (FSHC Financial Statements) and clause 20.10(d) (PHFL Financial Statements);

       "APPROVED ACCOUNTING PRINCIPLES" means UK gaap and, subject to those principles, the accounting principles, standards and practices on the basis of which the Original Audited Accounts were prepared;

       "APPROVED ACQUISITIONS" means the acquisition of assets or shares and/or the development of capital assets (i) where any third party debt to finance such acquisition or development is provided on the basis that recourse is limited to the assets or entity so acquired or being developed or (ii) where any debt to finance such acquisition or development is provided by The Royal Bank of Scotland plc and it is provided on the basis that recourse is limited to members of RBS Group;

       "APPROVED PROJECTIONS" means the financial projections and forecast for the business of the Target Groups in the agreed form on a basis consistent with the Approved Accounting Principles;

       "ARRANGER'S FEES LETTER" means the letter from the Arranger to the Parent dated on or about the date of this agreement setting out details of certain fees payable by the Parent in connection with the Facilities;

       "ARTICLES OF MERGER" means the Articles of Merger filed with the State Department of Assessments and Taxation of the State of Maryland in the United States;

       "ASSET ADMINISTRATION AGREEMENTS" means the asset administration agreements entered into in relation to the First Securitisation and the Second Securitisation and more particularly described in the First Securitisation Offering Circular and the Second Securitisation Offering Circular;

       "AUDITORS" means Ernst & Young, KPMG or any other firm of accountants which the Parent appoints in accordance with clause 20.10(b) (Books of account and auditors);

       "AUSTRALIAN APPROVAL" means the approval from the Australian Foreign Investments Review Board of the acquisition of the US Target Shares pursuant to the US Offer;

       "AUSTRALIAN DISPOSAL" means the disposal by the US Target Group of its interest in Principal Healthcare Finance Trust, Principal Healthcare Finance Trust No. 2, Principal Healthcare Finance (NZ) Limited and Omega (Australia) Pty Limited;

       "AUSTRALIAN GROUP" means each of the companies and trusts listed in part 4 of schedule 9 and each of their Subsidiaries;

       "AVAILABILITY PERIOD" means the period starting on the date of this agreement and ending:

       (a) 240 days after the date of this agreement in the case of the Term A Facility, the Term B Facility, the Term C Facility and the Cash Bridge Facility; and

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       (b)    one month before the Revolving Facility Repayment Date, in the case of the Revolving Facility;

       "AVAILABLE COMMITMENT" means, save as otherwise provided in this agreement, the Revolving Commitment of a Revolving Lender less:

       (a) the Original Sterling Amount of the aggregate participation of that Revolving Lender in all outstanding Drawings under the Revolving Facility; and

       (b) the amount of the Ancillary Limit applicable to any Ancillary Facilities made available by that Revolving Lender,

       and taking into account any scheduled Drawing, repayment or prepayment in respect of the Revolving Facility (other than a repayment or prepayment of a Bank Guarantee by way of cash collateralisation) by assuming that it will occur on its scheduled date;

       "BANK GUARANTEE" means a guarantee or letter of credit issued by an Issuing Lender under the Revolving Facility in the form agreed by the Parent, the Facility Agent and the relevant Issuing Lender;

       "BENEFICIARY" means the person approved by the relevant Issuing Lender (such approval not to be unreasonably withheld) in whose favour a Bank Guarantee has been or is to be issued;

       "BERKSHIRE EXTENSION" means the development of land and buildings at the Berkshire Care Home, 126 Barkham Road, Wokingham, Berkshire RG41 2RP;

       "BORROWER" means FSHC Holdco and each other Group Company which becomes a borrower under this agreement in accordance with clause 18.1 (Additional Borrowers) by executing an Accession Document;

       "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks and financial markets are open in London and New York for the transaction of business of the nature required by this agreement and:

       (a) in relation to a transaction involving Euros, which is also a TARGET Day; and

       (b) in relation to a transaction involving any other Optional Currency, on which banks and foreign exchange markets are also open in the principal financial centre of the country of that Optional Currency;

       "BUSINESS PLAN" means the business plan prepared by the Parent in the agreed form for the Group dated 17 June 2002;

       "CAPITAL EXPENDITURE" means expenditure which should be treated as capital expenditure in accordance with the Approved Accounting Principles;

       "CAPITALISING RATE" means 18 per cent. per annum less the rate of interest specified in clause 8.1(a) (Rate) for each Term C Advance;

       "CASH BRIDGE ADVANCES" means the principal amount of the advances made or to be made under the Cash Bridge Facility, as reduced from time to time by repayment or prepayment;

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       "CASH BRIDGE COMMITMENT" means:

       (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Cash Bridge Commitment" in schedule 1 and the amount of any other Cash Bridge Commitment transferred to it under this agreement; or

       (b) in relation to any other Lender, the amount of any Cash Bridge Commitment transferred to it under this agreement;

       to the extent not cancelled, reduced or transferred by it under this agreement;

       "CASH BRIDGE FACILITY" means the bridge facility made available by the Cash Bridge Lenders under clause 2.1(d) (Facilities);

       "CASH BRIDGE FINAL REPAYMENT DATE" means the earlier of:

       (a)    31 January 2003; and

       (b) as soon as reasonably practicable following the date for payment of cash in full for the Australian Disposal;

       "CASH BRIDGE LENDERS" means:

       (a) the persons identified in schedule 1 as participating in the Cash Bridge Facility;

       (b) each Transferee which has become a party to this agreement in relation to the Cash Bridge Facility in accordance with clause 27 (Changes to parties);

       in each case until its entire participation in the Cash Bridge Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Cash Bridge Facility have been paid in full;

       "CASH COLLATERAL ACCOUNT" means an account with the Security Agent (or any other Lender) opened in the name of an Obligor which is designated by the Parent and the Facility Agent for the purpose of receiving payments of cash collateral under clause 1.4 (Cash cover) and/or clause 12 (Prepayment and cancellation) and over which the Security Agent has a first priority security interest under the Security Documents;

       "CASHFLOW" means EBITDA for the Parent and its Subsidiaries and for Jersey Holdco and its Subsidiaries for the Relevant Period (or where Cashflow for the Securitisation Group is to be calculated, the Securitisation Relevant Period):

       (a) plus the amount of any decrease or minus the amount of any increase in Working Capital during that Relevant Period (or where Cashflow for the Securitisation Group is to be calculated, the Securitisation Relevant Period);

       (b) plus any Tax rebate received in cash, or minus any Tax paid in cash, during that Relevant Period (or where Cashflow for the Securitisation Group is to be calculated, the Securitisation Relevant Period);

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       (c)    minus all Capital Expenditure during that Relevant Period (or where Cashflow for the Securitisation Group is to be calculated, the Securitisation Relevant Period);

       (d) minus a straight line accrual in respect of the next scheduled repayment of principal under the terms of any Financial Indebtedness;

       (e) plus the equivalent of the amount which was deducted as a straight line accrual in respect of repayments of principal under the terms of any Financial Indebtedness for the purposes of calculating Cashflow for the immediately preceding Relevant Period (or in respect of Cashflow for the Securitisation Group, the immediately preceding Securitisation Relevant Period);

       (f) plus the amount of any dividends or other profit distributions (net of Tax) received in cash by the Parent or any of its Subsidiaries or Jersey Holdco or any of its Subsidiaries during the Relevant Period (or where Cashflow for the Securitisation Group is to be calculated, the Securitisation Relevant Period) from third party companies;

       (g) minus exceptional costs other than the amount of any loss against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading); and

       (h) plus exceptional income other than the amount of any gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading);

       "CERTAIN FUNDS PERIOD" means the period commencing on the date hereof and ending on the earliest of:

       (a)    the date which falls 6 months after the date of this Agreement;

       (b)    14 days after the Unconditional Date; or

       (c) the date on which either the Jersey Offer or the US Offer lapses or is withdrawn,

       or, if Jersey Bidco issues notices under Articles 117 and 118 of the Companies (Jersey) Law 1991 (as amended) before the earliest of such dates, such longer period as is necessary under such Articles to acquire the remaining shares in the Jersey Target pursuant to such Articles;

       "CERTIFICATE OF MERGER" means the Certificate of Merger filed with the Secretary of State of Delaware;

       "CLEAN UP PERIOD" means the period commencing on the Unconditional Date and ending four months later;

       "CODE" means The City Code on Takeovers and Mergers;

       "COMMITMENT" means, in relation to a Lender, its Term A Commitment, its Term B Commitment, its Term C Commitment, its Cash Bridge Commitment or its Revolving Commitment;

       "COMPLETION DATE" means the first Drawdown Date;

       "COMPLIANCE CERTIFICATE" means any compliance certificate provided in accordance with clause 20.10(e) (Compliance certificates);

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       "CONSTITUTIONAL DOCUMENTS" means the constitutional documents of the
       Parent and Jersey Holdco in the agreed form;

       "CONTINGENT LIABILITY" means:

       (a) the maximum actual and/or contingent liability of an Issuing Lender under a Bank Guarantee at any time; or

       (b) the maximum actual and/or contingent liability of a Lender in relation to a Bank Guarantee at any time under clause 7.4(b) (Indemnities);

       "CREDITOR ACCESSION DEED" has the meaning given to it in the Intercreditor Deed;

       "CRESTACARE LOAN NOTES" means the loan notes of FSHC Holdco issued pursuant to the Crestacare Loan Note Instrument;

       "CRESTACARE LOAN NOTE HOLDER" means each holder of Crestacare Loan Notes from time to time;

       "CRESTACARE LOAN NOTE INSTRUMENT" means the loan note instrument constituting (pound)77,661,349 guaranteed unsecured loan notes 2006 of FSHC Holdco dated 16 July 1999;

       "DEBENTURE" means a debenture in the agreed form granting fixed and floating charges over the assets and undertaking of the relevant company or companies in favour of the Security Agent;

       "DEED OF TERMINATION" means the deed of termination to be entered into by the shareholders of the Parent, including the Original Equity Investors, regarding the termination of the shareholders agreement relating to the share capital of the Parent in place immediately prior to the date of this agreement;

       "DEFAULT" means an Event of Default or a Potential Event of Default;

       "DISCLOSURE LETTER" means the disclosure letter in the agreed form from the US Target addressed to US Bidco which makes certain disclosures against the representations and warranties given by the US Target in the Merger Agreement;

       "DOLLARS" and "$" means the lawful currency of the United States of America;

       "DORMANT COMPANY" means a Group Company which has not traded or has ceased trading and which the Parent demonstrates to the Facility Agent's satisfaction does not own assets or have liabilities (excluding liabilities owed to another Group Company) in either case with an aggregate value greater than (pound)50,000 (or its Sterling Equivalent) or which are otherwise material to the running of the Group's business;

       "DRAWDOWN DATE" means the date for the making of a Drawing, as specified by the relevant Borrower in the relevant Drawdown Request;

       "DRAWDOWN REQUEST" means a notice requesting an Advance or the issue of a Bank Guarantee in the form set out in part 1 or 2 (as appropriate) of schedule 5;

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       "DRAWING" means a utilisation by a Borrower of a Facility (other than an
       Ancillary Facility) by way of the making of an Advance or the issue of a Bank Guarantee;

       "DRAWSTOP DEFAULT" means any Event of Default arising under any of the following provisions (but only so far as they affect or relate to the Existing Group, Jersey Holdco, Jersey Bidco together with (in the case of clauses 21.1(f), (g), (h)(i), (i), (j), (k), (l) and (m) only) the Target Groups, the Excluded Fife Group and the Isle of Man Group and together with (in the case of clauses 21.1(p) and (q) only) the Jersey Target Group, the Excluded Fife Group and the Isle of Man Group and provided that, for the purposes of this definition, where the relevant Event of Default refers to Material Subsidiaries, only paragraphs (b) and (c) of the definition of Material Subsidiaries will be relevant:

       (a) clause 21.1(b) (Breach of other obligations) by virtue of a breach of any of the undertakings in clause 20.3(c) (Negative pledge), clause 20.5 (Borrowings), clause 20.8 (Changes to Transaction Documents, etc.), paragraphs (d) and (e) of clause 20.11 (Jersey Offer undertakings) or paragraphs (a), (b), (c), and (d) of clause
              20.12 (US Offer Undertakings);

       (b) clause 21.1(c) (Misrepresentation) by virtue of a breach of any of the representations in clauses 19.2 (Incorporation) to 19.5 (No contravention), 19.19(a) (Newly incorporated companies) or 19.20 (Offer Documents);

       (c)    clause 21.1(e) (Invalidity and Unlawfulness);

       (d)    clause 21.1(f) (Insolvency);

       (e)    clause 21.1(g) (Receivership and Administration);

       (f)    clause 21.1(h)(i)(Compositions and Arrangements);

       (g)    clause 21.1(i) (Winding up);

       (h)    clause 21.1(j) (US Bankruptcy Proceedings);

       (i)    clause 21.1(k) (Attachment or process);

       (j)    clause 21.1(l) (Suspension of Payments);

       (k)    clause 21.1(m) (Similar Events elsewhere);

       (l)    clause 21.1(p) (Security Interests); and

       (m)    clause 21.1(q) (Cross Default);

       "EBITDA" means the consolidated profit of the Parent and its Subsidiaries and of Jersey Holdco and its Subsidiaries for the Relevant Period (or, where EBITDA for the Securitisation Group is to be calculated, the Securitisation Relevant Period):

       (a) before any deduction of corporation tax or other Taxes on income or gains;

       (b) before any deduction for FSHC Interest Payable, Target Interest Payable and Securitisation Interest Payable;

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       (c)    after deducting (to the extent otherwise included) FSHC Interest
              Receivable and Target Interest Receivable;

       (d)    excluding extraordinary items and exceptional items;

       (e) after deducting (to the extent otherwise included) the amount of profit (or adding back the amount of loss) of any of the Subsidiaries of the Parent and any of the Subsidiaries of Jersey Holdco) which is attributable to any third party (other than the Parent and any of its Subsidiaries or Jersey Holdco and any of its Subsidiaries) which is a shareholder in that Subsidiary of the Parent or Subsidiary of Jersey Holdco;

       (f) after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading) during that Relevant Period (or where EBITDA for the Securitisation Group is to be calculated, the Securitisation Relevant Period), to the extent included in arriving at EBITDA for that Relevant Period (or where EBITDA for the Securitisation Group is to be calculated, the Securitisation Relevant Period);

       (g) before deducting amortisation of any goodwill or any intangible assets; and

       (h)    before deducting any depreciation on fixed assets;

       "ELECTRA SUBORDINATION DEED" means the deed of subordination dated 31 October 1996 and made between (1) Electra Fleming Private Equity Partners, (2) The Governor and Company of the Bank of Scotland and (3) Principal Healthcare Finance Limited;

       "ELIGIBLE TRANSFEREE" means any bank, financial institution, person, trust, fund, vehicle or other entity which is engaged in making, purchasing or investing in loans and/or securities or which was established for the purpose of making, purchasing or investing in loans and/or securities and any other fund that invests in loans and is controlled by, managed or advised by the same investment adviser;

       "EMPLOYEE BENEFIT ARRANGEMENTS" means the benefit schemes or arrangements in respect of any employees or past employees operated by any Group Company or in which any Group Company participates and which provides benefits on retirement, ill-health or injury, death or voluntary withdrawal from or involuntary termination of employment, including termination indemnity payments, life assurance arrangements and post retirement medical benefit;

       "ENVIRONMENT" means all gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part of such resources, including within or without artificial or man-made buildings, structures or enclosures;

       "ENVIRONMENTAL APPROVAL" means any consent required under or in relation to Environmental Laws;

       "ENVIRONMENTAL LAWS" means all international, European Union, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or guidance notes or regulatory codes of practice, circulars and equivalent controls including judicial interpretation of any of the foregoing concerning the Environment or health and safety (including without limitation regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials) which are in existence now or in the future and are binding at any time on each Group Company in the relevant jurisdiction in which that Group Company has been or is operating (including by the export of its products or its waste to that jurisdiction);

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       "ENVIRONMENTAL REPORT" means the standard environmental review carried out by Groundsure Limited in the approved form in relation to certain of the Key Properties owned by the Target Groups;

       "EQUITY DOCUMENTS" means the Constitutional Documents, the FSHC Investment Agreement, the PHFL Investment Agreement, the Investor Loan
       Note Instruments, the Investor Loan Notes, the Deed of Termination, the Subordinated Guarantee, the Alchemy Undertaking and all other documents and agreements entered into in connection with any of those documents;

       "EQUITY INVESTORS" means the Original Equity Investors and any assignee or transferee of any interest in the FSHC Group or the PHFL Group under the FSHC Investment Agreement or the PHFL Investment Agreement or of any other rights under any Equity Document;

       "ERISA" means the U.S. Employee Retirement Income Security Act of 1974 (as amended) and any rule or regulation issued thereunder;

       "ERISA AFFILIATE" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with a Group Company within the meaning of Sections 414(b), (c) or (m) of the IR Code, or required to be aggregated with a Group Company under Section 414(o) of the IR Code, or is under "common control" with a Group Company, within the meaning of section 4001(a)(14) of ERISA;

       "ERISA EVENT" means (i) a "reportable event" within the meaning of
       Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required instalment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
       (iii) the provision by the administrator of any Pension Plan pursuant to
       Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by a Group Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which will constitute grounds under ERISA for the involuntary termination of, or the appointment of a trustee by the PBGC to administer, any Pension Plan; (vi) the imposition of liability on a Group Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of a Group Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning, of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by a Group Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganisation or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041 C or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against a Group Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Pension Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any

       Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to
       Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan;

       "EURIBOR" means in relation to any Advance or overdue amount:

       (a) the rate per annum equal to the offered quotation which appears on Telerate Screen page 248 (or any replacement page on that service) (the "TELERATE SCREEN RATE"), or

       (b) if no Telerate Screen Rate is available for the relevant period, the arithmetic mean (rounded upward to four decimal places) of the rates supplied to the Facility Agent at its request, quoted to the Reference Lenders by leading banks in the European interbank market, in both cases at or about 11.00 am (Central European Time) on the applicable Rate Fixing Day for the currency of the relevant Advance or overdue amount for a period comparable to its Interest Period.

       PROVIDED ALWAYS THAT if any of the Reference Lenders fails to supply any such offered rate to the Facility Agent upon request on the required date, "EURIBOR" for the relevant Interest Period (if determined pursuant to paragraph (b) above) shall be determined on the basis of the quotations of the remaining Reference Lenders save that if fewer than two Reference Lenders are able to provide a quotation the provisions of clause 10 (Market Disruption) shall apply;

       "EURO" and "(EURO SYMBOL)" means the single currency of Participating Member States of the European Union;

       "EVENT OF DEFAULT" means any event specified in clause 21.1 (List of events);

       "EXCESS CASHFLOW" means (a) Surplus Cashflow of each of the Excluded Groups for a Relevant Period (or, in the case of the Securitisation Group, for the Securitisation Relevant Period) to the extent it has been transferred to Obligors in accordance with clause 20.5(f) (Upstreaming) plus (b) Cashflow for the Relevant Period to the extent it is attributable to Group Companies less (c) Total Debt Service for that Relevant Period to the extent that Total Debt Service is attributable to Group Companies;

       "EXCLUDED COMPANIES" means each member of an Excluded Group;

       "EXCLUDED GROUPS" means:

       (a)    the Isle of Man Group;

       (b)    the Securitisation Group;

       (c) the Idun Group (but excluding those members of the Idun Group listed in part 2 of Schedule 9 other than Idun Health Care Limited (registered no. 3863850) for this purpose);

       (d)    the Australian Group; and

       (e)    the Excluded Fife Group;

       "EXCLUDED FIFE GROUP" means, until the Fife Loan Repayment, Fife Health Care Limited (registered no. SC145196) and its Subsidiaries, and thereafter Cotswold Spa Retirement Hotels Limited (registered no. 3047890), Acegold Limited (registered no. 3484784), Roseguard Limited (registered no. 4397089), Grandcross Limited (registered no. 3488922), Fife Developments Limited (registered no. SC110400), Fife Nursing Services Limited (registered no. SC125362) and Mericourt Limited (registered no. 3633551) and their Subsidiaries from time to time;

       "EXISTING GROUP" means the FSHC Group immediately prior to the acquisitions of the Target Groups;

       "EXISTING JOINT VENTURE DOCUMENTS" means each of the documents setting out the terms of the Existing Joint Ventures;

       "EXISTING JOINT VENTURES" means the following joint ventures in place at the date of this agreement:

       (a) the joint venture between the Jersey Target and Downing Healthcare Protected VCT plc by which the Jersey Target holds a 50 per cent. interest in Evedale Care Home Limited;

       (b) the joint venture between the Jersey Target and certain individuals by which the Jersey Target owns 47.4 per cent. of the issued share capital in The Focus Assessment and Rehabilitation Service Limited;

       (c) the joint venture between the US Target and Moran Travel Pty Ltd by which the US Target owns 19.9 per cent. of the issued share capital in Moran Health Care (UK) Limited;

       (d) the joint venture between US Target and certain individuals by which US Target holds an interest in Bedale Pharmacy Limited; and

       (e) the joint venture between the US Target and Dunedin Independent Limited by which the US Target holds an interest in Dunedin Lifecare Limited;

       "EXISTING LOANS AND SECURITY MEMORANDUM" means the memorandum prepared by the Parent in the agreed form setting out certain Financial Indebtedness, Security Interests, guarantees and loans of the Existing Group, the Excluded Fife Group, the Isle of Man Group and Target Groups;

       "FACILITIES" means the Term Facilities, the Cash Bridge Facility, the Revolving Facility and the Ancillary Facilities;

       "FEES LETTERS" means the Agency Fees Letter and the Arranger's Fees
       Letter;

       "FIFE GROUP" means Fife Health Care Limited, a company incorporated in Scotland with registered number SC145196, and its Subsidiaries from time to time;

       "FIFE LOAN" means the term loan of up to (pound)1,656,250 made pursuant to a loan agreement dated 16 July 1999 between (1) The Governor and Company of the Bank of Scotland as lender and (2) Four Seasons Health Care Plc (now known as Fife Health Care Limited) as borrower;

       "FIFE LOAN REPAYMENT" means the repayment in full of the Fife Loan;

       "FIFE OBLIGORS" means Fife Health Care Limited, a company incorporated in Scotland with registered number SC145196 and Fife Nursing Homes Limited, a company incorporated in Scotland with registered number SC079484;

       "FINANCE PARTIES" means the Arranger, each Agent, each Lender, each Ancillary Lender, each Issuing Lender and each Hedging Lender;

       "FINANCIAL ASSISTANCE RESOLUTIONS" means the board and shareholder resolutions in the agreed form relating to the financial assistance procedures to be undertaken by the Jersey Target and the Jersey Target Subsidiaries in accordance with this agreement subject to such amendments thereto as the Facility Agent may reasonably require in order that such documents may conform with accepted practice having regard to the circumstances prevailing at the time such resolutions are made;

       "FINANCIAL INDEBTEDNESS" means (without double counting) any indebtedness in relation to or arising under or in connection with:

       (a)    any money borrowed (including any overdraft);

       (b) any debenture, bond (other than a performance bond issued in the ordinary course of trading by one Group Company in relation to the obligations of another Group Company), note or loan stock or other similar instrument;

       (c)    any acceptance or documentary credit;

       (d) any receivable sold or discounted (otherwise than on a non-recourse basis);

       (e) the purchase price of any asset or service to the extent payable by a Group Company after the time of sale or delivery to a Group Company, where the deferred payment is:

              (i)    arranged as a method of raising finance; or

              (ii)   paid more than six months after the sale or delivery date;

       (f) the sale price of any asset or service to the extent paid before the time of sale or delivery by the Group Company liable to effect that sale or delivery, where the advance payment is arranged as a method of raising finance;

       (g) any finance lease, hire purchase, credit sale or conditional sale agreement;

       (h) for the purpose of clause 21.1(o) (Cross default) only, Hedging Instruments;

       (i) any amount payable by any Group Company in relation to the redemption of any share capital or other securities issued by it or any other Group Company, other than amounts payable to another Obligor;

       (j) any amount raised under any other transaction having the commercial effect of a borrowing or treated as borrowings under the Approved Accounting Principles; or

       (k) any guarantee of indebtedness of any person of a type referred to in paragraphs (a) to (j) (inclusive) above;

       "FINANCIAL PERIOD" means:

       (a) in respect of the PHFL Group and the Securitisation Group and Alliance Care (Trendlewood) Limited (registered no. 3650305), the period of 12 months ending on 31 August 2002 followed by the period of 16 months ending on 31 December 2003 and thereafter each period of 12 months ending on 31 December in each year;

       (b) in respect of the Idun Group, the period of 12 months ending on 31 August 2002 followed by the period of 12 months ending on 31 August 2003 followed by the period of 4 months ending on 31 December 2003 and thereafter each period of 12 months ending on 31 December in each year;

       (c) in respect of the US Target Group (excluding the Idun Group), the period of 12 months ending on 30 September 2002 followed by the period of 12 months ending on 30 September 2003 followed by the period of 3 months ending on 31 December 2003 and thereafter each period of 12 months ending on 31 December in each year; and

       (d) in respect of the Existing Group (excluding the Fife Obligors), the Isle of Man Group and the Fife Group, each period of 12 months ending on 31 December in each year,

       or such other period or periods as the Facility Agent may agree (acting reasonably);

       "FIRST SECURITISATION" means the securitisation of certain of the rental receivables of PHF Securities No.1 more particularly set out in the First Securitisation Offering Circular;

       "FIRST SECURITISATION GROUP" means PHF Reversions No.1, PHF Securities No. 1, PHF Investments and PHF Investments Holding;

       "FIRST SECURITISATION DOCUMENTS" means the documents referred to in the First Securitisation Offering Circular setting out the terms of the First Securitisation;

       "FIRST SECURITISATION OFFERING CIRCULAR" means the offering circular dated 12 December 1997 prepared by the PHF Securities No.1 which sets out the terms of the First Securitisation;

       "FIRST US MERGER" means the merger of US Bidco with and into US Target in accordance with the Merger Agreement, with US Target being the surviving corporation;

       "FORMALITIES CERTIFICATE" means a certificate in the agreed form or with such amendments thereto as the Facility Agent may reasonably require having regard to the circumstances affecting any particular Group Company;

       "FSHC EXISTING INVESTOR LOAN NOTES" means the loan notes of FSHC Investments issued pursuant to the FSHC Existing Investor Loan Note Instruments;

       "FSHC EXISTING INVESTOR LOAN NOTE INSTRUMENTS" means each of the following:

       (a) the loan note instrument constituting (pound)44,412,500 of discounted unsecured A loan notes 26 August 2005 of FSHC Investments dated 26 August 1999;

       (b) the loan note instrument constituting (pound)2,501,550 of discounted unsecured A loan notes 26 August 2005 of FSHC Investments dated 12 March 2001;

       (c) the loan note instrument constituting (pound)2,887,600 discounted unsecured loan notes 26 August 2005 of FSHC Investments dated 27 June 2001;

       (d) the loan note instrument constituting (pound)4,000,000 of discounted unsecured B loan notes 26 August 2005 of FSHC Investments dated 26 August 1999; and

       (e) the loan note instrument constituting (pound)403,762.11 of fixed rate unsecured C loan notes 2005 of FSHC Investments dated 21 August 2000;

       "FSHC GROUP" means the Parent and its Subsidiaries from time to time excluding:

       (a)    the Isle of Man Group;

       (b)    the Australian Group;

       (c) the Idun Group (but excluding those members of the Idun Group listed in part 2 of Schedule 9 other than Idun Health Care Limited (registered no. 3863850) for this purpose); and

       (d)    the Excluded Fife Group;

       "FSHC GROUP COMPANY" means a member of the FSHC Group;

       "FSHC INTEREST PAYABLE" has the meaning given to it in clause 20.15 (Financial definitions);

       "FSHC INTEREST RECEIVABLE" has the meaning given to it in clause 20.15 (Financial definitions);

       "FSHC INVESTMENTS" means Four Seasons Healthcare Investments Limited, a company incorporated in England and Wales with Company No 3782943;

       "FSHC INVESTMENT AGREEMENT" means the shareholders' agreement in the agreed form dated on or before the date of this agreement between, amongst others, the Parent and the Original Equity Investors providing, amongst other things, for the Original Equity Investors to make a further investment in, amongst others, the Parent;

       "FSHC NEW INVESTOR LOAN NOTE INSTRUMENT" means the loan note instrument in the agreed form constituting the FSHC New Investor Loan Notes;

       "FSHC NEW INVESTOR LOAN NOTES" means the (pound)43,120,000 discounted subordinated unsecured guaranteed A3 loan notes of FSHC Investments to be issued pursuant to the FSHC New Investor Loan Note Instrument;

       "FSHC QUARTERLY ACCOUNTS" means the quarterly consolidated management accounts of the Parent and its Subsidiaries delivered or to be delivered to the Facility Agent under clause 20.10(c)(ii) (Financial Statements);

       "GROUP" means the FSHC Group and the PHFL Group;

       "GROUP COMPANY" means a member of the Group;

       "GUARANTORS" means the Group Companies listed in schedule 3 and each other Group Company which becomes a guarantor under this agreement in accordance with clause 18.3 (Additional Guarantors) or clause 20.11(g) (Provision of Target security) or clause 20.12(f) (US Target Group Guarantees and Security);

       "HAZARDOUS MATERIALS" means any substance: (i) which is or becomes defined as a "hazardous waste", "hazardous substance", "radioactive waste", "biohazardous waste", "infectious waste", "toxic substance", pollutant or contaminant (or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the Environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or words of similar import under any applicable Environmental Law)) under any US federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the US Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the US Resource Conversation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (2) without limitation, which is or contains petroleum and petroleum products (including crude oil or any fraction thereof); drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; any flammable substances or explosives; any radioactive materials; pesticides; polychlorinated biphenyls; asbestos; urea formaldehyde foam insulation; radon gas, infectious materials; or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of any persons or to the indoor or outdoor Environment;

       "HEDGING AGREEMENTS" means any instrument and/or agreement entered into by a Group Company with the Hedging Lenders in accordance with clause 20.5(d) (Hedging) for the purpose of managing or hedging currency and/or interest rate risk in relation to the Facilities;

       "HEDGING INSTRUMENT" means any forward rate agreement, option, swap, cap, floor, any combination or hybrid of the foregoing and any other financial derivative agreement;

       "HEDGING LENDER" means a Lender (or an Affiliate of a Lender) in its capacity as provider of currency and/or interest rate hedging under any Hedging Agreement;

       "HOLDING COMPANY" means a holding company as defined in section 736 of the Companies Act 1985 but excluding any of the Original Equity Investors;

       "HUNTERCOMBE ROEHAMPTON DEVELOPMENT" means the development of land and buildings at Huntercombe Roehampton, Holybourne Avenue, London SW15 4JL;

       "HUNTERCOMBE STAFFORDSHIRE DEVELOPMENT" means the development of land and buildings at Huntercombe Staffordshire, Ivetsey Bank, Wheaton Aston, Stafford ST19 9QT;

       "IDUN GROUP" means Idun Health Care Limited, a company incorporated in England and Wales with registered number 3863850 and each of its Subsidiaries from time to time;

       "IDUN SECURITY COMPANIES" means those members of the Idun Group, other than Idun Heath Care Limited (registered no. 3863850), which have entered into a Security Document;

       "INFORMATION PACK" means the document prepared by the Parent comprising:

       (a) diagrams of the Existing Group, the Excluded Fife Group, the Isle of Man Group, the Jersey Target Group and the US Target Group as at the date of this agreement and as they are anticipated to be immediately after the Unconditional Date;

       (b) corporate details and the most recent audited consolidated balance sheets of the Target Groups;

       (c) details of all banking facilities to which each member of the FSHC Group and the PHFL Group is a party, all bank accounts maintained by it and all guarantees and security interests granted by it together with details of the anticipated movements of funds in repayment of existing facilities of the Existing Group and Target Groups which will take place on, or within 10 Business Days after the Unconditional Date;

       (d) details of the Financial Indebtedness of each member of the Existing Group, the Excluded Fife Group, the Isle of Man Group and the Target Groups;

       (e) details of the anticipated sources of funds for the purposes of the Jersey Offer and the US Offer;

       (f) details of a schedule of fees incurred or estimated to be incurred in connection with the Offers; and

       (g)    details of the Properties as at the date of this agreement;

       "INITIAL US PURCHASE DATE" means the date (which shall be a Business Day) of the initial purchase of US Target Shares pursuant to the US Offer, which shall be the date on which not less than the Minimum Number of US Target Shares are accepted for payment by US Bidco pursuant thereto;

       "INSURANCE BROKERS' LETTERS" means the letters in the approved form from SBJ Stephensons Limited and AON in relation to the insurances maintained by the Group;

       "INTEGRATION PLAN" means the integration plan prepared by the Parent in the agreed form detailing the proposed business integration of the Group following the Unconditional Date;

       "INTELLECTUAL PROPERTY" means the Intellectual Property Rights owned or used by Group Companies throughout the world or the interests of any Group Company in any of those Intellectual Property Rights, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any Group Company relating to the use or exploitation of any of those Intellectual Property Rights;

       "INTELLECTUAL PROPERTY RIGHTS" means all patents and patent applications, trade and service marks and trade and/or service mark applications (and all goodwill associated with any such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights;

       "INTERCREDITOR DEED" means the intercreditor deed dated on or about the date of this agreement and entered into between, amongst others, each of the parties to the Senior Finance Documents and each of the Original Equity Investors;

       "INTEREST PERIOD" means a period by reference to which interest is calculated and payable on an Advance or overdue amount;

       "INTERNAL REVENUE CODE" or "IR CODE" means the US Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, including the regulations promulgated thereunder;

       "INVESTOR LOAN NOTE INSTRUMENTS" means the FSHC Existing Investor Loan
       Note Instruments, the FSHC New Investor Loan Note Instrument and the Alchemy Undertaking Investor Loan Note Instrument;

       "INVESTOR LOAN NOTES" means the FSHC Existing Investor Loan Notes, the FSHC New Investor Loan Notes and the Alchemy Undertaking Investor Loan Notes;

       "ISLE OF MAN LOAN AGREEMENTS" means the loan agreements entered into by the Isle of Man Group which are set out in the Information Pack;

       "ISLE OF MAN GROUP" means the Four Seasons Group Limited, an Isle of Man company with registered number 1637 and its Subsidiaries;

       "ISSUING LENDER" means any Lender in its capacity as issuer of a Bank Guarantee;

       "JERSEY APPROVAL" means the approval from the Jersey Financial Services Commission of the acquisition of the Jersey Target Shares pursuant to the Jersey Offer;

       "JERSEY BIDCO" means Principal Healthcare Finance Investments (Guernsey) Limited, a company incorporated in Guernsey with registered number 39730;

       "JERSEY CODE OFFER" means the offer proposed to be made by Jersey Bidco in accordance with the Code on the terms set out in the Jersey Code Offer Document to acquire the whole of the ordinary share capital and warrants of the Jersey Target not already owned by Jersey Bidco or US Target as such offer may from time to time be amended, increased, revised or waived, as permitted in accordance with the terms of this agreement;

       "JERSEY CODE OFFER DOCUMENT" means the document (substantially in the agreed terms subject to such amendments as the Facility Agent shall approve in writing) to be sent to shareholders of the Jersey Target containing the formal Jersey Code Offer;

       "JERSEY HOLDCO" means Principal Healthcare Finance Holdings (Guernsey) Limited, a company registered in Guernsey with registered number 39653;

       "JERSEY NON-CODE OFFER" means the offer proposed to be made by Jersey Bidco under terms set out in the Jersey Non-Code Offer Document to acquire the whole of the ordinary share capital and warrants of the Jersey Target not already owned by Jersey Bidco or US Target as such offer may from time to time be amended, increased, revised or waived, as permitted in accordance with the terms of this Agreement;

       "JERSEY NON-CODE OFFER DOCUMENT" means the document (substantially in the agreed terms subject to such amendments as the Facility Agent shall approve in writing) to be sent to the shareholders of the Jersey Target containing the formal Jersey Non-Code Offer;

       "JERSEY OFFER" means the Jersey Code Offer or the Jersey Non-Code Offer as the case may be;

       "JERSEY TARGET" means Principal Healthcare Finance Limited a company incorporated in Jersey with registered number 62304;

       "JERSEY TARGET GROUP" means the Jersey Target and all its Subsidiaries;

       "JERSEY TARGET SHARES" means the shares in the Jersey Target;

       "JERSEY TARGET SUBSIDIARIES" means each of the companies listed in part 2 of schedule 9 which are incorporated in Jersey;

       "KEY EXECUTIVE" means Hamilton Anstead;

       "KEY EXECUTIVE POLICY" means the insurance policy effected or to be effected by the Parent in relation to the life of the Key Executive, for cover for (pound)1,000,000 for death and disability for a term of 3 years, in accordance with clause 20.6(a)(ii) (Insurance);

       "KEY PROPERTIES" means the Properties listed in part 3 of Schedule 9;

       "KPMG SECURITISATION PAPER" means the paper prepared by KPMG in a form agreed with the Facility Agent dated on or about the date of this agreement setting out certain arrangements which exist between Securitisation Group Companies and PHFL Group Companies;

       "KPMG STRUCTURE PAPER" means the structure paper prepared by KPMG in a form agreed with the Facility Agent dated on or about the date of this agreement;

       "LEAD EQUITY INVESTORS" means limited partnerships managed by Alchemy Partners (Guernsey) Limited (and the nominee company of those limited partnerships, being currently Alchemy Partners Nominees Limited);

       "LEGAL REPORT" means the legal report (including a report on pensions) in the approved form prepared by Macfarlanes, White & Case, Phillips Fox and Minter Ellison in relation to the Target Groups;

       "LENDERS" means the Term A Lenders, the Term B Lenders, the Term C Lenders, the Cash Bridge Lenders and the Revolving Lenders;

       "LENDING OFFICE" means the office through which a Lender is acting for the purposes of this agreement, which, subject to clause 3.2 (Lending Office), will be the office set opposite the name of that Lender in schedule 1 (or in any relevant Transfer Certificate);

       "LIBOR" means in relation to any Advance or overdue amount

       (a) the rate per annum equal to the offered quotation which appears on Telerate Screen page 3750 or (as appropriate) 3740 (or any replacement pages on that service) (the "SCREEN RATE"); or

       (b) if no Screen Rate is available for the relevant currency and period, the arithmetic mean (rounded upward to four decimal places) of the rates supplied to the Facility Agent at its request, quoted to the Reference Lenders by leading banks in the London interbank market, in both cases at or about 11.00 am (London time) on the applicable Rate Fixing Day for the currency of the relevant Advance or overdue amount for a period comparable to its Interest Period.

       PROVIDED ALWAYS THAT if any of the Reference Lenders fails to supply any such offered rate to the Facility Agent upon request on the required date "LIBOR" for the relevant Interest Period (if determined pursuant to paragraph (b) above) shall be determined on the basis of the quotations of the remaining Reference Lenders save that if fewer than two Reference Lenders are able to provide a quotation the provisions of clause 10 (Market Disruption) shall apply;

       "MAJORITY LENDERS" means, at any time:

       (a) Lenders whose aggregate Commitments at that time aggregate more than 66 per cent. of the Total Commitments at that time; or

       (b) if the Total Commitments have at that time been reduced to zero, Lenders whose Commitments aggregated more than 66 per cent. of the Total Commitments immediately before the relevant reduction;

       "MANAGEMENT ACCOUNTING PERIOD" means each period of four or five weeks adopted by the Parent for the purpose of its management accounts and by Jersey Holdco for the purpose of its management accounts;

       "MANDATORY COST" means the percentage rate per annum calculated by the Facility Agent in accordance with schedule 8 (Mandatory Cost Formulae);

       "MARGIN" means:

       (a) in relation to the Term A Facility, 2.25 per cent. per annum, subject to clause 8.6 (Margin adjustment);

       (b)    in relation to the Term B Facility, 2.75 per cent. per annum;

       (c)    in relation to the Term C Facility, 5.00 per cent. per annum;

       (d)    in relation to the Cash Bridge Facility, 1.75 per cent. per annum;
              and

       (e) in relation to the Revolving Facility, 2.25 per cent. per annum, subject to clause 8.6 (Margin adjustment);

       "MATERIAL ADVERSE EFFECT" means any effect, event or matter:

       (a)    which is materially adverse to:

              (i) the assets or financial condition of the Group (taken as a whole);

              (ii) the ability of the Obligors to perform their payment obligations under any Senior Finance Document or their obligations under clause 20.14 (Financial covenants) of this agreement; or

       (b) which results in any Security Document not providing to the Security Agent security over the assets expressed to be secured under that Security Document;

       "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

       "MATERIAL EXCLUDED COMPANY" means:

       (a) an Excluded Company the gross assets, gross revenues or EBITDA of which (consolidated where that Excluded Company itself has Subsidiaries) as at the date at which its latest audited consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent or more of the consolidated gross assets, gross revenues or EBITDA of all the Excluded Companies (all as calculated by reference to the latest audited consolidated financial statements of the Excluded Companies); or

       (b) an Excluded Company to which has been transferred (whether in a single transaction or a series of transactions (whether related or not) the whole or substantially the whole of the assets of a Group Company which immediately prior to such transactions was a Material Subsidiary or of an Excluded Company which immediately prior to such transactions was a Material Excluded Company.

              For the purposes of this definition:

              (i) if an Excluded Company becomes a Material Excluded Company under paragraph (b) above, then the Material Excluded Company or Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material Subsidiary or Material Excluded Company, as the case may be; and

              (ii) if an Excluded Company is acquired by the Parent or by Jersey Holdco or any Group Company or other Excluded Company after the end of the financial period to which the latest audited consolidated financial statements of the Excluded Companies relate, those financial statements shall be adjusted as if that Excluded Company had been shown in them by reference to its then latest audited financial statements (consolidated if appropriate) until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared;

       "MATERIAL INTELLECTUAL PROPERTY" means any Intellectual Property which is material to the business of any Group Company or to the business of the Group as a whole from time to time;

       "MATERIAL SUBSIDIARY" means:

       (a)    any Obligor; or

       (b) a Group Company the gross assets, gross revenues or EBITDA of which (consolidated where that Group Company itself has Subsidiaries) as at the date at which its latest audited consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent or more of the consolidated gross assets, gross revenues or EBITDA of the Group (all as calculated by reference to the latest audited consolidated financial statements of the Group); or

       (c) a Group Company to which has been transferred (whether in a single transaction or a series of transactions (whether related or not) the whole or substantially the whole of the assets of a Group Company which immediately prior to such transactions was a Material Subsidiary.

              For the purposes of this definition:

              (i) if a Group Company becomes a Material Subsidiary under paragraph (c) above, then the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph
                     (a) above, cease to be a Material Subsidiary; and

              (ii) if a Group Company is acquired by the Parent or by Jersey Holdco or any Group Company after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Group Company had been shown in them by reference to its then latest audited financial statements (consolidated if appropriate) until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared;

       "MATURITY DATE" means the last day of the Interest Period for a Revolving Advance;

       "MERGER AGREEMENT" means the Agreement and Plan of Merger between the Parent, US Bidco and US Target in the agreed form, as such agreement may be amended from time to time to the extent permitted under Clause 20.8 (Transaction Document undertakings);

       "MINIMUM NUMBER OF US TARGET SHARES" means that number of validly tendered US Target Shares accepted for payment by US Bidco pursuant to the US Offer such that US Bidco shall own not less than a majority of each outstanding class of US Target Shares, determined on the date of purchase on a fully diluted basis, after giving effect to the exercise of any warrants, rights, options or conversion privileges or similar rights;

       "MONTHLY ACCOUNTS" means the monthly consolidated management accounts of the Parent and the monthly consolidated management accounts of Jersey Holdco delivered or to be delivered to the Facility Agent under clause 20.10(c)(iii) (FSHL Financial Statements) and clause 20.10(d)(iii) (PHFL Financial Statements);

       "MULTIEMPLOYER PLAN" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA;

       "NATIONAL CURRENCY UNIT" has the meaning given to it in council Regulation EC No. 1103/97 of 17 June, 1997 made under Article 235 of the Treaty on European Union;

       "NET PROCEEDS" means the aggregate consideration received by any Group Company in relation to the disposal or of all or any part of the assets of any Group Company (including the amount of any inter-company debt of any Group Company disposed of which is repaid in connection with that disposal), but after deducting all Taxes and other reasonable costs and expenses incurred by continuing Group Companies in connection with that disposal;

       "OBLIGORS" means the Parent, each Borrower and each Guarantor (other than Idun Health Care Limited and Four Seasons Group Limited);

       "OFFER COSTS" means all costs, fees and expenses (and Taxes thereon) and all stamp, documentary, registration or similar taxes and duties payable by or incurred by or on behalf of the Parent, FSHC Holdco, FSHC Investments, Jersey Bidco and US Bidco and/or any member of the Target Groups in connection with the Offers including, without limitation, the preparation, negotiation and entry into of the necessary financing documents and all other documentation in relation to the Offers including those incurred in connection with the exercise of a Group Company's rights under Articles 117 and 118 of the Companies (Jersey) Law 1991(as amended);

       "OFFER DOCUMENTS" means the US Offer Document and either the Jersey Code Offer Document if the Jersey Code Offer has been made or the Jersey Non Code Offer Document if the Jersey Non Code offer has been made;

       "OFFERS" means the Jersey Offer and the US Offer;

       "OFFER TO PURCHASE" means US Bidco's Offer to Purchase the issued and outstanding US Target Shares made pursuant to the Merger Agreement;

       "OHI" means Omega Healthcare Investors, Inc., a corporation organised under the laws of Maryland;

       "OPERATING BUDGET" means a budget, in such form and content as the Facility Agent shall reasonably require, comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected Capital Expenditure) for each of the PHFL Group, the Securitisation Group, Alliance Care (Trendlewood) Limited, the Idun Group, the US Target Group, the Existing Group, the Isle of Man Group and the Excluded Fife Group for each relevant Financial Period, delivered under clause 20.10 (Information and accounting undertakings);

       "OPTION AGREEMENT" means the Share Option Agreement amongst Parent and US Target in the agreed form, as such agreement may be amended from time to time to the extent permitted under clause 20.8 (Transaction Document Undertakings);

       "OPTIONAL CURRENCIES" means Euros, Dollars and any other currency which the Facility Agent has confirmed to the Parent is freely available in the London foreign exchange market;

       "ORIGINAL AUDITED ACCOUNTS" means:

       (a) the audited consolidated annual accounts of the US Target Group for the financial year ending 30 September 2001;

       (b) the audited consolidated annual accounts of the Jersey Target Group for the financial year ending 31 August 2001; and

       (c) the audited consolidated annual accounts of the Parent for the financial year ending 31 December 2000;

       "ORIGINAL EQUITY INVESTORS" means the Lead Equity Investors and the Key Executive;

       "ORIGINAL MANAGEMENT ACCOUNTS" means:

       (a) the unaudited consolidated accounts of the US Target Group for the Accounting Quarter ending 31 March 2002;

       (b) the unaudited accounts of the Jersey Target Group for the Accounting Quarter ending 28 February 2002; and

       (c) the unaudited consolidated accounts of the Parent for the Management Accounting Period ending 31 March 2002;

       "ORIGINAL STERLING AMOUNT" means:

       (a)    in the case of a Drawing in Sterling, the amount of that Drawing;
              or

       (b) in the case of a Drawing in an Optional Currency, the Sterling Equivalent of that Drawing calculated two Business Days before its Drawdown Date;

       "PANEL" means The Panel on Takeovers and Mergers;

       "PARENT COMPANY" has the meaning given to it in Section 258(1) of the Companies Act 1985;

       "PARTICIPATING MEMBER STATES" has the meaning given to it in council Regulation EC No. 1103/97 of 17 June, 1997 made under Article 235 of the Treaty on European Union;

       "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto;

       "PENSION PLAN" means any Employee Benefit Arrangement, other than a Multiemployer Plan, which is subject to (i) Section 412 of the US Internal Revenue Code, or (ii) Section 302 of ERISA;

       "PHF INVESTMENTS" means PHF Investments Limited, a company incorporated in Jersey with registered number 69769;

       "PHF INVESTMENTS HOLDING" means PHF Investments Holding Limited, a company incorporated in Jersey with registered number 69768;

       "PHF INVESTMENTS HOLDING NO. 2" means PHF Investments Holding No. 2 Limited, a company incorporated in Jersey with registered number 73701;

       "PHF PROPERTY" means PHF Property Leasing Limited, a company incorporated in Jersey with registered number 70684;

       "PHF REVERSIONS NO. 1" means PHF Reversions No. 1 Limited, a company incorporated in Jersey with registered number 70264;

       "PHF REVERSIONS NO. 2 " means PHF Reversions No. 2 Limited, a company incorporated in Jersey with registered number 70613;

       "PHF REVERSIONS NO. 3" means PHF Reversions No. 3 Limited, a company incorporated in Jersey with registered number 72831;

       "PHF SECURITIES NO. 1" means PHF Securities No. 1 Limited, a company incorporated in Jersey with registered number 69767;

       "PHF SECURITIES NO. 2" means PHF Securities No. 2 Limited, a company incorporated in Jersey with registered number 70526;

       "PHF SECURITIES NO. 3" means PHF Securities No. 3 Limited, a company incorporated in Jersey with registered number 72851;

       "PHFL GROUP" means Jersey Holdco and its Subsidiaries from time to time excluding the Securitisation Group and Alliance Care (Trendlewood) Limited (registered no. 3650305);

       "PHFL GROUP COMPANY" means a member of the PHFL Group;

       "PHFL INVESTMENT AGREEMENT" means the shareholders' agreement in the agreed form dated on or before the date of this agreement between, amongst others, the Original Equity Investors providing, amongst other things, for the subscription of shares in Jersey Holdco;

       "PHFL QUARTERLY ACCOUNTS" means the quarterly consolidated management accounts of Jersey Holdco and its Subsidiaries delivered or to be delivered to the Facility Agent under clause 20.10(d)(ii) (Financial Statements);

       "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IR Code maintained by or contributed to by any Group Company or any ERISA Affiliate;

       "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice, the lapse of time, the making of any determination or the fulfilment of any other condition (in each case as specified in clause 21.1) will, or could reasonably be expected to, constitute an Event of Default;

       "PROPERTIES" means all freehold and leasehold property from time to time owned by a Group Company or in which a Group Company is otherwise interested;

       "PROPERTY VALUATION" means the property valuation in the approved form prepared by Taylors Business Surveyors and Valuers Limited in relation to the Target Groups;

       "PUK 1" means Principal Healthcare Finance (UK) No. 1 Limited, a company registered in England and Wales with registered number 3450597;

       "PUK 2" means Principal Healthcare Finance (UK) No. 2 Limited, a company registered in England and Wales with registered number 3450567;

       "QUALIFYING LENDER" means:

       (a) in the case of a Lender which has its Lending Office in the United Kingdom, a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 which, for the purposes of section 349 of that Act, is within the charge to United Kingdom corporation tax as regards any interest payable or paid to it under the Senior Finance Documents and is beneficially entitled to any such interest;

       (b) in the case of a Lender which has its Lending Office outside the United Kingdom, an Eligible Transferee to which payments under the Senior Finance Documents may be made without deduction or withholding for or on account of Taxes by reason of an applicable taxation treaty between the United Kingdom and the country in which that Lender is, or is treated as, resident or carrying on business; or

       (c) a person beneficially entitled to the income in respect of which a payment of interest by any Obligor (being a body corporate) is made under the Senior Finance Documents and which satisfies either of the conditions in section 349B of the Income and Corporation Taxes Act 1988;

       "QUARTERLY ACCOUNTS" means the FSHC Quarterly Accounts and the PHFL Quarterly Accounts;

       "RATE FIXING DAY" means the day which market practice in the applicable interbank market treats as the rate fixing day for obtaining deposits in the currency in question;

       "RBS GROUP" means Linecrest Limited (registered no. 3629650), Four Seasons Homes No.3 Limited (registered no. 3973973), Four Seasons Homes No.5 Limited (registered no. 4198505), Springfield House (Oaken) Limited (registered no. 1759149), Four Seasons Health Care Properties Limited

       (registered no. 40100), Regency House Limited (registered no. 2135982) and each of their Subsidiaries from time to time;

       "REFERENCE BANKS" means, in relation to EURIBOR, LIBOR and Mandatory Cost the principal London offices of Barclays Bank PLC and/or such other banks as may be appointed by the Facility Agent in consultation with the Parent;

       "RELEVANT PERIOD" means, in respect of the Group and each of the Excluded Groups, other than the Securitisation Group, the two most recently preceding Accounting Quarters (or, in the case of the Accounting Quarter during which the Unconditional Date falls, the period from the Unconditional Date until the end of such Accounting Quarter);

       "REPAYMENT DATES" means each date on which an instalment is due for repayment under clause 11.1 (Term Advances), the Term A Final Repayment Date, the Term B Final Repayment Date, the Term C Final Repayment Date, the Cash Bridge Final Repayment Date and the Revolving Facility Repayment Date;

       "REPORTABLE EVENT" means:

       (a) a reportable event as defined in Section 4043(c) of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of
              Section 412 of the IR Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA; or

       (b) the withdrawal of a Group Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA;

       (c) the filing (or reasonable expectation of a filing) of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA;

       (d)    the institution of proceedings to terminate a Plan by the PBGC;

       (e)    any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee by the PBGC to administer, any Plan; or

       (f) a Group Company establishes or amends any Welfare Plan that provides post-employment welfare benefits in a manner that would materially increase the liability of a Group Company;

       "REPORTS" means the Accountants' Report, the Legal Report, the Insurance Brokers' Letters, the Property Valuation and the Environmental Report;

       "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and damages may be regarded as an adequate remedy, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time-barring of claims under the Limitation Acts (and similar legislation), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, the fact that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court, that a court may not give effect to the provisions of clause 30.3 (Invalidity of any Provision) (or any similar provision in another Senior Finance Document) and that interest at a default rate on overdue amounts may be a penalty and not recoverable;

       "REVOLVING ADVANCE" means the principal amount of each advance made or to be made under the Revolving Facility, as reduced from time to time by repayment or prepayment;

       "REVOLVING COMMITMENT" means:

       (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Revolving Commitment" in schedule 1 and the amount of any other Revolving Commitment transferred to it under this agreement; or

       (b) in relation to any other Lender, the amount of any Revolving Commitment transferred to it under this agreement,

       to the extent not cancelled, reduced or transferred by it under this agreement;

       "REVOLVING FACILITY" means the revolving credit facility made available by the Revolving Lenders under clause 2.1(e) (Facilities);

       "REVOLVING FACILITY REPAYMENT DATE" means the earlier of:

       (a)    31 July 2009; and

       (b) the repayment, prepayment and/or cancellation in full of the Term A Facility and the Term B Facility;

       "REVOLVING LENDERS" means:

       (a) the persons identified in schedule 1 as participating in the Revolving Facility; and

       (b) each Transferee which has become a party to this agreement in relation to the Revolving Facility in accordance with clause 27 (Changes to parties),

       in each case until its entire participation in the Revolving Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Revolving Facility have been paid in full;

       "SALE AND PURCHASE AGREEMENT" means the agreement in the agreed form between the US Target and Jersey Bidco under which US Target agrees to sell the Jersey Target Shares which it holds to Jersey Bidco;

       "SECOND SECURITISATION" means the securitisation of certain receivables of Tiara Securities Issuer BV more particularly set out in the Second Securitisation Offering Circular;

       "SECOND SECURITISATION GROUP" means PHF Securities No.2, PUK 1, PUK 2, PHF Property, PHF Reversions No.2 and PHF Investments Holding No. 2;

       "SECOND SECURITISATION DOCUMENTS" means the documents referred to in the Second Securitisation Offering Circular setting out the terms of the Second Securitisation;

       "SECOND SECURITISATION OFFERING CIRCULAR" means the offering circular dated 23 March 1999 prepared by Tiara Securities Issuer BV which sets out the terms of the Second Securitisation;

       "SECOND US MERGER" means the merger of US Target with and into US LLC with US LLC being the surviving corporation in such merger;

       "SECURITISATION DOCUMENTS" means the First Securitisation Documents and the Second Securitisation Documents;

       "SECURITISATION GROUP" means the First Securitisation Group and the Second Securitisation Group;

       "SECURITISATION INTEREST PAYABLE" has the meaning given to it in clause
       20.15 (Financial definitions);

       "SECURITISATION RELEVANT PERIOD" means, in respect of the Securitisation
       Group:

       (a) commencing with the Accounting Quarter ending 30 September 2003, where the most recent Accounting Quarter has ended 30 September, the immediately preceding six month period ending on 31 July; or

       (b) where the most recent Accounting Quarter has ended 31 March 2003, the period from the Unconditional Date to 31 January 2003, and thereafter, where the most recent Accounting Quarter has ended 31 March, the immediately preceding six month period ending on 31 January;

       "SECURITISATIONS" means the First Securitisation and the Second Securitisation;

       "SECURITY DOCUMENTS" means each of the security documents specified in schedule 9 and all other documents creating, evidencing or granting a Security Interest in favour of any Finance Party in relation to the obligations of any Obligor under any Senior Finance Document;

       "SECURITY INTEREST" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title, any other security interest or any other agreement or arrangement (including a sale and repurchase arrangement) having the commercial effect of conferring security;

       "SENIOR FINANCE DOCUMENTS" means this agreement, each Security Document, the Intercreditor Deed, each Hedging Agreement, each Ancillary Document, each Accession Document, each Transfer Certificate, the Fees Letters and any other document designated as a Senior Finance Document by the Parent and the Facility Agent;

       "SERVICE CONTRACT" means the contract of employment dated 6 July 1999 and made between the Parent and the Key Executive;

       "SHAWCROSS EXTENSION" means the development of land and buildings at Shawcross Care Home, Bolton Road, Ashton in Makerfield, Wigan WN4 8TU;

       "SPOT RATE" means the spot rate of exchange of the Facility Agent (as determined by the Facility Agent) for the purchase of the appropriate amount of a currency with Sterling in the London foreign exchange market in the ordinary course of business at or about 10.00 am on the day in question for delivery two Business Days later;

       "STANDSTILL AGREEMENTS" means the agreements in the agreed form dated on or before the date of this agreement with regard to the standstill of the Standstill Loans save that there shall be no Standstill Agreement in respect of the Standstill Loan referred to in paragraph (c) of that definition;

       "STANDSTILL LOANS" means each of:

       (a) the (pound)150,000,000 revolving warehouse facility between, amongst others PHF Funding Limited and Merrill Lynch Capital Services, Inc made pursuant to an agreement dated 6 October 1997;

       (b) the (pound)30,000,000 facility between the Jersey Target and The Governor and Company of the Bank of Scotland made pursuant to an agreement dated 25 August 1995;

       (c) the (pound)5,000,000 loan to the Jersey Target which comprises part of the (pound)20,000,000 loan from OHI to the Jersey Target made pursuant to an agreement dated 21 July 1995 the benefit of which has been transferred from OHI to Electra Fleming Private Equity Partners 1995 (formerly known as Electra Fleming Private Equity Partners);

       (d) the (pound)15,000,000 loan to the Jersey Target which comprises part of the (pound)20,000,000 loan from OHI to the Jersey Target made pursuant to an agreement dated 21 July 1995 the benefit of which has been transferred from OHI to the US Target; and

       (e) the (pound)7,000,000 loan from the US Target to the Jersey Target made pursuant to an agreement dated 23 April 2001;

       "STERLING" or "(POUND)" means the lawful currency of the United Kingdom;

       "STERLING EQUIVALENT" means, in relation to an amount denominated in a currency other than Sterling, the amount of that currency converted into Sterling at the Spot Rate;

       "STOCK PURCHASE AGREEMENT" means the stock purchase agreement amongst, the Parent, US Bidco and OHI in the agreed form, as such agreement may be amended from time to time to the extent permitted under clause 20.8 (Transaction Document Undertakings);

       "SUBORDINATED GUARANTEE" means the subordinated guarantee in the agreed form to be provided by Jersey Holdco, Jersey Bidco and Jersey Target in favour of Alchemy Partners (Guernsey) Limited relating to the Investor Loan Notes;

       "SUBSIDIARY" means a subsidiary and (for the purposes of the financial information to be delivered, and the financial covenants to be complied with, under this agreement) a subsidiary undertaking as defined in sections 736 and 258 of the Companies Act 1985 respectively;

       "SURPLUS CASHFLOW" means in respect of each Excluded Group (a) Cashflow for the Relevant Period (or in the case of the Securitisation Group, the Securitisation Relevant Period) to the extent attributable to that Excluded Group less (b) Total Debt Service for the Relevant Period (or in the case of the

       Securitisation Group, the Securitisation Relevant Period) to the extent attributable to that Excluded Group;

       "SYNDICATION DATE" means the earlier of:

       (a) the date the Facility Agent notifies the Parent and the other Finance Parties that primary syndication has been completed; and

       (b)    the date following four months after the Completion Date;

       "SYNDICATION LETTER" means the letter from the Arranger to the Parent setting out the changes which it may have to make to the terms of the Facilities in order to achieve a successful syndication;

       "SYNDICATION MEMORANDUM" has the meaning given to it in clause 3.4(a)(i) (Syndication);

       "TARGET ADJUSTED EBITDA" has the meaning given to it in clause 20.15 (Financial definitions);

       "TARGET DAY" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system is operating;

       "TARGET GROUP COMPANY" means a member of the US Target Group or the Jersey Target Group;

       "TARGET GROUPS" means the US Target Group and the Jersey Target Group;

       "TARGET INTEREST PAYABLE" has the meaning given to it in clause 20.15 (Financial definitions);

       "TARGET INTEREST RECEIVABLE" has the meaning given to it in clause 20.15 (Financial definitions);

       "TARGET TOTAL NET DEBT" has the meaning given to it in clause 20.15 (Financial definitions);

       "TARGETS" means the US Target and the Jersey Target;

       "TAX" means all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings (wherever imposed) and any charges in the nature of taxation together with interest thereon and penalties and fines in relation thereto, if any, and any payments made on or in relation thereof and "TAXATION" shall be construed accordingly;

       "TENDER AGREEMENTS" means the tender and option agreements and irrevocable proxies among Parent, US Bidco, US Target and the shareholders of US Target listed on the signature pages thereto in the agreed form, as such agreements may be amended from time to time to the extent permitted under clause 20.8 (Transaction Document Undertakings);

       "TERM ADVANCE" means a Term A Advance and/or a Term B Advance and/or a Term C Advance;

       "TERM A ADVANCES" means the principal amount of the advances made or to be made under the Term A Facility, as reduced from time to time by repayment or prepayment;

       "TERM A COMMITMENT" means:

       (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term A Commitment" in schedule 1 and the amount of any other Term A Commitment transferred to it under this agreement; or

       (b) in relation to any other Lender, the amount of any Term A Commitment transferred to it under this agreement,

       to the extent not cancelled, reduced or transferred by it under this agreement;

       "TERM A FACILITY" means the term loan facility made available by the Term A Lenders under clause 2.1(a) (Facilities);

       "TERM A FINAL REPAYMENT DATE" means 31 July 2009;

       "TERM A LENDERS" means:

       (a) the parties identified in schedule 1 as participating in the Term A Facility; and

       (b) each Transferee which has become a party to this agreement in relation to the Term A Facility in accordance with clause 27 (Changes to parties),

       in each case until its entire participation in the Term A Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term A Facility have been paid in full;

       "TERM B ADVANCES" means the principal amount of the advances made or to be made under the Term B Facility, as reduced from time to time by repayment or prepayment;

       "TERM B COMMITMENT" means:

       (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term B Commitment" in schedule 1 and the amount of any other Term B Commitment transferred to it under this agreement; or

       (b) in relation to any other Lender, the amount of any Term B Commitment transferred to it under this agreement,

       to the extent not cancelled, reduced or transferred by it under this agreement;

       "TERM B FACILITY" means the term loan facility made available by the Term B Lenders under clause 2.1(c) (Facilities);

       "TERM B FINAL REPAYMENT DATE" means 31 January 2010;

       "TERM B LENDERS" means:

       (a) the parties identified in schedule 1 as participating in the Term B Facility; and

       (b) each Transferee which has become a party to this agreement in relation to the Term B Facility in accordance with clause 27 (Changes to parties), in each case until its entire participation in the Term B Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term B Facility have been paid in full;

       "TERM C ADVANCES" means the principal amount of the advances made or to be made under the Term C Facility, as reduced from time to time by repayment or prepayment;

       "TERM C CASH PAY INTEREST RATE" means the interest rate per annum set out in clause 8.1(a) (Rate) for each Term C Advance;

       "TERM C COMMITMENT" means:

       (a) in relation to a Lender identified in schedule 1, the amount set opposite its name under the heading "Term C Commitment" in schedule 1 and the amount of any other Term C Commitment transferred to it under this agreement; or

       (b) in relation to any other Lender, the amount of any Term C Commitment transferred to it under this agreement,

       to the extent not cancelled, reduced or transferred by it under this agreement;

       "TERM C FACILITY" means the term loan facility made available by the Term C Lenders under clause 2.1(c) (Facilities);

       "TERM C FINAL REPAYMENT DATE" means 31 July 2010;

       "TERM C LENDERS" means:

       (a) the persons identified in schedule 1 as participating in the Term C Facility; and

       (b) each Transferee which has become a party to this agreement in relation to the Term C Facility in accordance with clause 27 (Changes to parties),

       in each case until its entire participation in the Term C Facility has been assigned or transferred to a Transferee in accordance with clause 27 (Changes to parties) and all amounts owing to it under the Senior Finance Documents in relation to the Term C Facility have been paid in full;

       "TERM COMMITMENTS" means the Term A Commitments, the Term B Commitments and the Term C Commitments;

       "TERM FACILITIES" means the Term A Facility, the Term B Facility and the Term C Facility;

       "TESTING DATE" has the meaning given to it in clause 20.15 (Financial Definitions);

       "THIRD PARTY INVESTOR" means each holder of Investor Loan Notes and/or shares in the Parent or Jersey Holdco from time to time that is not an Investor;

       "TOTAL AVAILABLE COMMITMENTS" means the aggregate of all the Available Commitments at any time;

       "TOTAL COMMITMENTS" means the aggregate of all the Commitments at any time;

       "TOTAL DEBT SERVICE" has the meaning given to it in clause 20.15 (Financial definitions);

       "TRANSACTION DOCUMENTS" means the Senior Finance Documents, the Equity Documents, the Crestacare Loan Notes, the Service Contract, the Offer Documents, the Merger Agreement as supplemented by the Disclosure Letter, the Option Agreement, the Stock Purchase Agreement, the Tender Agreements, the Certificate of Merger, the Articles of Merger, and the Sale and Purchase Agreement;

       "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in part 1 of schedule 5;

       "TRANSFEREE" has the meaning given to it in clause 27.2(a) (Assignments and transfers by Lenders);

       "TREATY ON EUROPEAN UNION" means the Treaty of Rome signed on 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty signed on 7 February 1992;

       "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any state of the United States of America;

       "UK GAAP" means accounting principles, standards and practices generally accepted from time to time in the United Kingdom and approved by the Institute of Chartered Accountants of England and Wales;

       "UK HOLDCO" means Four Seasons Health Care (Capital) Limited, a company incorporated in England and Wales with company number 4470724;

       "UNCONDITIONAL DATE" means the first date on which both (i) the Initial US Purchase Date has occurred and (ii) the Jersey Code Offer or the Jersey Non Code Offer (as the case may be) has been declared unconditional in all respects;

       "UNECONOMIC ASSET" means:

       (i) any asset with a value of (pound)250,000 (or its Sterling Equivalent) or less the retention of which the Parent reasonably believes to be commercially not cost effective in itself or having regard to the other opportunities available to the Group; or

       (ii) any asset with a value in excess of (pound)250,000 (or its Sterling Equivalent), the retention of which the Parent demonstrates to the satisfaction of the Facility Agent (acting reasonably) is commercially not cost effective in itself or having regard to the other opportunities available to the Group;

       "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all nonforfeitable benefits under each of the Plans exceeds the current value of such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms "present value" and "current value" shall have the same meanings specified in section 3 of ERISA);

       "USA" means the United States of America;

       "US BANKRUPTCY CODE" means Title 11 of the United States Code;

       "US BIDCO" means Delta I Acquisition, Inc. a corporation organised under the laws of Delaware;

       "US GAAP" means generally accepted accounting principles from time to time in the United States of America, as set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America;

       "US LLC" means Delta I Acquisition, LLC, a limited liability company organised under the laws of Delaware;

       "US MERGERS" means the First US Merger and the Second US Merger;

       "US OBLIGOR" means any Obligor that is incorporated under the laws of the USA or any state thereof;

       "US OFFER" means an offer by US Bidco to purchase all outstanding US Target Shares not owned by it as contemplated by the Merger Agreement and the US Offer Document;

       "US OFFER DOCUMENT" means the Tender Offer Statement in the agreed form to be filed by US Bidco with the US Securities and Exchange Commission pursuant to Section 14(d)(1) of the US Securities and Exchange Act, as amended, together with all exhibits thereto including the Offer to Purchase and the Merger Agreement, as amended or supplemented from time to time, in connection with the US Offer;

       "US PROXY MATERIALS" means the Merger Agreement and all proxy, informational and other materials sent or otherwise delivered to shareholders of US Target in connection with the first US Merger and solicitation of the consent of such shareholders to the first US Merger, including without limitation any information statement or other offering document;

       "US TARGET" means Omega Worldwide, Inc. a corporation formed under the laws of Maryland with its principal executive offices at 900 Victors Way, Suite 345, Ann Arbor, Michigan;

       "US TARGET GROUP" means the US Target and all its Subsidiaries;

       "US TARGET SHARES" means the issued and outstanding shares of common stock, par value US$0.10 per share, in the US Target pursuant to the Offer to Purchase;

       "US TERMINATION DATE" means the date falling 120 days after commencement of the US Offer;

       "VALE COURT" means Vale Court Care Homes Limited, a company incorporated in England and Wales with registered number 3655617;

       "VALE COURT ACQUISITION" means the acquisition of Vale Court by Four Seasons Group Limited from Moran Health Care (UK) Limited and including the assumption of the Vale Court Indebtedness to be guaranteed by Four Seasons Group Limited (but so that any such guarantee does not exceed the maximum amount of the Vale Court Indebtedness);

       "VALE COURT INDEBTEDNESS" means Financial Indebtedness owed by Vale Court to Credit Suisse First Boston in respect of a loan dated 28 April 1999 up to a maximum aggregate amount of (pound)1,600,000;

       "WELFARE PLAN" means a "welfare plan" as such term is defined in Section 3(1) of ERISA; and

       "WORKING CAPITAL" has the meaning given to it in clause 20.15 (Financial definitions).

1.2    CONSTRUCTION

       In this agreement, unless a contrary intention appears, a reference to:

       (a) a document being "IN THE AGREED FORM" means in a form agreed between the Parent and the Facility Agent;

       (b) an "AGREEMENT" includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

       (c) an "AMENDMENT" includes any amendment, supplement, variation, novation, modification, replacement or restatement and "AMEND", "AMENDING" and "AMENDED" shall be construed accordingly;

       (d) a Report or other document being in the "APPROVED FORM" means a Report or other document the scope and content of which has been approved by the Arranger, which is addressed to (and can be relied on by) the Finance Parties from time to time and which has been duly signed by its author and initialled by, or on behalf of, the Parent;

       (e) "ASSETS" includes property, business, undertaking and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

       (f) a "CONSENT" includes an authorisation, approval, exemption, licence, order, permission or waiver;

       (g)    a "FILING" includes any filing, registration, recording or notice;

       (h) a "GUARANTEE" includes any indemnity or other obligation (whatever called) of any person:

              (i) to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

              (ii) to be responsible for the performance of any obligations by or the solvency of any other person,

              and "GUARANTEED" and "GUARANTOR" shall be construed accordingly;

       (i) "INCLUDING" means including without limitation and "INCLUDES" and "INCLUDED" shall be construed accordingly;

       (j) "INDEBTEDNESS" includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

       (k) "LOSSES" includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and "LOSS" shall be construed accordingly;

       (l) a "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

              (i) if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

              (ii) if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month, and references to "MONTHS" shall be construed accordingly;

       (m) a "PERSON" includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Companies Act 1985) or other association (whether or not having separate legal personality) or any two or more of the foregoing;

       (n) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

       (o) the "WINDING-UP" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which that person is incorporated, registered, established or carries on business or to which that person is subject; and

       (p) a "STATE" of the USA includes the District of Columbia and any state organised as a commonwealth.

1.3    OTHER REFERENCES

       In this agreement, unless a contrary intention appears:

       (a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

       (b) references to clauses and schedules are references to, respectively, clauses of and schedules to this agreement and references to this agreement include its schedules;

       (c) a reference to (or to any specified provision of) any agreement or document (including the Senior Finance Documents) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Senior Finance Document;

       (d) a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

       (e)    a time of day is a reference to London time;

       (f) the index to and the headings in this agreement are inserted for convenience only and are to be ignored in construing this agreement; and

       (g) words importing the plural shall include the singular and vice versa.

1.4    CASH COVER

       (a) If a Borrower is obliged under this agreement or any Ancillary Facility Letter to repay or prepay or provide cash cover in relation to any contingent liability under a Bank Guarantee or an Ancillary Facility, that Borrower shall, on the date for that repayment, prepayment or provision of cash cover:

              (i) by agreement with the relevant Beneficiary, reduce that contingent liability by the relevant amount; or

              (ii) pay the relevant amount to the credit of a Cash Collateral Account.

       (b) Any amounts standing to the credit of any Cash Collateral Account shall bear interest at the rate normally offered to corporate depositors on similar deposits by the Finance Party with which that account is held.

1.5    CURRENCY CONVERSION

       For the purposes of the Senior Finance Documents (other than clauses
       20.14 (Financial covenants) to 20.16 (Calculation) (inclusive)), if a Sterling amount needs to be determined, any amount which is denominated in a currency other than Sterling will be converted into Sterling using the Spot Rate on that date.

2.     THE FACILITIES

2.1    FACILITIES

       Subject to the other provisions of this agreement:

       (a) the Term A Lenders agree to make available to Jersey Target (after it accedes to this agreement as a Borrower in accordance with clause 18.1 (Additional Borrowers)) a term loan facility in a maximum aggregate principal amount not exceeding (pound)32,000,000 (or, if the Term A Lenders provide their consent, its Sterling Equivalent in Optional Currencies) which shall be available by way of Term A Advances;

       (b) the Term B Lenders agree to make available to FSHC Holdco and/or Jersey Target (after it accedes to this agreement as a Borrower in accordance with clause 18.1 (Additional Borrowers)) a term loan facility in a maximum aggregate principal amount not exceeding (pound)14,000,000 (or, if the Term B Lenders provide their consent, its Sterling Equivalent in Optional Currencies) which shall be available by way of Term B Advances;

       (c) the Term C Lenders agree to make available to FSHC Holdco and/or Jersey Target (after it accedes to this agreement as a Borrower in accordance with clause 18.1 (Additional Borrowers)) a term loan facility in a maximum aggregate principal amount not exceeding (pound)5,000,000 (or, if the Term C Lenders provide their consent, its Sterling Equivalent in Optional Currencies) which shall be available by way of Term C Advances;

       (d) the Cash Bridge Lenders agree to make available to FSHC Holdco a Cash Bridge Facility in a maximum aggregate principal amount not exceeding (pound)5,000,000 (or, if the Cash Bridge Lenders provide their consent, its Sterling Equivalent in Optional Currencies) which shall be available by way of Cash Bridge Advances; and

       (e) the Revolving Lenders agree to make available to the Borrowers a revolving credit facility in a maximum aggregate principal amount not exceeding (pound)3,000,000 (or, if the Revolving Lenders provide their consent, its Sterling Equivalent in Optional Currencies) which:

              (i) shall be available by way of Revolving Advances and Bank Guarantees; and

              (ii)   may include Ancillary Facilities up to the Ancillary Limit.

2.2    PURPOSE

       (a) The proceeds of the Term B Advances, the Term C Advances and the Cash Bridge Advances shall be applied in or towards:

              (i) payment of the cash price payable by Jersey Bidco for the Jersey Target Shares pursuant to the Jersey Offer and pursuant to exercise of its rights under Articles 117 and 118 of the Companies (Jersey) Law 1991 (as amended);

              (ii) payment of the cash price payable by US Bidco for the US Target Shares pursuant to the US Offer, the cash consideration payable by US Bidco to OHI pursuant to the Stock Purchase Agreement and the cash consideration payable by US Bidco to shareholders of the US Target pursuant to the first US Merger;

              (iii) payment of the cash price payable by Jersey Bidco for the Jersey Target Shares held by US Target, and which are not subject to the Jersey Offer, pursuant to the Sale and Purchase Agreement;

              (iv) (only after the Unconditional Date) financing or refinancing the Offer Costs of the Parent, Jersey FSHC Holdco, FSHC Investments, Jersey Bidco and/or US Bidco up to a maximum aggregate amount of (pound)6,000,000 (or in Sterling Equivalent); and/or

              (v) (only after the Unconditional Date) repaying existing Financial Indebtedness (including the Standstill Loans) of the Target Groups.

       (b) The proceeds of the Term A Advances shall be applied (only after the Unconditional Date) in or towards repaying existing Financial Indebtedness (including the Standstill Loans) of the Target Groups (and for the avoidance of doubt, shall not be used for any payment of the purchase price for the Jersey Target Shares or for the US Target Shares or towards the financing or refinancing of the Offer Costs).

       (c) The proceeds of the Revolving Advances and each Bank Guarantee shall be used for the working capital requirements and capital expenditure of Group Companies and the Idun Group arising after the Unconditional Date (excluding any payment of the purchase price for the Jersey Target Shares or for the US Target Shares or towards financing or refinancing the Offer Costs) and for the Fife Loan Repayment up to a maximum aggregate amount of (pound)1,100,000.

       (d) The Ancillary Facilities shall be used for the working capital requirements of Group Companies arising after the Unconditional Date (excluding any payment of the purchase price for the Jersey Target Shares or for the US Target Shares or towards financing or refinancing the Offer Costs).

       (e) No Finance Party shall be obliged to enquire about, or be responsible for, the use or application of amounts borrowed under this agreement.

2.3    PARENT AS OBLIGORS' AGENT

       Each Obligor irrevocably appoints the Parent as its agent for the purpose of:

       (a) executing and delivering on its behalf any Accession Document and any other agreement or document capable of being entered into by that Obligor under or in connection with the Senior Finance Documents;

       (b) giving and receiving any notice or instruction under or in connection with any Senior Finance Document (including any Drawdown Request); and

       (c) agreeing and executing all consents, agreements and amendments (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) entered into in connection with the Senior Finance Documents (including confirmation of continuation of guarantee obligations in connection with any amendment or consent in relation to the Facilities).

3.     PARTICIPATION OF LENDERS

3.1    BASIS OF PARTICIPATION

       Subject to the other provisions of this agreement:

       (a) each relevant Term Lender will participate in each Drawing of the Term Facilities in the proportion which its Commitment in relation to the relevant Term Facility bears to the total Commitments in relation to the relevant Term Facility as at the relevant Drawdown Date;

       (b) each relevant Cash Bridge Lender will participate in each Drawing of the Cash Bridge Facility in the proportion which its Commitment in relation to the Cash Bridge Facility bears to the total Commitments in relation to the Cash Bridge Facility as at the relevant Drawdown Date;

       (c) each Revolving Lender will participate in each Drawing of the Revolving Facility (in the case of a Bank Guarantee by way of indemnity in favour of the relevant Issuing Lender under clause 7.4(b) (Indemnities)) in the proportion which its Available Commitment bears to the Total Available Commitments as at the relevant Drawdown Date.

3.2    LENDING OFFICE

       (a) Each Lender will participate in each Drawing through its Lending Office.

       (b) If any Lender changes its Lending Office for the purpose of the Facilities, that Lender will, as soon as reasonably practicable after that change, notify it to the Facility Agent and the Parent and, until it does so, the Agents and the Parent will be entitled to assume that no such change has taken place.

3.3    RIGHTS AND OBLIGATIONS OF FINANCE PARTIES

       (a) The rights and obligations of each of the Finance Parties under the Senior Finance Documents are several. The failure by a Finance Party to comply with its obligations under any Senior Finance Document shall not:

              (i)    result in any other Finance Party incurring any liability;
                     or

              (ii) relieve any Obligor or any other Finance Party from its obligations under the Senior Finance Documents.

       (b) Subject to the other provisions of the Senior Finance Documents, each Finance Party has the right to protect and enforce its rights arising out of the Senior Finance Documents and it will not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing those rights.

3.4    SYNDICATION

       (a) The Facilities are being made available by the Lenders with the intention (but not the obligation) that the Arranger should co-ordinate primary syndication. Each Obligor undertakes to assist and co-operate with the Arranger in syndication in such a manner and to such an extent as the Arranger may reasonably request, including by:

              (i) the preparation, review and approval of a syndication information memorandum (the "SYNDICATION MEMORANDUM") in relation to the Group and the business, trading, prospects, financial condition, assets and liabilities of the Group as a whole and of each Group Company;

              (ii) participating in presentations to potential Lenders concerning the activities of the Group as a whole and of each Group Company; and

              (iii) selecting Interest Periods in relation to Advances no longer than one month in relation to all Advances made on or before the date falling four months after the first Drawdown Date.

       (b) Before the Syndication Date, no Lender may assign, transfer, sub-participate, sub-contract or deliver a Transfer Certificate in relation to all or any part of its rights or obligations under any Senior Finance Document without the prior consent of the Facility Agent.

4.     CONDITIONS PRECEDENT

4.1    INITIAL CONDITIONS PRECEDENT

       The Lenders shall not be under any obligation to make any Drawing available to any Borrower unless:

       (a) on or before the date of this agreement, the Facility Agent has received each of the documents, information and/or other items specified in part 1 of schedule 4 in form and substance satisfactory to the Facility Agent (acting reasonably); and

       (b) on or before the first Drawdown Date, the Facility Agent has received each of the documents, information and/or other items specified in part 2 of schedule 4 (or the Facility Agent is satisfied that, subject only to the making of the first Advances under this agreement it will receive such documents, information and/or other items) in form and substance satisfactory to the Facility Agent (acting reasonably); and

       (c) subject to clause 4.5 (Certain Funds Period), the conditions set out in clause 4.3 (Additional conditions precedent) have been fulfilled.

       The Facility Agent will promptly notify the Parent and the Lenders when the conditions in clause 4.1(a) or clause 4.1(b), as the case may be, are satisfied.

4.2    FAILURE TO SATISFY CONDITIONS PRECEDENT

       Except as the Facility Agent (acting on the instructions of all the Lenders) agrees otherwise, if the conditions referred to in clause 4.1 (Initial conditions precedent) have not been fulfilled or waived in writing on or before the last day of the Availability Period for the Term Facilities and the Cash Bridge Facility:

       (a)    all the Commitments will automatically be cancelled; and

       (b) the Lenders will cease to have any obligation to make any Drawing available.

4.3    ADDITIONAL CONDITIONS PRECEDENT

       Subject to clause 4.4 (Rollover Advances) and clause 4.5 (Certain Funds Period), the obligations of the Lenders to make any Drawing available are subject to the further conditions precedent that, on both the date of the relevant Drawdown Request and the relevant Drawdown Date:

       (a) no Default has occurred and is continuing or will occur as a result of making that Drawing; and

       (b) the representations and warranties set out in clause 19 (Representations and warranties) which are made or repeated on those dates are true and accurate by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after that Drawing is made.

4.4    ROLLOVER ADVANCES

       If in relation to a Revolving Advance (the "NEW REVOLVING ADVANCE"):

       (a) any of the conditions specified in clause 4.3 (Additional conditions precedent) is not satisfied on the Drawdown Date for the new Revolving Advance;

       (b) the amount of the new Revolving Advance does not exceed the amount of an existing Revolving Advance (the "EXISTING REVOLVING ADVANCE") which is due to be repaid on the Drawdown Date of the new Revolving Advance; and

       (c) the proceeds of the new Revolving Advance are applied in repaying the existing Revolving Advance, then, unless any notice is then outstanding under clause 21.2 (Cancellation and repayment), the Lenders may not refuse to advance the new Revolving Advance by reason of the conditions specified in clause
              4.3 (Additional conditions precedent) not being satisfied.

4.5    CERTAIN FUNDS PERIOD

       During the Certain Funds Period neither the Facility Agent nor any of the Lenders will:

       (a) invoke any conditions set out in clause 4.3 (Additional conditions precedent) as a ground for refusing to make any Advance during the Certain Funds Period solely for the purpose specified in clause 2.2(a)(i) or (ii) (an "OFFER UTILISATION");

       (b) exercise any right, power or discretion to terminate or cancel the obligation to make any Offer Utilisation (other than under clause
              15.2 (Illegality)); or

       (c) exercise any right of rescission which it or they may have in respect of this Agreement or in respect of any Offer Utilisation, unless (i) a Drawstop Default has occurred or (ii) there has been a material adverse change in the business, assets or financial condition of either the Jersey Target Group or the US Target Group since the date to which the Original Audited Accounts were prepared other than changes that are generally applicable to the nursing home or healthcare industry or any material changes in the financial or capital markets in general which in either case do not adversely affect the Jersey Target Group or the US Target Group to a materially greater extent than other entities in the same or similar lines of business and other than as disclosed in the Reports or the Disclosure Letter.

4.6    FIFE LOAN REPAYMENT CONDITIONS PRECEDENT

       (a) The Revolving Lenders shall not be under any obligation to make any Drawing under the Revolving Facility available to any Borrower for the purpose of the Fife Loan Repayment unless on or before the Drawdown Date for such Drawing, the Facility Agent has received each of the documents, information and other items specified in
              Part 3 of Schedule 4 in respect of each of the Fife Obligors (or the Facility Agent is satisfied that, subject only to the making of the relevant Drawing it will receive such documents, information and/or other items (in form and substance satisfactory to the Facility Agent acting reasonably)).

       (b) Any Drawing under the Revolving Facility for the purpose of the Fife Loan Repayment must be made prior to the date falling 3 months after the Unconditional Date.

4.7    CONDITIONS SUBSEQUENT

       (a) The Parent shall procure that immediately after the later of the Unconditional Date and the date falling three months of the date of this agreement, a first ranking legal charge is executed in favour of the Security Agent against the freehold interest held by Lunan House Limited in the property known as Lunan House in Scotland and shall procure registration at the Scottish Land Registry and Companies House (or in each case their Scottish equivalents) of that charge and following such registrations deliver the relevant charge certificate to the Security Agent or their solicitors.

       (b) The Borrower shall apply within 14 days of the Unconditional Date to Nursing Home Properties plc and Reit Asset Management for consent under the relevant leases to the Parent acquiring a controlling interest in the Idun Group and will take all reasonable steps to obtain that consent provided that the Parent shall not be required to spend money (other than normal professional fees) or commence legal proceedings or enter into commercial negotiations with either landlord in order to obtain the requisite consent

5.     DRAWDOWN PROCEDURES

5.1    DELIVERY OF DRAWDOWN REQUESTS

       In order to utilise a Facility, the relevant Borrower must deliver to the Facility Agent a duly completed Drawdown Request not later than 10.00 am three Business Days before the proposed Drawdown Date.

5.2    CONTENT OF DRAWDOWN REQUESTS

       Each Drawdown Request delivered to the Facility Agent must be in the applicable form set out in schedule 5 and must specify (or attach, as appropriate) the following:

       (a)    which Facility is to be utilised;

       (b)    the identity of the Borrower;

       (c) the proposed Drawdown Date, which must be a Business Day during the relevant Availability Period;

       (d) if the Drawing is by way of Advance, the amount and currency of that Advance, which must:

              (i) in the case of a Term A Advance in Sterling, be equal to or less than the undrawn Commitments for the Term A Facility or in the case of a Drawing in an Optional Currency under the Term A Facility the Sterling Equivalent of the Drawing must be equal to or less than the undrawn Commitments for the Term A Facility and in each case if less, a minimum of (pound)500,000 (or its Sterling Equivalent) and an integral multiple of (pound)100,000 (or its Sterling Equivalent);

              (ii) in the case of a Term B Advance in Sterling, be equal to or less than the undrawn Commitments for the Term B Facility or in the case of a Drawing in an Optional Currency under the Term B Facility the Sterling Equivalent of the Drawing must be equal to or less than the undrawn Commitments for the Term B Facility and in each case if less, a minimum of (pound)500,000 (or its Sterling Equivalent) and an integral multiple of (pound)100,000 (or its Sterling Equivalent);

              (iii) in the case of a Term C Advance in Sterling, be equal to or less than the undrawn Commitments for the Term C Facility or in the case of a Drawing in an Optional Currency under the Term C Facility the Sterling Equivalent of the Drawing must be equal to or less than the undrawn Commitments for the Term C Facility and in each case if less, a minimum of (pound)500,000 (or its Sterling Equivalent) and an integral multiple of (pound)100,000 (or its Sterling Equivalent); and

              (iv) in the case of a Cash Bridge Advance in Sterling, be equal to or less than the undrawn Commitments for the Cash Bridge Facility or in the case of a Drawing in an Optional Currency under the Cash Bridge Facility the Sterling Equivalent of the Drawing must be equal to or less than the undrawn Commitments for the Cash Bridge Facility and in each case if less, a minimum of (pound)500,000 (or its Sterling Equivalent) and an integral multiple of (pound)100,000 (or its Sterling Equivalent);

       (e) if the Drawing is by way of an Advance, the duration of the Interest Period applicable to the Revolving Advance or the first Interest Period applicable to the relevant Term Advance or Cash Bridge Advance (as the case may be), which must comply with clause 9 (Selection of Interest Periods);

       (f) if the Drawing is by way of an Advance, details of the payee and the account to which the proceeds of the Drawing are to be paid; and

       (g)    if the Drawing is by way of a Bank Guarantee:

              (i) the amount and currency of that Bank Guarantee, which must be in an Original Sterling Amount equal to or less than the Total Available Commitments;

              (ii)   the Beneficiary of that Bank Guarantee;

              (iii) the expiry date of that Bank Guarantee, which must be a date on or before the Revolving Facility Repayment Date;

              (iv) the obligation to which the issue of that Bank Guarantee relates;

              (v)    the execution copy of the Bank Guarantee to be issued; and

              (vi) the Drawdown Date, which must be a Business Day at least 3 Business Days after the date of the Drawdown Request.

5.3    REQUESTS IRREVOCABLE

       A Drawdown Request once given may not be withdrawn or revoked.

5.4    NUMBER AND FREQUENCY OF REQUESTS

       (a) No more than 5 Term Advances and one Cash Bridge Advance may be outstanding at any one time.

       (b) If two or more Term Advances at any time have Interest Periods ending on the same date, they shall be deemed amalgamated into one Term Advance on the last day of that Interest Period.

       (c) No more than one Drawing of the Revolving Facility may be requested in any period of 3 consecutive Business Days and no more than 8 Drawings of the Revolving Facility (or any higher number of Drawings agreed by the Facility Agent) may be outstanding at any one time. However, if 8 Revolving Advances have been borrowed but amounts remain undrawn under the Revolving Facility, a further Revolving Advance may be drawn provided it is drawn down on the first day of an Interest Period applicable to an existing Revolving Advance or on the Repayment Date for an existing Revolving Advance which is being rolled-over. Forthwith on drawdown the new Revolving Advance will be consolidated with the existing Revolving Advance and they will for all purposes then be treated as a single Revolving Advance.

       (d) No Revolving Advance may be borrowed unless all the Term Advances and the Cash Bridge Advance specified in clauses 2.1(a), (b), (c) and (d) (Facilities) have been, or are being, advanced on or before the proposed Drawdown Date of the relevant Revolving Advance.

5.5    NOTICE TO THE LENDERS OF A PROPOSED DRAWING

       The Facility Agent will promptly give each Lender details of each Drawdown Request received and of the amount of that Lender's participation in the Drawing referred to in that Drawdown Request.

5.6    MAKING OF ADVANCES

       Subject to the provisions of this agreement, each Lender will make available to the Facility Agent its participation in the relevant Advance on the relevant Drawdown Date.

5.7    ISSUE OF BANK GUARANTEES

       Subject to the provisions of this agreement (including satisfaction of all applicable conditions precedent), the relevant Issuing Lender will issue the relevant Bank Guarantee requested by the relevant Borrower by delivery of that Bank Guarantee to the relevant Beneficiary on the relevant Drawdown Date. A Bank Guarantee may be requested by a Borrower for the use by or benefit of a Group Company which is not a Borrower provided that such Group Company which is a Borrower shall be liable in accordance with this agreement in respect of that Bank Guarantee as if it had been issued for its own use and benefit.

5.8    EXPIRY

       No Drawing of the Revolving Facility will be permitted which gives rise to an actual or contingent liability of the relevant Borrower to any Lender which may mature after or otherwise extend beyond the Revolving Facility Repayment Date.

5.9    AUTOMATIC CANCELLATION

       Any part of the Term Commitments or the Cash Bridge Commitments undrawn by 2.30pm on the last day of the relevant Availability Period will be automatically cancelled.

5.10   OPTIONAL CURRENCY AVAILABILITY

       If a Borrower requests a Drawing denominated in an Optional Currency under the Term Facilities, the Cash Bridge Facility or the Revolving Facility and, before 10.00 am on the Rate Fixing Day for that Drawing, the Facility Agent receives notice from a Lender (an "AFFECTED LENDER") that:

       (a) the Optional Currency requested is not readily available to it in the amount required; or

       (b) compliance with its obligation to participate in a Drawing in the Optional Currency requested would contravene a law or regulation applicable to that Affected Lender, then:

              (i) the Facility Agent will notify the relevant Borrower to that effect by 12.00 am (noon) on that Rate Fixing Day;

              (ii) following any such notification the relevant Borrower may notify the Facility Agent by 2.00pm on that Rate Fixing Day that it no longer requires that Drawing to be made;

              (iii) if the Facility Agent does not receive notification under clause 5.10(b)(ii), the relevant Borrower and the Facility Agent shall agree to adjust the amount of the Drawing to exclude the participation of the Affected Lender; and

              (iv) in the case of a Drawing by way of Advance, the Affected Lender shall make a separate Term Advance, Cash Bridge Advance or Revolving Advance in Sterling in an amount equal to the Sterling Equivalent of the Affected Lender's proposed participation in the Advance requested.

5.11   OPTIONAL CURRENCY FLUCTUATIONS

       (a)    The Facility Agent shall, if so requested by the Majority Lenders:

              (i) calculate the aggregate Sterling Equivalent of all outstanding Drawings under the Term Facilities, the Cash Bridge Facility and Revolving Facility as at the end of the Accounting Quarter in which that request was made (or on any other date reasonably requested by the Majority Lenders); and

              (ii) if the amount calculated under clause 5.11(a)(i) exceeds the aggregate Term A Commitments, Term B Commitments, Term C Commitments, Cash Bridge Commitments or Revolving Commitments (as reduced in the case of the Revolving Commitments by the aggregate Ancillary Limits of all the Revolving Lenders) by more than five per cent., notify the Parent to that effect.

       (b) Within five Business Days of any notification under clause 5.11(a)(ii), the Parent shall prepay (or procure the prepayment of) Drawings under the relevant Facility so as to reduce the aggregate Sterling Equivalent of all outstandings under each such Facility to an amount not exceeding the aggregate Term A Commitments, Term B Commitments, Term C Commitments, Cash Bridge Commitments or Revolving Commitments (as reduced by the aggregate Ancillary Limits of all the Revolving Lenders) (as the case may
              be).

6.     ANCILLARY FACILITIES

6.1    PROVISION OF ANCILLARY FACILITIES

       (a) The Parent may, at any time during the Availability Period for the Revolving Facility, notify the Facility Agent that a Borrower proposes to establish Ancillary Facilities with an Ancillary Lender. The notice must specify:

              (i) the Revolving Lender which has agreed to make those Ancillary Facilities available;

              (ii) the date from which those Ancillary Facilities will be available (which must be at least ten Business Days after the date on which the Facility Agent receives that notice) (the "EFFECTIVE DATE");

              (iii) the expiry date of those Ancillary Facilities (which must be a Business Day on or before the Revolving Facility Repayment Date);

              (iv)   the type of those Ancillary Facilities;

              (v)    the Ancillary Limit for those Ancillary Facilities; and

              (vi) any other details relating to those Ancillary Facilities which the Facility Agent reasonably requires.

       (b) The Facility Agent shall notify each Lender as soon as reasonably practicable after it receives any such notice.

       (c) Any Revolving Lender which has agreed to make Ancillary Facilities available shall, with effect from the Effective Date, become an Ancillary Lender and, subject to the terms of this clause 6, be authorised to make available the Ancillary Facilities specified in the relevant notice referred to in clause 6.1(a).

6.2    LIMITATIONS ON ANCILLARY FACILITIES

       (a) The total Ancillary Limits may not exceed (pound)1,000,000 (or its equivalent in Optional Currencies) without the prior consent of the Facility Agent.

       (b) The aggregate of the Revolving Advances, the total Contingent Liabilities in relation to Bank Guarantees and the total Ancillary Outstandings at any time may not exceed the aggregate Revolving Commitments.

       (c) The Ancillary Limit for an Ancillary Lender may not at any time exceed the Revolving Commitment of that Ancillary Lender and the Ancillary Outstandings owing to an Ancillary Lender may not at any time exceed the Ancillary Limit of that Ancillary Lender.

       (d) If the Ancillary Limit of an Ancillary Lender would exceed its Revolving Commitment, it may reduce that Ancillary Limit by an amount equal to the excess and require the Borrowers to prepay the Ancillary Outstandings in the amount necessary to procure that the Ancillary Outstandings do not exceed that Ancillary Limit.

6.3    TERMS OF ANCILLARY FACILITIES

       The terms on which Ancillary Facilities are made available shall be as set out in the relevant Ancillary Facility Letter. Each Ancillary Facility Letter shall be in a form approved by the Facility Agent (that approval not to be unreasonably withheld or delayed if that Ancillary Facility Letter complies with the requirements of the Senior Finance Documents).

6.4    FEES

       No Ancillary Lender shall charge fees in relation to Ancillary Facilities any greater than:

       (a) a margin over cost of funds or base rate on any funded drawings under the Ancillary Facilities equal to the Margin applicable to the Revolving Facility;

       (b) a fee on the contingent liability of the Ancillary Lender in relation to any instrument giving rise to a contingent liability of the Ancillary Lender to any person other than the Borrower for whose account it was issued equal to the commission payable under clause 16.4 (Bank Guarantee commission); and

       (c) usual bank charges and expenses payable in connection with the provision of the Ancillary Facilities, as agreed between the Parent and the relevant Ancillary Lender.

6.5    DEFAULT

       If an Event of Default is outstanding, an Ancillary Lender may (but, before notice is served under clause 21.2 (Cancellation and repayment), only if so instructed by the Facility Agent) and will, if so instructed by the Majority Lenders:

       (a) terminate the availability of the Ancillary Facilities made available by it; and/or

       (b) declare all amounts outstanding under the Ancillary Facilities made available by it to be immediately due and payable; and/or

       (c) require the provision of cash cover in an amount equal to the aggregate contingent liability of that Ancillary Lender under all instruments issued under the relevant Ancillary Facility Letter which give rise to a contingent liability of that Ancillary Lender to any person other than the Borrower for whose account the relevant instrument was issued; and/or

       (d) terminate any hedging agreement entered into by that Ancillary Lender under the terms of the Ancillary Facilities made available by it.

7.     DEMANDS UNDER BANK GUARANTEES

7.1    DEMANDS

       Each Issuing Lender shall, as soon as reasonably practicable after receipt by it of any demand under any Bank Guarantee, notify the Facility Agent of the amount of that demand and the Facility Agent, as soon as reasonably practicable after receipt of any such notice, shall notify the Parent, the Borrower at whose request that Bank Guarantee was issued (the "ACCOUNT PARTY") and the Revolving Lenders.

7.2    PAYMENTS

       (a) The Account Party shall, immediately after receipt of any notice from the Facility Agent under clause 7.1 (Demands), pay to the Facility Agent (for the account of the relevant Issuing Lender) the amount demanded from that Issuing Lender (as notified to the Facility Agent under clause 7.1 (Demands)), less any amount standing to the credit of any Cash Collateral Account which has been paid to the credit of that Cash Collateral account to provide cash cover in relation to the Bank Guarantee under which the relevant Issuing Lender has received demand (a "RELEVANT CREDIT").

       (b) The Facility Agent shall pay to the relevant Issuing Lender any amount received by it from the Account Party under clause 7.2(a), together with any Relevant Credit.

       (c) The Facility Agent is irrevocably authorised by the Account Party, following a demand under any Bank Guarantee, to apply any Relevant Credit in satisfaction of the Account Party's obligations in relation to that Bank Guarantee.

7.3    AUTHORITY TO PAY

       The Account Party irrevocably authorises each Issuing Lender to pay (without investigation or confirmation by it) any demand which appears on its face to be validly made under any Bank Guarantee issued by that Issuing Lender and agrees that, as between itself, the relevant Issuing Lender and the Lenders, that demand (in the absence of manifest error by the Beneficiary) shall be conclusive evidence that the demand has been properly made.

7.4    INDEMNITIES

       (a) The Account Party irrevocably and unconditionally agrees to indemnify each Issuing Lender on demand against all losses which may be suffered or incurred by that Issuing Lender under or in connection with any Bank Guarantee.

       (b) Without prejudice to the Account Party's obligations under clause 7.4(a), each Revolving Lender irrevocably, unconditionally and severally agrees to pay to each Issuing Lender on demand an amount equal to its proportion of the amount which that Issuing Lender has paid under the relevant Bank Guarantee less the amount recovered from the Account Party under clause 7.4(a). No Revolving Lender is liable under this clause 7.4(b) for a Bank Guarantee (unless the relevant Revolving Lender fails to pay the relevant Issuing Lender on demand, in which event it will compensate that Issuing Lender for all losses it suffers as a result of that failure).

       (c) The Account Party irrevocably and unconditionally agrees to pay to each Revolving Lender on demand an amount equal to all payments by that Revolving Lender under clause 7.4(b) and to indemnify that Revolving Lender against all other losses which may be suffered or incurred by that Revolving Lender under or in connection with its obligations under clause 7.4(b).

7.5    INTEREST

       The Account Party shall pay interest on all amounts paid by an Issuing Lender under or in connection with any Bank Guarantee or by any Lender under clause 7.4(b) (Indemnities) from (and including) the date of payment by that Issuing Lender or that Lender up to (and including) the date of payment, calculated and payable in accordance with clause 8.4 (Default interest).

7.6    CONTINUING INDEMNITY

       (a) The indemnities contained in clause 7.4 (Indemnities) (the "INDEMNITIES"):

              (i) are a continuing security and will remain in full force and effect until all the amounts to which the Indemnities are expressed to relate have been paid in full; and

              (ii) are in addition to and are not in any way prejudiced by any other security now or subsequently held by any person.

       (b) Any settlement or discharge of any claim under any of the Indemnities shall be conditional on no payment made under the Indemnities being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

7.7    NO DISCHARGE

       The Indemnities shall not be discharged, diminished or in any way adversely affected as a result of any of the following (whether or not known to any Obligor or Finance Party):

       (a) any time or waiver given to, or composition made with, any Obligor or any other person;

       (b) any amendment to, or replacement of, any Senior Finance Document (however fundamental), or any other agreement or security;

       (c) the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or security against any Obligor or any other person;

       (d) any purported obligation of any Obligor or any other person to any Finance Party (or any security for that obligation) becoming wholly or partly void, invalid, illegal or unenforceable for any reason;

       (e) any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation, consolidation or reconstruction of, any Obligor, Finance Party or other person;

       (f) any Obligor or other person becoming insolvent, going into receivership or liquidation, having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors; or

       (g) any other act, omission, circumstance, matter or thing which, but for this provision, might operate to impair the Indemnities.

7.8    NO SUBROGATION

       No Obligor shall, by virtue of any payment made under the Indemnities, claim any right of subrogation, contribution or indemnity against any person for so long as any amount remains payable or capable of becoming payable under any Senior Finance Document.

8.     INTEREST

8.1    RATE

       (a) Subject to sub-paragraph (b) below the rate of interest on each Advance for each of its Interest Periods is the rate per annum determined by the Facility Agent to be the aggregate of:

              (i)    the Margin for that Advance;

              (ii) EURIBOR (in the case of an Advance denominated in Euro or National Currency Units) or LIBOR (in the case of any other Advance) for that Advance during that Interest Period; and

              (iii) the Mandatory Cost (if any) for that Advance during that Interest Period.

       (b) In respect of the Term C Facility, in addition to the interest referred to above, each Term C Advance shall bear additional interest (calculated in accordance with this clause 8) at the Capitalising Rate ("TERM C CAPITALISING INTEREST") and on each anniversary of the Unconditional Date an amount equal to the Term C Capitalising Interest shall be capitalised so as to form part of the Term C Advance, and shall thereafter bear interest together with the rest of the Term C Advance in accordance with this clause 8.

8.2    CALCULATION

       Interest will accrue daily from and including the first day of an Interest Period and be calculated on the basis of a 365 day year in relation to any Advance in Sterling (or any other currency where market practice so requires) and a 360 day year in any other case.

8.3    PAYMENT

       Each Borrower will pay interest (other than the Term C Capitalising Interest) accrued on each Advance made to it to the Facility Agent (for the account of the Lenders) in arrear on the last day of each Interest Period for that Advance and also, where that Interest Period is longer than six months, on the last day of each consecutive period of six months from (and including) the first day of that Interest Period.

8.4    DEFAULT INTEREST

       If an Obligor fails to pay any amount under any Senior Finance Document on its due date (including any amount payable under this clause 8.4) (an "OVERDUE AMOUNT"), that Obligor will pay default interest on that overdue amount from its due date to the date of actual payment (both before and after judgment) at a rate (the "DEFAULT RATE") determined by the Facility Agent to be one per cent. per annum above:

       (a) where the overdue amount is principal which has become due and payable before the expiry of the relevant Interest Period, the rate applicable to that principal immediately before the date it fell due (but only for the period from that due date to the end of the relevant Interest Period); or

       (b) in any other case (including principal falling within clause 8.4(a) once the relevant Interest Period has expired), the rate which would be payable if the overdue amount was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of a duration selected by the Facility Agent (each a "DEFAULT INTEREST PERIOD").

              For the purposes of determining the rate of interest on an overdue amount under this clause 8.4, the Margin will be:

              (i) if that amount comprises principal or interest or any other amount due in relation to a Facility, the Margin relating to that Facility; or

              (ii) if that amount is not properly attributable to a Facility, the Margin under the Term C Facility.

8.5    COMPOUNDING

       Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

8.6    MARGIN ADJUSTMENT:

       (a) Subject to clause 8.2 and clauses 8.6(b) to (d) (inclusive), if at any time on or after 30 September 2003 any Quarterly Accounts delivered during the four most recently preceding Accounting Quarters show that, as at the Testing Date for that Accounting Quarter, the ratio of

              Target Total Net Debt to Target Adjusted EBITDA is less than 2.50:1.00 then the Margin applicable to the Term A Facility shall be reduced to the rate per annum set out in the second column of the table below, and the Margin applicable to the Revolving Facility shall be reduced to the rate per annum set out in the third column of the table below depending on the ratio actually achieved as specified in column 1 of the table below.

                                 (1)                              (2)                       (3)
                        SENIOR DEBT TO EBITDA               TERM A FACILITY      REVOLVING FACILITY MARGIN
                                                                MARGIN                      (%)
                                                                  (%)
              Less than 2.50:1.00 but more than or               2.00                      2.00
              equal to 2.00:1.00

              Less than 2.00:1.00                                1.75                      1.75

       (b) Any reduction in the Margin under clause 8.6(a) shall take effect on the first day of the first Interest Period occurring after the date on which the Facility Agent has received the Quarterly Accounts for the Accounting Quarter ending on the last day of the 12 months period referred to in clause 8.6(a) (together with the corresponding Compliance Certificates) until (but excluding) the date (a "READJUSTMENT DATE") which is the earlier of:

              (i) the date on which the Facility Agent receives the Quarterly Accounts for the immediately following Accounting Quarter (together with the corresponding Compliance Certificate); and

              (ii) the latest date by which the Facility Agent should have received the Quarterly Accounts referred to in clause 8.6(b)(i) under clause 20.10(c)(ii) (FSHC Financial statements) and under clause 20.10(d)(ii) (PHFL Financial Statements).

                     and, on each Readjustment Date, the Margin applicable to the Term A Facility and the Margin applicable to the Revolving Facility shall return to 2.25 per cent. per annum, unless a lower Margin is applicable under this clause 8.6.

       (c) The Margin applicable to the Term A Facility and the Margin applicable to the Revolving Facility shall not, on any one occasion for that reduction in accordance with clauses 8.6(a) and
              (b), be reduced by more than 0.25 per cent. per annum.

       (d) No decrease in the Margin shall take effect if an Event of Default is outstanding. If an Event of Default occurs, the Margin applicable to the Term A Facility and the Margin applicable to the Revolving Facility shall immediately return to (if it is not already) 2.25 per cent. per annum, until the time when no Default is outstanding, (when the Margin will again be determined in accordance with this clause 8.6). For the purpose of this clause 8.6, any Event of Default under clause 21.(b)(i) (Breach of other obligations), occurring as a result of an Obligor failing to comply with clause 20.14 (Financial covenants) only, shall be deemed to have been remedied if the Obligor is in compliance with the provisions of clause 20.14 (Financial covenants) for the next Testing Date following such Event of Default, and provided the Facility Agent has not issued a notice under clause 21.2 (Cancellation and repayment) during such time.

       (e)    If:

              (i)    the Margin is:

                     (A) decreased or increased in accordance with this clause 8.6 by reference to Quarterly Accounts; or

                     (B) Quarterly Accounts indicate that no change in the Margin is required; and

              (ii) subsequent Annual Accounts shown that the Margin should have been higher or lower than the level shown by those Quarterly Accounts, then:

                     (A) where the subsequent Annual Accounts show that the Margin should have been higher than the level shown by those Quarterly Accounts, the Parent shall, promptly following demand by the Facility Agent, pay (or procure that the Borrowers pay) to the Facility Agent for the account of the Lenders the additional amount which would have been payable by the Borrowers if the Margin had been increased to the correct level during the relevant periods as shown by the relevant Annual Accounts; and

                     (B) where the subsequent Annual Accounts show that the Margin should have been lower than the level shown by those Quarterly Accounts, then the Margin shall reduce with immediate effect in respect of interest accrued but unpaid in the first Interest Period occurring after receipt of such Quarterly Accounts up to a maximum accrual period of 3 months.

                            The Facility Agent's determination of any adjustments payable under this clause 8.6(f) shall, except in the case of the manifest error, be conclusive.

8.7    NOTIFICATION

       The Facility Agent will notify the Parent and the Lenders of each determination of an interest rate (including a default rate) and each selection of a Default Interest Period under this clause 8 as soon as reasonably practicable after any such determination or selection is made.

9.     SELECTION OF INTEREST PERIODS

9.1    TERM AND CASH BRIDGE FACILITIES

       (a) Subject to clause 3.4(a)(iii) (Syndication) and the other provisions of this agreement, each Interest Period for a Term Advance or a Cash Bridge Advance shall be one, two, three or six months as notified by Jersey Bidco or FSHC Holdco (as the case may be) to the Facility Agent no later than 10.00 am one Business Day for Sterling Advances (three Business Days for Advances in Optional Currencies) before the start of that Interest Period (or any other period which the Facility Agent may agree).

       (b) The first Interest Period for a Term Advance or a Cash Bridge Advance will start on its Drawdown Date and each subsequent Interest Period for that Term Advance or Cash Bridge Advance will start on the last day of the immediately preceding Interest Period for that Term Advance or Cash Bridge Advance (as the case may be).

       (c) Jersey Bidco and FSHC Holdco (as the case may be) will select Interest Periods for a Term Advance or a Cash Bridge Advance so that each Repayment Date for that Term Advance or Cash Bridge Advance will fall on the last day of an Interest Period and, for this purpose, Jersey Bidco or FSHC Holdco (as the case may be) may split any Term Advance into two separate Term Advances one of which shall (if applicable) be in an amount at least equal to the amount of the instalment due on the next following Repayment Date relating to that Term Advance and will have an Interest Period expiring on that Repayment Date.

       (d) If a Borrower fails to select an Interest Period then, save as provided in this clause 9, it will be deemed to have selected a period of three months or any shorter period which is necessary to comply with the requirements of clause 9.1(c).

9.2    REVOLVING FACILITY

       Subject to the provisions of this agreement, the Interest Period for each Revolving Advance shall be one, two, three or six months, as selected by the relevant Borrower in the relevant Drawdown Request (or any other period which the Facility Agent may agree).

9.3    NON-BUSINESS DAYS

       If any Interest Period would, but for this clause 9.3, end on a day which is not a Business Day, that Interest Period shall be extended to (and the Maturity Date in the case of a Revolving Advance shall be) the immediately following Business Day, unless the result of that extension would be to carry that Interest Period into another calendar month, in which case that Interest Period shall end on (and that Maturity Date shall be) the immediately preceding Business Day.

10.    MARKET DISRUPTION

10.1   MARKET DISRUPTION NOTICE

       If, in relation to any Advance (an "AFFECTED ADVANCE"):

       (a) the Facility Agent determines that, by reason of circumstances affecting the applicable interbank market generally, adequate and fair means do not or will not exist for ascertaining LIBOR or EURIBOR (as the case may be) applicable to that Affected Advance for an Interest Period; or

       (b) Lenders whose participations in that Affected Advance exceed 33 per cent. of the amount of that Affected Advance notify the Facility Agent that deposits will not be available to them in the London Interbank Market in order to fund their participations in that Affected Advance for an Interest Period or that (other than due to the credit rating of the relevant Lender or Lenders) their cost of obtaining deposits in order to fund their participations in that Affected Advance for an Interest Period would exceed LIBOR or EURIBOR (as the case may be), the Facility Agent will give notice of that event to the Parent and the Lenders (a "MARKET DISRUPTION NOTICE").

10.2   SUBSTITUTE BASIS

       During the 30 days following the giving of a Market Disruption Notice, the Facility Agent and the Parent will negotiate in good faith in order to agree on a mutually acceptable substitute basis for calculating the interest payable on the relevant Affected Advance. If a substitute basis is agreed within that period, then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period). The Facility Agent will not agree a substitute basis under this clause 10.2 without first obtaining the approval of the Lenders.

10.3   COST OF FUNDS

       Unless and until a substitute basis is agreed under clause 10.2 (Substitute basis), the interest payable on each Lender's participation in the relevant Affected Advance for the relevant Interest Period will be the rate certified by that Lender to be its cost of funds (from any source which it may reasonably select) plus the applicable Mandatory Cost plus the applicable Margin.

10.4   UNAVAILABILITY OF STERLING

       If, in relation to any proposed Drawing by way of an Advance, Lenders whose participations in that Advance exceed 33 per cent. of the amount of that Advance notify the Facility Agent that deposits in Sterling will not be readily available to them in the London interbank market in order to enable them to fund their participations in that Advance, the Lenders will not be obliged to participate in the proposed Drawing and any Drawdown Request which has been served by the relevant Borrower will be deemed withdrawn.

11.    REPAYMENT OF DRAWINGS

11.1   TERM ADVANCES

       (a) Jersey Target shall repay the Term A Advances in semi-annual instalments. Each such semi-annual instalment will fall due for repayment on each date specified below. The amount in total which must be repaid on each such date (the "STERLING A INSTALMENT AMOUNT") shall be the amount specified opposite that date, calculated as an Original Sterling Amount. Any balance of the aggregate outstanding principal amount of the Term A Advances remaining outstanding on the Term A Final Repayment Date shall be repaid in full on that date.

              The repayment dates and amounts are:

              DATE                                 STERLING A INSTALMENT AMOUNT
              ----                                 ----------------------------

              31 January 2003                           (pound)1,500,000
              31 July 2003                              (pound)2,000,000
              31 January 2004                           (pound)1,875,000
              31 July 2004                              (pound)1,875,000
              31 January 2005                           (pound)2,375,000
              31 July 2005                              (pound)2,375,000
              31 January 2006                           (pound)2,500,000
              31 July 2006                              (pound)2,500,000
              31 January 2007                           (pound)2,500,000
              31 July 2007                              (pound)2,500,000
              31 January 2008                           (pound)2,500,000
              31 July 2008                              (pound)2,500,000
              31 January 2009                           (pound)2,500,000

              DATE                                 STERLING A INSTALMENT AMOUNT
              ----                                 ----------------------------

              31 July 2009                              (pound)2,500,000

       (b) Jersey Target and/or FSHC Holdco shall repay the Term B Advances outstanding on the Term B Final Repayment Date in full on that date.

       (c) Jersey Target and/or FSHC Holdco shall repay the Term C Advances outstanding on the Term C Final Repayment Date in full on that date.

       (d) FSHC Holdco shall repay the Cash Bridge Advances outstanding on the Cash Bridge Final Repayment Date in full on that date.

       (e) No amount repaid in relation to a Term Advance or a Cash Bridge Advance may be redrawn.

11.2   REVOLVING ADVANCES

       (a) Each Borrower of any Revolving Advance shall repay that Advance on its Maturity Date.

       (b) Any amount repaid under the Revolving Facility may be redrawn in accordance with clause 5 (Drawdown Procedures).

       (c)    On the Revolving Facility Repayment Date:

              (i) the Revolving Facility will expire and the Revolving Commitment of each Lender will be reduced to zero; and

              (ii) each Borrower will repay or prepay all amounts outstanding and owed by it in relation to the Revolving Facility (together with all its Contingent Liabilities).

12.    PREPAYMENT AND CANCELLATION

12.1   VOLUNTARY PREPAYMENT:

       A Borrower may prepay all or any part of a Term A Advance or a Term B Advance at any time, provided that:

       (a) the Facility Agent has received no less than ten Business Days irrevocable notice from the Parent of the proposed date and amount of the prepayment;

       (b) any partial prepayment is in a minimum amount of (pound)250,000 (or its Sterling Equivalent) and, if greater, an integral multiple of (pound)50,000 (or its Sterling Equivalent); and

       (c) if paid other than on the last day of the Interest Period for that Term Advance, the relevant Borrower indemnifies the Lenders under clause 29.1 (General indemnity and breakage costs).

12.2   ADDITIONAL RIGHT OF PREPAYMENT

       If:

       (a) a Borrower is required to pay any additional amount to a Finance Party under clause 14.1 (Gross up) or clause 14.3; or

       (b)    the Parent is required to pay any amount to a Lender under clause
              15.1 (Increased costs),

              then, without prejudice to the obligations of any Obligor under those clauses, the Parent may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Lender through the Facility Agent. If the Parent serves any such notice:

              (i) on the date which is ten Business Days after the date of service of the notice, each Borrower shall:

                     (A) prepay that Lender's participation in all Advances and Ancillary Outstandings drawn by it together with accrued interest on those Advances and all other amounts payable to that Lender under the Senior Finance Documents; and

                     (B) provide cash cover in accordance with clause 1.4 (Cash cover) in an amount equal to the total Contingent Liability (if any) of that Lender in relation to Bank Guarantees and the total contingent liabilities of that Lender under any relevant Ancillary Facility; and

              (ii) all that Lender's Commitments shall be cancelled and reduced to zero as at the date of service of the notice.

12.3   SALE, CHANGE OF CONTROL AND LISTING

       (a) If a Change of Control, Listing or Sale occurs then (unless the Majority Lenders otherwise agree in writing):

              (i) all of the Lenders' Commitments will immediately be cancelled and reduced to zero; and

              (ii) each Borrower will immediately prepay all Advances drawn by it, all Bank Guarantees issued for its account and all sums advanced to it and all contingent liabilities issued for its account under any Ancillary Facility.

       (b)    For the purposes of this agreement:

              (i)    a "CHANGE OF CONTROL" will occur if the Lead Equity
                     Investors:

                     (A) cease after the date of this agreement to be the legal and beneficial owners of (i) more than 50 per cent. of the equity share capital of either the Parent or Jersey Holdco or (ii) equity share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Parent or of Jersey Holdco; or

                     (B) cease after the date of this agreement to have the right to determine the composition of a majority of the board of directors (or like body) of the Parent or of Jersey Holdco; or

                     (C) cease after the date of this agreement to have "control" (as defined in section 839 Income and Corporation Taxes Act 1988) of the Parent or of Jersey Holdco;

              (ii)   "LISTING" means

                     (A) admission to trading of all or any part of the share capital of any Group Company on any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to any Group Company or any Holding Company of the Parent or Jersey Holdco in any jurisdiction or country;

                     (B) the raising of funds by any Group Company in the national or international equity markets (by way of IPO, private placement of new shares, public offering or otherwise); and

              (iii) "SALE" means a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of the FSHC Group or the PHFL Group.

12.4   ASSET DISPOSALS

       (a) The Parent shall procure that an amount equal to the Net Proceeds of a disposal of any asset by a Group Company (other than a disposal permitted by clauses 20.3(a)(i), (iv) and (vii) (Disposals)) (to the extent that the amount when aggregated with the Net Proceeds of all other such disposals made in the same calendar year exceeds (pound)250,000 (or its Sterling Equivalent)), is applied in prepayment of the Facilities (subject to clause 12.4(b).

       (b) Net Proceeds, other than the Net Proceeds from the Australian Disposal, need not be so applied if:

              (i) within 180 days after receipt they are reinvested in assets of a similar type and value required for the business of the disposing Group Company; and

              (ii) following receipt and pending that reinvestment they are held in a Cash Collateral Account.

12.5   INSURANCE CLAIMS

       (a) Subject to clause 12.5(b), if a Group Company receives any proceeds exceeding (pound)250,000 (or its Sterling Equivalent), as a result of making a claim under an insurance policy (other than proceeds compensating for loss of profit under business interruption or similar insurance or compensating for loss of life), the Parent shall procure that an amount equal to those proceeds (net of any Tax) must be applied in prepayment of the Facilities.

       (b) Any amount received or recovered as a result of making a claim under an insurance policy need not be so applied if:

              (i) within 180 days after receipt it is applied in reinstating, replacing, repairing or otherwise investing in assets in relation to which that amount was received or meeting a liability in relation to which that amount was received; and

              (ii) following receipt and pending that application, it is held in a Cash Collateral Account.

12.6   EXCESS CASHFLOW

       (a) Within ten Business Days after delivery of each of the Quarterly Accounts for the Accounting Quarter ending 31 March and the Quarterly Accounts for the Accounting Quarter ending 30 September in each calendar year, the Parent shall procure that an amount equal to 50 per cent. of the amount of Excess Cashflow for the Relevant Period, minus the aggregate amount of prepayments made in accordance with clause 12.1 (Voluntary prepayments), 12.4 (Asset Disposals), and 12.5 (Insurance Claims) and any amount permitted to be retained by the Group in accordance with those clauses during (or referable to) that Relevant Period, to the extent that the relevant amounts or proceeds giving rise to the relevant prepayments have been included in calculating Cashflow, is applied in prepayment of the Facilities.

       (b) Following the application of clause 12.6(a) for each Relevant Period, any Excess Cashflow which has not been applied in prepayment of the Facilities will be available to be advanced to any Group Company or Excluded Company (by way of loan, equity or otherwise) for the purpose of financing Approved Acquisitions or for temporary working capital purposes provided that either:

              (i) the Parent has obtained the prior written consent of the Facility Agent to such advance; or

              (ii)

                     (A) no Default has occurred and is continuing or would occur as a result of making such advance (and for the purpose of this clause 12.6, any Event of Default under clause 21.(b)(i) (Breach of other obligations), occurring as a result of an Obligor failing to comply with clause 20.14 (Financial covenants) only, shall be deemed to have been remedied if the Obligor is in compliance with the provisions of clause 20.14 (Financial covenants) for the next Testing Date following such Event of Default, and provided the Facility Agent has not issued a notice under clause 21.2 (Cancellation and repayment) during such time);

                     (B) the aggregate amount of all such advances for the purpose of financing Approved Acquisitions in each calendar year does not exceed (pound)2,500,000 (or its Sterling Equivalent);

                     (C) the aggregate amount of all such advances for temporary working capital purposes is not in any calendar year in excess of (pound)1,750,000 (or its Sterling Equivalent); and

                     (D) the Parent confirms to the Facility Agent in writing immediately prior to making any such advance that it can see no reason as at that date why the

                            Group will not be able to comply with the covenants set out in clause 20.14 (Financial covenants) on the two immediately following Testing Dates.

12.7   ORDER OF APPLICATION OF PREPAYMENTS

       (a) Subject to clause 12.7(d) below, any amount to be applied in prepayment of the Facilities under clause 12.1 (Voluntary prepayments), clause 12.4 (Asset disposals), clause 12.5 (Insurance claims) or clause 12.6 (Excess Cashflow) shall be applied in the following order, in each case until the relevant Advances or other liabilities have been satisfied in full:

              (i) first, in permanent prepayment of the Term A Advances and the Term B Advances pro rata to the outstanding amount of those Advances provided that any Term B Lender may elect not to receive such prepayment in which case such prepayment shall be applied against the outstanding Term A Advances;

              (ii) second, to the extent any Term B Lender has made an election in accordance with clause 12.7(a)(i), in permanent prepayment of the outstanding Term B Advances;

              (iii)  third, in permanent prepayment of the Term C Advances;

              (iv)   fourth, in permanent prepayment of the Cash Bridge
                     Advances;

              (v) fifth, in permanent prepayment on a pro rata basis of Revolving Advances and cash advances outstanding under the Ancillary Facilities;

              (vi) sixth, in prepaying on a pro rata basis any Contingent Liability or contingent liability under any Ancillary Facility; and

              (vii) seventh, in permanent reduction of any undrawn Revolving Commitments.

       (b)    If any amount is applied in accordance with clause 12.7(a)(v) or
              (vi) the Revolving Commitments shall immediately be cancelled by that amount. Any such cancellation shall apply to the Revolving Commitment of each Revolving Lender on a pro rata basis and that Revolving Lender's Ancillary Limit, if any, shall be reduced accordingly.

       (c)    Any prepayment:

              (i) made under clause 12.2 (Additional right of prepayment) shall be applied pro rata against the scheduled instalments set out in clause 11.1 (Term Advances) under the Term Facilities in which the relevant Lender was participating; and

              (ii) to be applied under this clause 12.7 against Term A Advances shall be applied pro rata against the relevant scheduled instalments set out in clause 11.1 (Term Advances).

       (d) The Net Proceeds of the Australian Disposal together with amounts advanced by Alchemy Partners (Guernsey) Limited under the Alchemy Undertaking shall be applied in permanent prepayment of the Cash Bridge Advances and, once the Cash Bridge Advances have been repaid in full, any remaining Net Proceeds of the Australian Disposal shall be released from the Cash Collateral Account in which they are held and shall no longer be required to be applied in accordance with clause 12.4 (Asset disposals).

12.8   PREPAYMENTS DURING INTEREST PERIODS

       Subject to the other provisions of this agreement, any amount required to be applied in prepayment of the Facilities under clauses 12.4 (Asset disposals) or 12.5 (Insurance claims) during an Interest Period for that Advance will be paid by the relevant Borrower into a Cash Collateral Account and applied (together with any relevant accrued interest) against that Advance on the expiry of that Interest Period.

12.9   CANCELLATION OF FACILITIES

       (a) Subject to clause 12.9(b), the Parent may cancel the Available Commitments in whole or in part or any undrawn Commitments under the Term Facilities or the Cash Bridge Facility (but, if in part, in a minimum of(pound)250,000 (or its Sterling Equivalent) and an integral multiple of(pound)50,000 (or its Sterling Equivalent)) at any time during the relevant Availability Period by giving no less than ten Business Days irrevocable notice to the Facility Agent specifying the date and amount of the proposed cancellation and, on any cancellation of the Available Commitments or the undrawn Commitments under the Term Facilities or the Cash Bridge Facility (as the case may be), the amount of the relevant Facility will reduce accordingly. Any such cancellation shall reduce each Lender's Available Commitment or Commitment under the Term Facilities or the Cash Bridge Facility on a pro rata basis and any Revolving Lender's Ancillary Limit, if any, shall be reduced accordingly.

       (b) Prior to being entitled to cancel any undrawn Commitments under the Term Facilities or the Cash Bridge Facility the Parent shall be required to demonstrate to the satisfaction of the Facility Agent that it has and will continue to have sufficient working capital facilities available to the Group.

12.10  MISCELLANEOUS

       (a) Any repayment or prepayment under this agreement must be accompanied by accrued interest on the amount repaid or prepaid and any other amount then due under this agreement.

       (b) No amount prepaid or cancelled under this clause 12 may be redrawn or reinstated.

       (c) Any notice of prepayment or cancellation given under this agreement shall be irrevocable and, in the case of notice of prepayment, the Parent or the Borrower named in that notice shall be obliged to prepay (or, in the case of the Parent, to procure prepayment) in accordance with that notice.

       (d) No prepayment of a Drawing or cancellation of any Commitment may be made except in accordance with this agreement or (in relation to an Ancillary Facility) the relevant Ancillary Facility Letter.

13.    PAYMENTS

13.1   BY LENDERS

       (a) On each date on which an Advance is to be made, each Lender shall make its participation in that Advance available to the Facility Agent on that date by payment in the currency in which that Advance is denominated and in immediately available cleared funds to the account specified by the Facility Agent for that purpose.

       (b) The Facility Agent shall make the amounts paid to it available to the relevant Borrower on the date of receipt by payment in the same currency as received by the Facility Agent to the account specified by that Borrower in the notice requesting that Advance. If any Lender makes its share of any Advance available to the Facility Agent later than required by clause 13.1(a), the Facility Agent shall make that share available to the relevant Borrower as soon as practicable after receipt.

13.2   BY OBLIGORS

       (a) On each date on which any amount is due from any Obligor under the Senior Finance Documents, that Obligor shall pay that amount on that date to the Facility Agent in immediately available cleared funds to the account specified by the Facility Agent for that purpose.

       (b) Each payment under this agreement from an Obligor is to be made in Sterling, except that:

              (i) each repayment or prepayment of an Advance shall be in the currency in which it was drawn;

              (ii) each payment of interest shall be in same currency as the amount in relation to which that interest is payable;

              (iii) each payment in respect of losses shall be made in the currency in which the losses were incurred;

              (iv) each payment under clause 14.1 (Gross up) or clause 15.1 (Increased costs) shall be made in the currency specified by the claiming Finance Party; and

              (v) any amount expressed to be payable in a currency other than Sterling shall be paid in that other currency.

       (c) The Facility Agent shall, on the date of receipt, pay to the Finance Party to which the relevant amount is due its pro rata share (if any) of any amounts so paid to the Facility Agent in the same currency as received by the Facility Agent to the account specified by that party to the Facility Agent. If any amount is paid to the Facility Agent later than required by clause 13.2(a), the Facility Agent shall make that party's share available to it as soon as practicable receipt.

13.3   NETTING OF PAYMENTS

       If on any Drawdown Date:

       (a)    the Revolving Lenders are required to make a Revolving Advance;
              and

       (b) a payment is due to be made by an Obligor to the Facility Agent for the account of the Revolving Lenders,

              the Facility Agent may, without prejudice to the obligation of the relevant Obligor to make that payment, apply any amount payable by the Revolving Lenders to that Obligor on that Drawdown Date in relation to the relevant Revolving Advance in or towards satisfaction of the amounts payable by that Obligor to the Revolving Lenders on that Drawdown Date.

13.4   ASSUMED RECEIPT

       Where an amount is to be paid under any Senior Finance Document for the account of another person, the Facility Agent will not be obliged to pay that amount to that person until it is satisfied that it has actually received that amount. If the Facility Agent nonetheless pays that amount to that person and the Facility Agent had not in fact received that amount, then that person will on request refund that amount to the Facility Agent. That person will be liable:

       (a) to pay to the Facility Agent on demand interest on that amount at the rate determined by the Facility Agent to be equal to the cost to the Facility Agent of funding that amount for the period from payment by the Facility Agent until refund to the Facility Agent of that amount; and

       (b) to indemnify the Facility Agent on demand against any additional loss it may have incurred by reason of it having paid that amount before having received it.

13.5   NO SET-OFF OR DEDUCTIONS

       All payments made by an Obligor under the Senior Finance Documents must be paid in full without set-off or counterclaim and not subject to any condition and free and clear of and without any deduction or withholding for or on account of any Taxes (except as provided in clause 14 (Taxes)).

13.6   BUSINESS DAYS

       Subject to clause 9.3 (Non-Business Days), if any amount would otherwise become due for payment under any Senior Finance Document on a day which is not a Business Day, that amount shall become due on the immediately following Business Day and all amounts payable under any Senior Finance Document calculated by reference to any period of time shall be recalculated on the basis of that extension of time.

13.7   CHANGE IN CURRENCY

       (a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country:

              (i) any reference in any Senior Finance Document to, and any obligations arising under any Senior Finance Document in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Facility Agent (after consultation with the Parent and the Lenders); and

              (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

       (b) If a change in any currency of a country occurs, the Senior Finance Documents will, to the extent the Facility Agent specifies is necessary, be amended to comply with any generally accepted conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency. The Facility Agent will notify the other parties to the relevant

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       Senior Finance Documents of any such amendment, which shall be binding on all the parties to that Senior Finance Document.

13.8   APPLICATION OF MONEYS

       If any amount paid or recovered in relation to the liabilities of an Obligor under any Senior Finance Document is less than the amount then due, the Facility Agent shall apply that amount against amounts outstanding under the Senior Finance Documents in the following order:

       (a) first, to any unpaid fees and reimbursement of unpaid expenses of the Agents;

       (b) second, to any unpaid fees and reimbursement of unpaid expenses of the Lenders;

       (c)    third, to unpaid interest;

       (d) fourth, to unpaid principal (including provision of cash cover in relation to Contingent Liabilities not already cash collateralised); and

       (e) fifth, to other amounts due under the Senior Finance Documents (other than the Hedging Agreements)

              in each case (other than (a)), pro rata to the outstanding amounts owing to the relevant Finance Parties (other than the Hedging Lenders) under the Senior Finance Documents taking into account any applications under this clause 13.8. Any such application by the Facility Agent will override any appropriation made by an Obligor.

14.    TAXES

14.1   GROSS UP

       If any deduction or withholding for or on account of Taxes or any other deduction from any payment made or to be made by an Obligor to any Finance Party or by the Facility Agent to any other Finance Party under any Senior Finance Document is required by law, then that Obligor will:

       (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

       (b) pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law, the amount which is required to be paid in consequence of the deduction (including the full amount of any deduction from any additional amount paid under this clause 14.1);

       (c) promptly pay to the relevant Finance Party an additional amount equal to the amount required to procure that the aggregate net amount received by that Finance Party will equal the full amount which would have been received by it if no such deduction or withholding had been made; and

       (d) indemnify each Finance Party against any losses incurred by it by reason of:

              (i) any failure by the relevant Obligor to make any deduction or withholding; or

              (ii) any such additional amount not being paid on the due date for payment of that amount.

14.2   EXEMPTIONS FROM GROSS-UP

       No additional amount will be payable to a Finance Party under clause 14.1 (Gross up) to the extent that the relevant deduction or withholding would not have arisen if that Finance Party had been a Qualifying Lender at the time the relevant payment fell due (unless the reason it is not a Qualifying Lender is the introduction of, or a change in, any law or regulation, or a change in the interpretation or application of any law or regulation or in any practice or concession of the Inland Revenue, in each case occurring after the date of this agreement).

14.3   INDEMNITY

       Without prejudice to clause 14.1 (Gross up), if, as a result of a change in Tax law or regulation (or an equivalent change having mandatory effect) occurring after the date of this agreement any Finance Party (or any person on its behalf) is required to make any payment in relation to Tax (other than Tax on its overall net income) on or calculated by reference to the amount of any payment received or receivable by that Finance Party (or any person on its behalf) under any Senior Finance Document (including under clause 14.1 (Gross up)) or any liability in relation to any such payment is assessed, levied, imposed or claimed against any Finance Party (or any person on its behalf), the Parent shall, on demand by the Facility Agent, forthwith indemnify that Finance Party (or relevant other person) against that payment or liability and any losses incurred in connection with that payment or liability.

14.4   FILINGS

       (a) If an Obligor is required (or would in the absence of any appropriate filing be required) to make a deduction or withholding for or on account of Taxes or any other deduction contemplated by this clause 14, that Obligor and each relevant Finance Party shall promptly file all forms and documents which the appropriate Tax authority may reasonably require in order to enable that Obligor to make relevant payments under the Senior Finance Documents without having to make that deduction or withholding.

       (b) Each Finance Party which is a Qualifying Lender by reason of paragraph (b) of the definition of "Qualifying Lender" in clause
              1.1 (Definitions) shall, as soon as reasonably practicable after request from the Parent, file with any relevant Tax authority, or provide to the Parent, any Tax form, declaration or other document which the Parent has reasonably requested from that Finance Party for the purpose of enabling payments to be made by the relevant Obligor to that Finance Party under the Senior Finance Documents without deduction or withholding.

14.5   TAX CREDITS

       If an Obligor pays an additional amount under clause 14.1 (Gross up) and a Lender, in its sole opinion, receives an off-setting Tax credit or other similar Tax benefit arising out of that payment, that Lender shall reimburse to the relevant Obligor the amount which that Lender determines, in its sole opinion, is attributable to the relevant deduction, withholding or payment and will leave it in no better or worse position in relation to its worldwide Tax liabilities than it would have been in if the payment of that additional amount had not been required, to the extent that that Lender, in its sole opinion, can do so without prejudice to the retention of the amount of that credit or benefit and without any other adverse Tax consequences for it. Any such reimbursement shall be conclusive evidence of the amount due to that Obligor and shall be accepted by that Obligor in full and final settlement of any claim for reimbursement under this clause 14.5.


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

14.6  TAX CREDIT RECOVERY

       If, following any reimbursement by a Lender under clause 14.5 (Tax credits), that Lender is required to relinquish or surrender any credit or benefit or suffers an adverse Tax consequence as a result of that reimbursement and that relinquishment, surrender or that adverse Tax consequence was not (or was not fully) taken into account in determining that reimbursement, the relevant Obligor shall, on demand, return to that Lender the proportion of the reimbursement which will compensate the Lender for that relinquishment, surrender or adverse Tax consequence.

14.7   AMENDMENTS TO S349 ICTA 1988

       If section 349 of the Income and Corporation Taxes Act 1988 is, amended or repealed, after the date of this agreement, the Facility Agent may, after consultation with the Parent and the Lenders, by notice to the Parent and the Lenders amend or replace paragraph (a) of the definition of "Qualifying Lender" in clause 1.1 (Definitions) in such a way and to such extent as it reasonably determines will have the same or equivalent effect as the existing paragraph (a) having regard to the contexts in which the expression "Qualifying Lender" is used in this agreement. The right of the Facility Agent under this clause 14.7 shall extend also to any amended or replacement definition for the time being in force as a result of the application of this clause 14.7. If the definition of "Qualifying Lender" is amended or replaced under this clause 14.7, such changes shall take effect to the such changes from the date specified by the Facility Agent.

14.8   TAX AFFAIRS

       Nothing in this clause 14 shall oblige any Lender to disclose any information to any person regarding its Tax affairs or Tax computations or interfere with the right of any Lender to arrange its Tax affairs in whatever manner it thinks fit.

15.    CHANGE IN CIRCUMSTANCES

15.1   INCREASED COSTS

       (a) If the effect of the introduction of, or a change in, or a change in the interpretation or application of, any law or regulation (including any law or regulation relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) applicable to any Lender (an "AFFECTED LENDER") occurring after the date of this agreement or compliance by any Lender with any such law or regulation is to:

              (i) impose an additional cost on the Affected Lender as a result of it having entered into any Senior Finance Document or making or maintaining its participation in any Advance or of it performing its obligations under any Senior Finance Document;

              (ii) reduce any amount payable to the Affected Lender under any Senior Finance Document or reduce the effective return on its capital or any class of its capital; or

              (iii) result in the Affected Lender making any payment or forgoing any interest or other return on or calculated by reference to any amount received or receivable by the Affected Lender from any other party under any Senior Finance Document,

                     (each such increased cost, reduction, payment, forgone interest or other return being referred to in this clause 15.1 as an "INCREASED COST"), then:

                     (A) the Affected Lender will notify the Parent and the Facility Agent of that event as soon as reasonably practicable after becoming aware of it; and

                     (B) on demand from time to time by the Affected Lender, the Parent will pay to the Affected Lender the amount which the Affected Lender determines is necessary to compensate the Affected Lender for that increased cost (or the portion of that increased cost which is, in the opinion of the Affected Lender, attributable to it entering into the Senior Finance Documents, making or maintaining its participation in any Drawing, or maintaining its Commitment).

       (b) The certificate of an Affected Lender specifying the amount of compensation payable under clause 15.1(a) and the basis for the calculation of that amount is, in the absence of manifest error, conclusive.

       (c) The Parent will not be obliged to compensate any Affected Lender under clause 15.1(a) in relation to any increased cost:

              (i) compensated for by payment of the Mandatory Cost or by clause 14 (Taxes); or

              (ii) attributable to a change in Tax on the overall net income of the Affected Lender.

       (d) If any Holding Company of a Lender suffers a cost which would have been recoverable by that Lender under this clause 15.1 if that cost had been imposed on that Lender, that Lender shall be entitled to recover the amount of that cost under this clause 15.1 on behalf of the relevant Holding Company.

15.2   ILLEGALITY

       If it is or becomes contrary to any law or regulation for any Lender to make any of the Facilities available or to maintain its participation in any Advance or any of its Commitments, then that Lender may give notice to that effect to the Facility Agent and the Parent, whereupon:

       (a) the relevant Borrowers will in good time before the latest date permitted by the relevant law or regulation prepay that Lender's participation in all Advances then outstanding, together with all interest accrued on those Advances, provide cash cover in an amount equal to that Lender's Contingent Liability in relation to each Bank Guarantee (to the extent not already cash collateralised) and pay all other amounts due to that Lender under the Senior Finance Documents (including under clause 29.1 (General indemnity and breakage costs)); and

       (b) that Lender's undrawn Commitments (if any) will immediately be cancelled and that Lender will have no further obligation to make the Facilities available.

15.3   MITIGATION

       If circumstances arise in relation to a Lender which would or may result in:

       (a) any Advance in which it participates becoming an Affected Advance under clause 10 (Market Disruption); or

       (b) an obligation to pay an additional amount to it under clause 14.1 (Gross up) or clause 14.3 (Indemnity); or

       (c)    a demand for compensation by it under clause 15.1 (Increased
              Costs); or

       (d) an obligation to prepay any amount to it under clause 15.2 (Illegality), then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under the clauses referred to above, that Lender will notify the Facility Agent and the Parent as soon as reasonably practicable after becoming aware of those circumstances and, in consultation with the Facility Agent and the Parent, take such reasonable steps as may be open to it to mitigate the effects of those circumstances, including:

              (i) changing its Lending Office for the purposes of this agreement; or

              (ii) transferring its rights and obligations under this agreement in accordance with clause 27 (Changes to parties), but the Lender concerned will not be obliged to take any action if to do so might have a material adverse effect on its business, operations or financial condition or cause it to incur liabilities or obligations (including Taxation) which (in its opinion) are material or would reduce its return in relation to its participation in the Facilities.

15.4   ISSUING LENDER

       References in clause 14 (Taxes) and this clause 15 to a "Lender" or "Lenders" include a Lender in its capacity as an Issuing Lender.

16.    FEES, EXPENSES AND STAMP DUTIES

16.1   ARRANGEMENT FEE

       The Parent will pay to the Arranger the arrangement fee in accordance with the terms of the Arranger's Fees Letter.

16.2   AGENCY FEE

       The Parent will pay to the Facility Agent for its own account an annual agency fee in accordance with the terms of the Agency Fees Letter.

16.3   COMMITMENT FEE

       The Parent will pay to the Facility Agent for the account of the Lenders a commitment fee which shall accrue from (and including) the date of this agreement which will:

       (a) be calculated at the rate of 0.75 per cent. per annum on the aggregate of the daily Total Available Commitments and the daily undrawn Term Commitments and Cash Bridge Commitments; and

       (b) be payable on the Completion Date, thereafter quarterly in arrear and on the last day of the relevant Availability Period for the Term Facilities and the Cash Bridge Facility (or, if earlier, the date on which the relevant Facility is fully drawn down) and in the case of the Revolving Facility quarterly in arrear and on the Revolving Facility Repayment Date;

       and such fee shall be conditional on the occurrence of the Unconditional Date.

16.4   BANK GUARANTEE COMMISSION

       Each Borrower for whose account a Bank Guarantee is issued shall pay to the Facility Agent a commission at a rate equal to the Margin applicable to the Revolving Facility from time to time on that Lender's Contingent Liability from day to day in relation to that Bank Guarantee. The commission shall be payable quarterly in arrear from the date of this agreement for so long as that Lender has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

16.5   BANK GUARANTEE FEES

       Each Borrower for whose account a Bank Guarantee is issued shall pay to the relevant Issuing Lender which issued such Bank Guarantee a fee equal to 1.00 per cent. per annum on the Contingent Liability of that Issuing Lender from day to day in relation to that Bank Guarantee. Such fee being payable in arrear from the date of this agreement for so long as the relevant Issuing Lender has any such Contingent Liability and on the date on which it ceases to have any such Contingent Liability.

16.6   VAT

       All fees payable under the Senior Finance Documents are exclusive of any value added tax or other similar tax chargeable on or in connection with those fees. If any such value added tax or other similar tax is or becomes chargeable, that tax will be added to the relevant fee at the appropriate rate and will be paid by the relevant Obligor at the same time as the relevant fee itself is paid.

16.7   INITIAL EXPENSES

       The Parent will on demand pay to the Agents and the Arranger the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by either Agent or the Arranger in connection with:

       (a) the negotiation, preparation, execution and completion of the Senior Finance Documents, and all documents, matters and things referred to in, or incidental to, any Senior Finance Document, including, without limitation, the operation of clause 18 (Changes to Obligors and Security);

       (b) any amendment, consent or suspension of rights (or any proposal for any of the same) relating to any Senior Finance Document (and documents, matters or things referred to in any Senior Finance Document);

       (c)    the investigation of any Default; and

       (d) primary syndication (including the costs of preparing the Syndication Memorandum and all matters incidental to primary syndication).


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

16.8   ENFORCEMENT EXPENSES

       The Parent will on demand pay to each Finance Party the amount of all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) incurred by that Finance Party in connection with the preservation, enforcement or attempted preservation or enforcement of any of that Finance Party's rights under any Senior Finance Document (and any documents referred to in any Senior Finance Document).

16.9   STAMP DUTIES, ETC.

       The Parent will on demand indemnify each Finance Party from and against any liability for any stamp, documentary, filing and other duties and Taxes (if any) which are or may become payable in connection with any Senior Finance Document.

16.10  PREPAYMENT FEES

       (a) If any Borrower prepays all or any part of the Term A Facility or the Term B Facility prior to the second anniversary of the date of this agreement as a result of a refinancing of the Term A Facility and/or the Term B Facility, a prepayment fee of 1.00 per cent. of the amount prepaid shall be paid by such Borrower to the Facility Agent for the account of the Lenders at the time of such prepayment.

       (b) If any Borrower prepays all or any part of the Term A Facility or the Term B Facility prior to the first anniversary of the date of this agreement as a result of a Sale, Listing or Change of Control, a prepayment fee of 1.00 per cent. of the amount prepaid shall be paid by such Borrower to the Facility Agent for the account of the Lenders at the time of such prepayment.

       (c) If any Borrower prepays all or any part of the Term C Facility prior to the third anniversary of the date of this agreement, a prepayment fee of the percentage set out in column (2) of the table below of the amount to be prepaid corresponding to the time of such prepayment set out in column (1) of the table below shall be paid by such Borrower to the Facility Agent for the account of the Lenders at the time of such prepayment.

              PERIOD FROM DATE OF THIS AGREEMENT            PREPAYMENT FEE
                                                                 (%)

                    On or before 1 year                         3.00
                    On or before 2 years                        2.00
                    On or before 3 years                        1.00

       (d) For the avoidance of doubt no prepayment fee will be payable as a result of a prepayment in accordance with clause 12.6 (Excess Cashflow) or clause 20.3(a)(viii).

16.11  CALCULATION

       All fees under this agreement which accrue and are payable in arrear will accrue on a daily basis and will be calculated by reference to a 365 day year and the actual number of days elapsed (or on any other basis required by market practice).

17.    GUARANTEE AND INDEMNITY

17.1   GUARANTEE

       Each Guarantor irrevocably and unconditionally and jointly and severally:

       (a) guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Senior Finance Documents including without limitation the payment in full of all amounts that would become due but for the operation of the automatic stay under section 362(a) of the US Bankruptcy Code.

       (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Senior Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

       (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if the guarantee given under clause 17.1(a) or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.

17.2   FURTHER GUARANTEE PROVISIONS

       (a) The obligations of each Guarantor under clause 17.1 (Guarantee and indemnity) (the "GUARANTEE OBLIGATIONS"):

              (i) will not extend to cover any indebtedness which, if they did so extend would cause the infringement of section 151 of the Companies Act 1985 (in the case of an Obligor incorporated in the United Kingdom) or any similar enactments or provisions in any other jurisdiction (in the case of an Obligor incorporated outside the United Kingdom).

              (ii) are a continuing security and will extend to the ultimate balance of all amounts payable by each Obligor under any Senior Finance Document, regardless of any intermediate payment or discharge in whole or in part;

              (iii) are in addition to and are not in any way prejudiced by any other security now or subsequently held by any Finance Party; and

       (b) Anything contained in this clause 17 to the contrary notwithstanding, the obligations of each US Obligor under this clause 17 shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such US Obligor's obligations under this Clause 17 subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the US Bankruptcy Code or any applicable provisions of comparable law of one or more of the states comprising the United States of America (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such US Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such US Obligor (a) in respect of intercompany indebtedness to any Group Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such US Obligor hereunder and (b) under any guarantee of senior unsecured indebtedness or indebtedness subordinated in right of payment to obligations of the Obligors outstanding under this Agreement, which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such US Obligor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
              Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar right of such US
              Obligor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such US Obligor and other affiliates of the Borrowers of obligations arising under this Clause 17 by such parties.

       (c) Each Guarantor hereby irrevocably waives and abandons any and all right or entitlement which it has or may have under the existing or future laws of the Island of Jersey and/or the Island of Guernsey, whether by virtue of the "droit de discussion" or otherwise, to require that recourse be had to the assets of any of the Obligors or any other person before any claim is enforced against that Guarantor in respect of the Guarantee Obligations, and each Guarantor irrevocably undertakes that if at any time proceedings are brought against it in respect of the Guarantee Obligations and no Obligor is also joined in such proceedings, it will not require that any of the Obligors be joined in or otherwise made a party to such proceedings, whether the formalities required by any law of the Island of Jersey and/or the Island of Guernsey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been complied with.

       (d) Each Guarantor hereby irrevocably waives and abandons any and all right or entitlement which it has or may have under the existing or future laws of the Island of Jersey and/or the Island of Guernsey, whether by virtue of the "droit de division" or otherwise, to require that any liability of that Guarantor under the Guarantee Obligations be divided or apportioned with any other person or reduced in any manner.

17.3   NO DISCHARGE

       The Guarantee Obligations shall not be discharged, diminished or in any way adversely affected as a result of any of the following (whether or not known to any Obligor or Finance Party):

       (a) any time, consent or waiver given to, or composition made with, any Obligor or any other person;

       (b) any amendment to, or replacement of, any Senior Finance Document (however fundamental) or any other agreement or security;

       (c) the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or security against any Obligor or any other person;

       (d) any purported obligation of any Obligor or any other person to any Finance Party (or any security for that obligation) becoming wholly or partly void, invalid, illegal or unenforceable for any reason;

       (e) any incapacity, lack of power, authority or legal personality or any change in the constitution of, or any amalgamation or reconstruction of, any Obligor, Finance Party or other person;

       (f) any Obligor or other person becoming insolvent going into receivership or liquidation, having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors or similar proceedings;

       (g) any change in the constitution of any Finance Party or as a result of the amalgamation or consolidation by a Finance Party with any other person; or

       (h) any other act, omission, circumstance, matter or thing which, but for this provision, might operate to release, reduce or otherwise exonerate the relevant Guarantor from any of its obligations under clause 17.1 (Guarantee).

17.4   DETERMINATION OF GUARANTEE OBLIGATIONS

       If, notwithstanding clause 17.2(a) (Further guarantee provisions), the Guarantee Obligations cease to be continuing obligations:

       (a) each Finance Party may continue any account or open one or more new accounts with any Obligor and the liability of each Guarantor shall not be reduced or affected in any way by any subsequent transactions or receipts or payments into or out of any such account; and

       (b) each Guarantor will remain liable in relation to all indebtedness referred to in clause 17.1(a) (Guarantee) as at the date of determination (whether demanded or not) and whether or not any other Obligor is then in default under the Senior Finance Documents.

17.5   IMMEDIATE RECOURSE

       Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Senior Finance Document to the contrary.

17.6   NO SUBROGATION

       Subject to clause 17.7 (Exercise of subrogation), until all amounts which may be or become payable by any Obligor under or in connection with any Senior Finance Document have been irrevocably paid in full each Guarantor undertakes not to exercise any rights which it may have:

       (a) to be subrogated to or otherwise share in any security or monies held, received or receivable by any Finance Party or to claim any right of contribution in relation to any payment made by any Guarantor under this agreement;

       (b) to enforce any of its rights of subrogation and indemnity against any Obligor or any co-surety;

       (c) following a claim being made on any Guarantor under clause 17.1 (Guarantee and indemnity), to demand or accept repayment of any monies due from any other Obligor to any Guarantor or claim any set-off or counterclaim against any other Obligor; or

       (d) to claim or prove in a liquidation or other insolvency proceeding of any Obligor or any co-surety in competition with any Finance Party; or

       (e) provided that in addition to the foregoing, each Guarantor that is a US Obligor (each a "US GUARANTOR") hereby waives any and all rights which it may have at any time:

              (i) to be subrogated to or otherwise share in any security or monies held, received or receivable by any Finance Party or to claim any right of contribution in relation to any payment made by such US Guarantor under this agreement; and

              (ii) to enforce any of its rights of subrogation or indemnity or reimbursement against any Obligor or any co-surety in relation to any payment made by such US Guarantor under this agreement.

17.7   EXERCISE OF SUBROGATION

       Following the making of a demand on any Guarantor under clause 17.1 (Guarantee), that Guarantor will (at its own cost) promptly take such of the steps or action as are referred to in clause 17.6 (No subrogation) as the Facility Agent may from time to time stipulate.

17.8   TURNOVER

       Each Guarantor shall promptly pay to the Facility Agent an amount equal to any set-off, proof or counterclaim exercised by it against another Obligor or any co-surety and shall hold in trust for, and promptly pay or transfer to, the Facility Agent any payment, distribution or benefit of security received by it, whether arising as a result of a breach of clause 17.6 (No subrogation) or compliance with directions given under clause 17.7 (Exercise of subrogation).

17.9   SUSPENSE ACCOUNTS

       Until all amounts which may be or become payable by any Obligor under or in connection with any Senior Finance Document have been irrevocably paid in full, any amount received or recovered by any Finance Party from a Guarantor in relation to any amount due and payable by any Obligor under any Senior Finance Document may be held by the recipient in a suspense account. Amounts deposited in any such account shall accrue interest at the Facility Agent's usual rate for deposits of a similar amount and nature from time to time and interest accrued shall be credited to that account.

18.    CHANGES TO OBLIGORS AND SECURITY

18.1   ADDITIONAL BORROWERS

       A Group Company which is not dormant may become a Borrower after the Unconditional Date in respect of the Revolving Facility if:

       (a) the Parent gives notice to the Facility Agent identifying the relevant Group Company (attaching certified copies of such Group Company's most recent audited accounts (unless already provided));

       (b) the Majority Lenders (acting reasonably) confirm to the Facility Agent that they consent to the relevant Group Company becoming a Borrower;

       (c) the relevant Group Company, the Parent (for itself and as agent for the existing Obligors) and the Facility Agent execute an Accession Document designating that Group Company as a Borrower and a Guarantor; and

       (d)    the Parent delivers to the Facility Agent:

              (i) the original Accession Document executed by the relevant new Borrower as Borrower and Guarantor and the Parent (for itself and as agent for the existing Obligors); and

              (ii) the documents listed in parts 3 and 4 of Schedule 4, each in relation to the acceding Borrower,

              each satisfactory to the Facility Agent.

18.2   EFFECTIVE TIME

       When the conditions set out in clause 18.1 (Additional Borrowers) are satisfied, the Facility Agent will notify the Parent and the Finance Parties and the relevant Group Company will become a Borrower with effect from that notification.

18.3   ADDITIONAL GUARANTORS

       (a) The Parent shall procure that any Group Company, which is or becomes a Material Subsidiary which is not a Guarantor on the date of this agreement nor required to become a Guarantor pursuant to clause 20.11(g) (Provision of Jersey Target Security) or clause 20.12(f) (US Target Group Security) shall (unless prohibited by law) become a Guarantor by executing an Accession Document within 10 Business Days of it so becoming a Material Subsidiary.

       (b) When an Accession Document is entered into under clause 18.3(a), the Parent shall deliver to the Facility Agent:

              (i) the original Accession Document executed by the relevant new Obligor and the Parent (for itself and as agent for the existing Obligors); and

              (ii) the documents listed in parts 3 and 4 of schedule 4, each in relation to the acceding Guarantor; and

              (iii)  a legal opinion,

                     each satisfactory to the Facility Agent.

       (c) If it is unlawful for a Group Company to become a Guarantor under this clause 18.3 or to provide security under clause 18.4 (Further security), then each Obligor will use all reasonable endeavours to overcome the prohibition (and, in the case of a financial assistance or similar prohibition, will procure that the relevant Group Company will undertake all whitewash or similar procedures which are possible) to enable the relevant guarantee and/or security to be given as soon as is reasonably practicable.

       (d) The Parent shall procure that at all times the aggregate gross assets, gross revenues and EBITDA of the Guarantors exceeds 90 per cent. of each of the gross assets, gross revenues and EBITDA of the Group, and to the extent necessary shall procure that Group Companies which are not Material Subsidiaries become Guarantors in accordance with clauses 18.3(a), (b) and (c) to ensure compliance with this clause 18.3(d).

18.4   FURTHER SECURITY

       (a)    The Parent shall procure that:

              (i) any Group Company which becomes a Borrower shall, before becoming a Borrower; and

              (ii) any Material Subsidiary or Guarantor which has not entered into a Security Document over all or substantially all of its assets (the "RELEVANT ASSETS"), shall (unless prohibited by law) within 10 Business Days of it becoming a Material Subsidiary or upon becoming a Guarantor, execute a Security Document over the Relevant Assets in favour of the Security Agent (and in form and substance satisfactory to the Security Agent) as security for all indebtedness (or such part for which it is lawful) under the Senior Finance Documents.

       (b) When a Security Document is entered into under clause 18.4(a), the Parent shall deliver to the Facility Agent:

              (i) the original Security Document executed by the relevant Group Company; and

              (ii) the documents listed in parts 3 and 4 of schedule 4, each in relation to the relevant Group Company; and

              (iii)  a legal opinion,

              each satisfactory to the Facility Agent.

18.5   RELEASE OF GUARANTORS

       If no Default is continuing and all the shares in a Guarantor which is not a Borrower are disposed of in accordance with this agreement, the Facility Agent and the Security Agent shall, on request of the Parent as soon as reasonably practicable after completion of such disposal, execute any documents which are necessary to release that Guarantor from all liabilities under the Senior Finance Documents.

18.6   RELEASE OF SECURITY

       If no Default is continuing and a Group Company disposes of any asset (including shares in any other Group Company which is not a Borrower or shares in a Group Company which is a Borrower and such Borrower has repaid all obligations due and owing by it under the Senior Finance Documents) in accordance with this agreement, the Security Agent shall, on request of the Parent as soon as reasonably practicable after completion of that disposal, execute any documents necessary to release that asset from the security created in favour of the Security Agent by a Security Document.

19.    REPRESENTATIONS AND WARRANTIES

19.1   RELIANCE

       Each Obligor represents and warrants as set out in the following provisions of this clause 19, and Idun Health Care Limited (once it accedes to this agreement as a Guarantor) and Four Seasons Group Limited represent and warrant as set out in the provisions of clauses 19.2 (Incorporation) to 19.7(Consents), and acknowledges that each Finance Party has entered into the Senior Finance Documents and has agreed to provide the Facilities in full reliance on those representations and warranties

19.2   INCORPORATION

       It, and each Group Company, is duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business. To the extent such Group Company is incorporated under the laws of the United States of America or any of the states thereof, such Group Company is in good standing under the laws of its jurisdiction of incorporation.

19.3   POWER AND CAPACITY

       It has the power and capacity to enter into and comply with its obligations under each Transaction Document to which it is party.

19.4   AUTHORISATION

       It has taken all necessary action:

       (a) to authorise the entry into and the compliance with its obligations under each Transaction Document to which it is party;

       (b) to ensure that its obligations under each Transaction Document are valid, legally binding and, subject to the Reservations, enforceable in accordance with their terms;

       (c) to make each Transaction Document to which it is party admissible in evidence in the courts of England; and

       (d) to create the security constituted by each Security Document to which it is party and to ensure that that security has the ranking specified in that Security Document.

19.5   NO CONTRAVENTION

       Its entry into, the exercise of its rights under and the compliance with its obligations under and each Transaction Document to which it is party and the carrying out of the transactions contemplated by the Transaction Documents do not:

       (a) contravene any law, regulation, judgment or order to which it is subject;

       (b)    conflict with its constitutional documents;

       (c) breach any agreement or the terms of any consent binding upon it or any assets of it; or

       (d) oblige it to create any security or result in the creation of any security over any of its assets other than under the Security Documents.

19.6   OBLIGATIONS BINDING

       The obligations expressed to be assumed by it under each Transaction Document to which it is a party constitute its valid and legally binding obligations and, subject to the Reservations, are enforceable in accordance with their terms.

19.7   CONSENTS

       (a) All consents and approvals required in connection with the Offers and the US Mergers have been obtained and are in full force and effect other than those consents and approvals listed in schedule 10 which shall have been obtained and be in full force by the Unconditional Date or such later date as specified in schedule 10.

       (b) All consents and filings required for the conduct of its business as presently conducted have been obtained and are in full force and effect except to the extent that the absence of any such consent or filing does not and is not reasonably likely to have a Material Adverse Effect.

       (c) Each US Obligor and each of its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and is likely to not have a Material Adverse Effect.

19.8   NO DEFAULTS

       (a)    No Default has occurred and is continuing.

       (b) No event is continuing which constitutes a default or which with the giving of notice or the lapse of time or making of any determination or fulfilment of any condition could reasonably be expected to constitute a default under any agreement or document to which any Group Company is party and which default could have a Material Adverse Effect.

19.9   LITIGATION

       No dispute, litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened against any Group Company which is reasonably likely to be adversely determined against a Group Company and which, if adversely determined, would have a Material Adverse Effect.

19.10  ENVIRONMENT

       Save as disclosed in the Legal Report and the Environmental Report, to the best of its knowledge and belief (having made all due and careful enquiries):

       (a) Each Group Company is and has at all times been in compliance in all material respects with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of its business are in full force and effect.

       (b) There are no circumstances which could reasonably be expected to prevent any Group Company from complying with any Environmental Law.

       (c) No material unbudgeted investment is necessary to obtain or renew any Environmental Approval.

       (d) There has been no act or omission by it, and no event or circumstance has arisen, in each case which has resulted in (or could reasonably be expected to result in) any third party taking any legal proceedings against any Group Company under any Environmental Law or in the revocation, suspension, variation or non-renewal of any Environmental Approval.

       (e) No Group Company has received any notice of any complaints, demands, civil claims, liens, enforcement proceedings, requests for information, or of any action required by any regulatory authority and there are no investigations pending or, as far as it is aware, threatened in relation to the failure of any Group Company to obtain any Environmental Approval or comply with Environmental Law.

19.11  OWNERSHIP OF ASSETS

       (a) The shares in the Jersey Target acquired by Jersey Bidco pursuant to the Jersey Offer, from the time they are acquired, will be beneficially owned by Jersey Bidco which will be entitled to and will forthwith upon registration in the register of members become the legal and beneficial (and, where applicable, registered) owner of such shares in the Jersey Target.

       (b) The shares in the US Target acquired by US Bidco pursuant to the US Offer and/or the first US Merger, from the time they are acquired, will be beneficially owned by US Bidco.

       (c) Each Group Company has good title to or a right to use all assets necessary to conduct its business.

19.12  ACCOUNTS

       (a) To the best of the Parent's knowledge and belief, having made all due and careful enquiries, the Original Audited Accounts and the Original Management Accounts were prepared in accordance with UK gaap (or in the case of the US Target Group, US gaap) and save as disclosed in the Accountant's Report, in the case of:

              (i) the Original Audited Accounts, give a true and fair view of the consolidated financial position as at the date to which they were prepared and the results of the operations of the Existing Group, the Excluded Fife Group, the Isle of Man Group, the Jersey Target Group and of the US Target Group for the period to which they relate and the state of the affairs of the Existing Group, the Excluded Fife Group, the Isle of Man Group, the Jersey Target Group and the US Target Group at the end of such period and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by UK gaap (or, in the case of the US Target Group, US gaap); and

              (ii) the Original Management Accounts, show with reasonable accuracy, the consolidated financial position as at the date to which they were prepared and the results of the operations of the Existing Group, the Excluded Fife Group, the Isle of Man Group, the Jersey Target Group and the US Target Group for the period to which they relate and the state of the affairs of the Existing Group, the Excluded Fife Group, the Isle of Man Group, the Jersey Target Group and the US Target Group at the end of such period, and, in particular, disclose or reserve against all liabilities actual or contingent to the extent required by UK gaap (or, in the case of the US Target Group, US gaap).

       (b) The Annual Accounts and the Quarterly Accounts in each case most recently delivered under this agreement were prepared in accordance with UK gaap and in the case of:

              (i) the relevant Annual Accounts, give a true and fair view of the consolidated financial position as at the date to which they were prepared and the results of the operations of the Group and the Excluded Companies for the period to which they relate and the state of affairs of the Group at the end of such period and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by UK gaap; and

              (ii) the relevant Quarterly Accounts, show with reasonable accuracy the consolidated position as at the date to which they were prepared and the results of the operations of the Group and the Excluded Companies at the end of such period and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by UK gaap.

19.13  APPROVED PROJECTIONS, BUSINESS PLAN AND INTEGRATION PLAN

       (a) All statements of fact recorded in the Approved Projections, Business Plan and Integration Plan are true and accurate in all material respects to the best of the Parent's knowledge and belief (having made all due and careful enquiries);

       (b) the Approved Projections, Business Plan and Integration Plan were prepared honestly and were arrived at after careful consideration by the directors of the Parent and the Key Executive and, to the best of the Parent's knowledge and belief (having made all due and careful enquiries), are based on reasonable grounds;

       (c) the projections and forecasts contained in the Approved Projections, Business Plan and Integration Plan are based upon assumptions (including assumptions as to the future performance of the Target Groups, inflation, price increases, interest rates and efficiency gains) which have been carefully considered by the directors of the Parent and the Key Executive and are considered by them to be fair and reasonable to the best of their knowledge and belief (having made all due and careful enquiries);

       (d) to the best of the Parent's knowledge and belief (having made all due and careful enquiries), the Approved Projections, Business Plan and Integration Plan are not misleading in any material respect and do not omit to disclose any matter where failure to disclose such matter would result in the Approved Projections, Business Plan and Integration Plan (or any information contained therein) being misleading in any material respect;

       (e) nothing has occurred or come to the attention of the Parent since the date as at which the Approved Projections, Business Plan and Integration Plan were prepared which renders the Approved Projections, Business Plan and Integration Plan inaccurate or misleading or which makes any of the projections or forecasts contained in the Approved Projections, Business Plan and Integration Plan unfair or unreasonable or renders any of the assumptions on which the projections are based unfair or unreasonable.

19.14  REPORTS AND KPMG STRUCTURE PAPER

       (a) All information supplied by or on behalf of any Group Company (or to the best of the Parent's knowledge and belief, having read the Property Valuation and having made all due and careful enquiry by or on behalf of any member of the Target Groups in respect of the Accountants Report, the Legal Report, the Insurance Brokers' Letters, the Environmental Report and the KPMG Structure Paper) in connection with the preparation of the Reports and the KPMG Structure Paper was true, complete and accurate in all material respects at the dates supplied.

       (b) To the best of the Parent's knowledge and belief, having read the Property Valuation and having made all due and careful enquiry in respect of the Accountants Report, the Legal

              Report, the Insurance Brokers' Letters Environmental Report and the KPMG Structure Paper, all statements of fact recorded in the Reports and the KPMG Structure Paper are true and accurate in all material respects.

       (c) To the best of the Parent's knowledge and belief, having read the Property Valuation and having made all due and careful enquiry in respect of the Accountants Report, the Legal Report, the Insurance Brokers' Letters Environmental Report and the KPMG Structure Paper, neither the Reports nor the KPMG Structure Paper are misleading in any material respect and there is no expression of opinion, forecast or projection contained in, or any conclusion reached in any of the Reports or the KPMG Structure Paper which is not fair and reasonable.

       (d) To the best of the Parent's knowledge and belief, having read the Property Valuation and having made all due and careful enquiry in respect of the Accountants Report, the Legal Report, the Insurance Brokers' Letters Environmental Report and the KPMG Structure Paper, nothing has occurred or come to light since the date of any Report or the KPMG Structure Paper which renders any material facts contained in that Report or the KPMG Structure Paper inaccurate or misleading or which makes any of the opinions, projections, forecasts or conclusions contained in the relevant Report or the KPMG Structure Paper unfair or unreasonable.

19.15  TRANSACTION DOCUMENTS

       (a) If the Jersey Code Offer is made, the Jersey Code Offer Document as furnished to the Facility Agent under this agreement will contain all the material terms of the Jersey Offer and if the Jersey Non Code Offer is made the Jersey Non Code Offer Document as furnished to the Facility Agent under this agreement will contain all the material terms of the Jersey Non Code Offer.

       (b) The US Offer Document as furnished to the Facility Agent under this agreement will contain all the material terms of the US Offer. The Merger Agreement as furnished to the Facility Agent under this agreement will contain all material terms of the First US Merger.

       (c) The Equity Documents and the Crestacare Loan Notes as provided to the Facility Agent under this agreement contain all the material terms of the agreements and arrangements between any Group Company, the Original Equity Investors, the Third Party Investors and the Crestacare Loan Note Holders.

19.16  INFORMATION PACK

       To the best of the Parent's knowledge and belief, having made all due and careful enquiries all information recorded in the Information Pack is accurate in all material respects and each of the companies identified in the Information Pack as being dormant is a Dormant Company.

19.17  MATERIAL ADVERSE CHANGE

       To the best of its knowledge and belief (having made all due and careful enquiries) there has been no material adverse change in the business, assets or financial condition of either the Jersey Target Group or the US Target Group since the date to which the Original Audited Accounts were prepared other than as disclosed in the Reports or the Disclosure Letter.

19.18  MATERIAL DISCLOSURES

       It has fully disclosed in writing to the Facility Agent all facts known to it relating to the Offers and the Target Groups which it knows could reasonably be expected to influence the decision of the Lenders to make the Facilities available.

19.19  NEWLY INCORPORATED COMPANIES AND DORMANT COMPANIES

       (a) Each of UK Holdco, US LLC, US Bidco, Jersey Holdco and Jersey Bidco is a holding company and it has not carried on any business or incurred any liabilities other than in connection with the Transaction Documents and in relation to payment of legal fees, auditors fees and expenses.

       (b)    None of the Dormant Companies are trading.

19.20  OFFER DOCUMENTS

       (a) So far as the Parent and Jersey Bidco are aware the Jersey Code Offer Document or the Jersey Non Code Offer Document, as the case may be, do not contain any untrue statement by Jersey Bidco or omit any information which makes any statement for which Jersey Bidco or its directors are responsible misleading and expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful consideration by Jersey Bidco and its directors.

       (b) The US Offer Document and the US Proxy Materials, if applicable, in each case do not contain and will not contain any untrue statement of a material fact necessary to make the statements therein not misleading provided however that the Parent and US Bidco make no representation and warranty with respect to any information supplied or to be supplied by US Target or its Subsidiaries or any of their respective representatives in the foregoing documents.

       (c) The representations and warranties of the Parent and US Bidco in each case contained in the Merger Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered thereto, if any) are true and correct in all material respects.

19.21  INTELLECTUAL PROPERTY

       (a) The Material Intellectual Property required for each Group Company to conduct its business as presently conducted:

              (i) is legally and beneficially owned by it or licensed to a Group Company (and where registered or the subject of an application it is the registered proprietor) free from any licences or obligation to assign to third parties and Security Interests which are materially prejudicial to the use of that Material Intellectual Property and will not be adversely affected by the transactions contemplated by the Transaction Documents; and

              (ii) has not lapsed or been cancelled and all steps have been taken to protect and maintain that Material Intellectual Property, including paying renewal fees.

       (b) Where the Material Intellectual Property required for each Group Company to conduct its business as presently conducted is subject to any right, permission to use or licence granted to or by any Group Company, that agreement has not been breached in any material respect or terminated by any party.

       (c) So far as it is aware, after due and careful review and enquiry, no Group Company is infringing any Intellectual Property Rights of any third party and the Material Intellectual Property is not being infringed by any third party.

19.22  PENSIONS

       (a) The Employee Benefit Arrangements (excluding any Employee Benefit Arrangements that are maintained in the USA) are either:

              (i)    in the case of funded Employee Benefit Arrangements;

                     (A) where those arrangements are required by law to be funded, funded to the extent required by law based on generally accepted actuarial practices applicable in the relevant jurisdiction in which the relevant Employee Benefit Arrangements are maintained; or

                     (B) (to the extent not so funded) insured with an insurance company of good repute; or

              (ii) in the case of unfunded Employee Benefit Arrangements (including those arrangements referred to in (A) and (B) above under which some but not all benefits are funded or insured) the liabilities under them are fully provided for:

                     (A) either by insurance with an insurance company of good repute; or

                     (B) (to the extent not so insured) provided for in accordance with Approved Accounting Principles.

                            where failure to fund, insure or provide for the liabilities arising under such arrangements would lead to a Material Adverse Effect. There are no circumstances which may give rise to a liability in relation to the Employee Benefits Arrangements which would lead to a Material Adverse Effect.

       (b) Each Group Company is in material compliance with all applicable laws, trust documentation and contracts relating to the Employee Benefit Arrangements (if any) operated by it, except to the extent that the failure to comply therewith does not have a Material Adverse Effect.

19.23  ERISA

       (a) No Group Company has any Unfunded Liabilities except to the extent that such Unfunded Liabilities would not have a Material Adverse Effect.

       (b) Each Plan complies in all material respects with the applicable requirements of ERISA and the IR Code, except to the extent that the failure to comply therewith does not have a Material Adverse Effect.

       (c) No Reportable Event has occurred with respect to any Plan, except to the extent that such Reportable Event does not have a Material Adverse Effect.

       (d) No Group Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IR Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by a Group Company or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of a Group Company, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the IR Code or to Section 401(a)(29) or 412 of the IR Code which would have a Material Adverse Effect.

       (e)    No Group Company:

              (i)    is a party to any Multiemployer Plan; or

              (ii) has withdrawn from any Multiemployer Plan, except to the extent such actions do not have a Material Adverse Effect.

       (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which taxes could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IR Code.

       (g) Neither a Group Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and except where such liability would not result in a Material Adverse Effect.

19.24  SOLVENCY

       On and immediately after consummation of the US Offer and each of the US Mergers each of the Obligors (after giving effect to the US Offer and each of the US Mergers and the other transactions contemplated thereby) will be Solvent. As used in this clause, "Solvent" means, with respect to a particular date and Obligor, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such Obligor is not less than the total amount required to pay the probable liabilities of such Obligor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured,
       (ii) such Obligor is able to realise upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the incurrence of the Loans as contemplated by this Agreement, such Obligor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Obligor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Obligor is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

19.25  INVESTMENT COMPANIES AND SIMILAR

       No US Obligor is (1) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; (2) an "investment company" or a company "controlled" by a person required to be registered as an "investment company", within the meaning of the Investment Company Act of 1940, as amended; or (3) subject to regulation under any United States federal or state statute or regulation (other than Regulations X of the Board of Governors of the Federal Reserve System of the USA) limiting its ability to incur indebtedness. No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

19.26  SECURITISATIONS

       So far as it is aware, having made all due and careful enquiries as at the date of the KPMG Securitisation Paper, no member of the Group had any rights, obligations or liabilities in respect of the Securitisations or the Securitisation Group other than as set out in the KPMG Securitisation Paper, the Accountants Report, the Legal Reports, the Information Pack and Securitisation Documents.

19.27  SYNDICATION MEMORANDUM

       (a) Any factual information provided by any member of the Group for the purposes of the Syndication Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

       (b) The financial projections contained in the Syndication Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

       (c) Nothing has occurred since the date of the Syndication Memorandum or been omitted from the Syndication Memorandum and no information has been given or withheld by any member of the Group to any Finance Party that results in the information contained in the Syndication Memorandum being untrue or misleading in any material respect.

19.28  REPETITION

       The representations and warranties in this clause 19 are made on the date of this agreement and shall be deemed repeated on the date of each Drawdown Request, on each Drawdown Date and on the first day of each Interest Period, in each case by reference to the facts and circumstances existing on that date, except that:

       (a) the representations and warranties set out in clauses 19.8(a) (No Defaults), 19.9 (Litigation), 19.13 (Approved Projections and Business Plan), 19.14 (Reports), 19.16 (Information Pack) 19.17 (Material adverse change), 19.18 (Material disclosures), 19.19 (Newly incorporated Companies), 19.20(a) (Offer Documents) and
              19.22 (Pensions) shall not be repeated after the date of the first Drawdown; and

       (b) the representation and warranty set out in clause 19.27 (Syndication Memorandum) shall only be made on the date the Syndication Memorandum is approved by the Parent.

20.    UNDERTAKINGS

20.1   DURATION OF UNDERTAKINGS

       Each Obligor undertakes to each Finance Party in the terms of this clause 20 from the date of this agreement until all amounts outstanding under the Senior Finance Documents have been discharged and no Finance Party has any further Commitment or obligations under the Senior Finance Documents.

20.2   AUTHORISATIONS AND STATUS UNDERTAKINGS

       (a)    CONSENTS

              Each Obligor will obtain and maintain in full force and effect all consents and filings required under any applicable law or regulation:

              (i) to enable it to perform its obligations under each Transaction Document to which it is a party; and

              (ii) for the validity, enforceability or admissibility in evidence of each such Transaction Document.

       (b)    MAINTENANCE OF STATUS AND AUTHORISATION

              Other than in respect of transactions contemplated by the First US Merger, the Second US Merger and the KPMG Structure Paper, each Obligor will, and will procure that each Group Company will:

              (i) do all things necessary to maintain its corporate existence;

              (ii) obtain and maintain in full force and effect all consents and filings required for the conduct of its business; and

              (iii)  comply with all laws and regulations applicable to it.

       (c)    AMALGAMATIONS

              No Obligor will, and each Obligor will procure that no Group Company will, amalgamate, merge or consolidate with or into any other person or be the subject of any reconstruction other than the US Mergers.

       (d)    CHANGE OF BUSINESS

              Other than in respect of transactions contemplated by the First US Merger and the Second US Merger and the KPMG Structure Paper, no Obligor will, and each Obligor will procure that no Group Company will, make a material change to the nature of its business (other than pursuant to a disposal permitted under clause 20.3(a) (Disposals)).

       (e)    CONSTITUTIONAL DOCUMENTS

              No Obligor will, and each Obligor will procure that no Group Company will, agree to any amendment of its constitutional documents which may adversely affect the interests of any

              Finance Party under the Senior Finance Documents and will supply the Facility Agent with written details of any proposed change before the members' resolution approving such change is passed.

       (f)    HOLDING COMPANY STATUS

              The Parent, FSHC Investments, FSHC Holdco, UK Holdco, US LLC, Jersey Holdco, Jersey Bidco and US Bidco shall not carry on any business other than the holding of shares in and the provision of management and/or administrative services to other Group Companies or acquire any assets other than:-

              (i) under the Offer Documents or as contemplated by and pursuant to the KPMG Structure Paper;

              (ii) subject to the terms and conditions of the Intercreditor Deed, the payment of amounts due under the FSHC Existing Investor Loan Notes, the FSHC New Investor Loan Notes and the Alchemy Undertaking Investor Loan Notes by FSHC Investments;

              (iii) the payment of amounts due under the Crestacare Loan Notes by FSHC Holdco; and

              (iv) the giving of a guarantee of the Asset Administration Agreements by UK Holdco.

       (g)    PARI PASSU RANKING

              Each Obligor shall ensure that the claims of the Finance Parties under the Senior Finance Documents will at all times rank at least pari passu in right and priority of payment with the claims of all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except those whose claims are preferred solely by operation of law.

       (h)    DORMANT COMPANIES

              None of the Dormant Companies will commence trading or acquire any assets;

20.3   DISPOSALS AND SECURITY UNDERTAKINGS

       (a)    DISPOSALS

              No Obligor will, and each Obligor will procure that no Group Company will, (whether by a single transaction or a series of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out, de-merge or otherwise dispose (each a "DISPOSAL") of any of its assets or agree to do so without the prior written consent of the Majority Lenders, such consent not be unreasonably withheld or delayed, other than:

              (i) any disposal on arm's length terms in the ordinary course of trading;

              (ii)   disposals of redundant or obsolete assets;

              (iii) disposals of assets in exchange for other assets which are comparable or better as to type and quality;

              (iv) disposals from any Obligor to any other Obligor or from any Group Company which is not an Obligor to any other Group Company;

              (v)    disposals of cash not prohibited by this agreement;

              (vi)   the Australian Disposal;

              (vii) any disposal which occurs in connection with the US Mergers or as contemplated by the KPMG Structure Paper;

              (viii) disposals of Uneconomic Assets; and

              (ix) disposals of assets up to an aggregate value of (pound)50,000 (or its Sterling Equivalent) in each calendar year.

       (b)    DISPOSALS FOR FULL CONSIDERATION

              The Parent will ensure that any disposal permitted by clause 20.3(a) (other than clause 20.3(a)(iv) or (v)) is:

              (i) for at least market value payable in cash (except in the case of a disposal permitted by clause 20.3(a)(iii)) on or before completion of that disposal; and

              (ii) as part of an arm's length transaction on terms that the purchaser of the relevant asset does not obtain title to or possession of that asset before completion of that disposal.

(c)    NEGATIVE PLEDGE

              No Obligor will, and each Obligor will procure that no Group Company will, create or agree to create or permit to subsist any Security Interest over any part of its assets other than:

              (i)    any Security Interest granted by the Senior Finance
                     Documents;

              (ii) liens securing obligations no more than 30 days overdue, arising by operation of law and in the ordinary course of trading;

              (iii) Security Interests arising out of title retention provisions in a supplier's standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by relevant Group Company in the ordinary course of trading;

              (iv) set-off rights arising or created in favour of banks in respect of accounts or deposits maintained in the ordinary course of the Group's business;

              (v) Security Interests set out in the Existing Loans and Security Memorandum; and

              (vi) Security Interests granted in relation to the Standstill Loans until the earlier of the first Drawing under the Term A Facility and 10 Business Days after the Unconditional Date and provided that the relevant Group Companies are at all times in compliance with the Standstill Agreements.

20.4   ACQUISITION AND INVESTMENT UNDERTAKINGS

       (a)    ACQUISITIONS

              No Obligor will, and each Obligor will procure that none of its Subsidiaries will, acquire any assets or shares other than:

              (i)    in the ordinary course of its trading activity;

              (ii)   shares in the Targets;

              (iii)  acquisitions of shares set out in the KPMG Structure Paper;

              (iv) Capital Expenditure required for the business of the relevant Group Company, subject to compliance with clause 20.14(d) (Capital Expenditure);

              (v) Approved Acquisitions up to an aggregate value of (pound)9,000,000 (or its Sterling Equivalent) in each calendar year provided that if the Approved Acquisitions in any calendar year amount to less than (pound)9,000,000 (or its Sterling Equivalent) in aggregate, the shortfall up to a maximum aggregate limit of (pound)6,000,000 (or its Sterling Equivalent) may be carried forward to the subsequent calendar year but no further and so that any such shortfall may be utilised in that subsequent calendar year prior to utilising any of the (pound)9,000,000 (or its Sterling Equivalent) amount which is permitted for that calendar year;

              (vi) the Huntercombe Roehampton Development, the Huntercombe Staffordshire Development, the Shawcross Extension and the Berkshire Extension; and

              (vii)  the Vale Court Acquisition.

(b)    JOINT VENTURES

              (i) No Obligor will, and each Obligor will procure that no Group Company will, enter into any joint venture, partnership or similar arrangement with any person other than the Existing Joint Ventures;

              (ii) The Parent will procure that each Group Company which is party to an Existing Joint Venture Document exercises its rights in relation to the Existing Joint Ventures to ensure that the Existing Joint Ventures do not incur any material liability outside the ordinary course of trading; and

              (iii) For the avoidance of doubt, subject to the other provisions of this agreement, the Group shall be permitted to make further investments in The Focus Assessment and Rehabilitation Service Limited, an Existing Joint Venture.

20.5   FINANCING ARRANGEMENT UNDERTAKINGS

       (a)    BORROWINGS

              No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or permit to be outstanding any Financial Indebtedness other than:

              (i) amounts due under any Senior Finance Document or any Equity Document;

              (ii) Financial Indebtedness permitted by clauses 20.5(b) (Guarantees) and 20.5(c) (Loans) which shall include, for the avoidance of doubt, guarantees and loans provided by members of the Isle of Man Group in respect of the Financial Indebtedness of other members of the Isle of Man Group;

              (iii) unsecured overdraft or working capital facilities in relation to which a Bank Guarantee in an amount equal to the maximum principal amount of those facilities has been issued;

              (iv) finance leases and hire purchase contracts not exceeding (pound)500,000 (or its Sterling Equivalent) (or such other figure as is agreed with the Lenders) in aggregate capital value at any time;

              (v)    amounts due under the Crestacare Loan Notes;

              (vi) Financial Indebtedness (other than the Standstill Loans) set out in the Existing Loans and Security Memorandum;

              (vii) the Standstill Loans until the earlier of the first Drawing under the Term A Facility and 10 Business Days after the Unconditional Date and provided that the relevant Group Companies are at all times in compliance with the Standstill Agreements;

              (viii) Financial Indebtedness contemplated by the KPMG Structure
                     Paper;

              (ix) Financial Indebtedness up to a maximum aggregate amount of(pound)6,500,000 (or its Sterling Equivalent) in each calendar year incurred for the purpose of making Approved Acquisitions provided that if any Obligor or any of its Subsidiaries has incurred less than(pound)6,500,000 (or its Sterling Equivalent) of Financial Indebtedness for the purpose of making Approved Acquisitions in any calendar year then such shortfall may be carried forward to the subsequent calendar year but no further and only to the extent that the Financial Indebtedness which can be incurred under this clause 20.5(a)(ix) for that subsequent calendar year shall not exceed 72 per cent of the amount that can be spent on Approved Acquisitions in accordance with clause 20.4(a)(v) (Acquisitions);

              (x) Financial Indebtedness incurred by Idun Security Companies in respect of loans provided by other members of the Idun Group and Financial Indebtedness incurred by Fife Obligors in respect of loans provided by members of the Excluded Fife Group for the purposes of their day to day business operations; and

              (xi) Financial Indebtedness incurred for the purpose of the Huntercombe Roehampton Development provided that the recourse of the lenders of such Financial Indebtedness is limited to the assets being developed in connection with the Huntercombe Roehampton Development or limited to the assets of the RBS Group;

              (xii) the Vale Court Indebtedness provided that any Security Interests granted in relation to the Vale Court Indebtedness are limited to the assets of Vale Court only;

              (xiii) BACS facilities provided to Idun Health Care Limited by
                     Barclays Bank Plc to the extent they replace the BACS facilities provided to Idun Health Care Limited by Barclays Bank Plc which are in place as at the date of this agreement and which are detailed in the Existing Loans and Security Memorandum.

       (b)    GUARANTEES

              No Obligor will, and each Obligor will procure that no Group Company will grant or make available any guarantee without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld or delayed, other than:

              (i)    any guarantee contained in any Senior Finance Document;

              (ii) any guarantee given by an Obligor or any Group Company in respect of the indebtedness or other obligations of a Group Company provided that such indebtedness is permitted under clauses 20.5(a) (Borrowings) (i), (iii), (iv) or (v) or such other obligations have been incurred without breach of this agreement;

              (iii) guarantees set out in the Existing Loans and Security Memorandum;

              (iv) any guarantee of the Asset Administration Agreements in connection with the Securitisations by UK Holdco;

              (v) guarantees given by Idun Security Companies in respect of the indebtedness or other obligations of other members of the Idun Group and guarantees given by Fife Obligors in respect of the indebtedness or other obligations of members of the Excluded Fife Group for the purposes of their day to day business operations;

       (c)    LOANS

              No Obligor will, and each Obligor will procure that no Group Company will, make any loans or grant any credit to any person other than:

              (i)    normal trade credit;

              (ii)   loans by an Obligor to another Obligor;

              (iii) loans by any Group Company which is not an Obligor to any other Group Company;

              (iv)   loans contemplated by the KPMG Structure Paper;

              (v)    loans set out in the Existing Loans and Security
                     Memorandum;

              (vi) loans made in compliance with clause 12.6(b) (Excess cashflow);

              (vii) loans to a Group Company or an Excluded Company from the Net Proceeds of the Australian Disposal once the Term C Facility has been repaid in full and any Investor Loan Notes issued in respect of the Alchemy Undertaking have been repaid in full;

              (viii) loans from Idun Security Companies to other members of the
                     Idun Group and from Fife Obligors to members of the Excluded Fife Group for the purposes of their day to day business operations; and

              (ix) loans between Excluded Companies and Group Companies in place at the date of this agreement.

       (d)    HEDGING

              (i) No Obligor will, and each Obligor will procure that no Group Company will, enter into any Hedging Instrument other than (A) the Hedging Agreements referred to in (ii) below and (B) Hedging Instruments entered into in the ordinary course of its business for the purpose of managing or hedging its exposure to interest rates, exchange rates or commodity prices.

              (ii) The Obligors will, by no later than 30 days after the Unconditional Date, enter into Hedging Agreements so as to ensure that, for a period of at least three years from the first Drawdown Date, the Group has hedging of interest rate exposure on terms satisfactory to the Facility Agent in relation to at least 66 per cent. of the aggregate amount capable of being drawn under the Term Facilities. At no time will the Group have hedging of interest rate exposure in relation to the Term Facilities which is greater than 100 per cent. of the aggregate amount capable of being drawn down under the Term Facilities.

       (e)    BANKING BUSINESS

              (i) Each Obligor will, and will procure that each Group Company will:-

                     (A) only maintain the minimum number of bank accounts commensurate with running its business efficiently;

                     (B) not artificially divert monies away from bank accounts charged to the Lenders;

              (ii) Each Obligor will, and will procure that the Idun Group will, within four months of the Unconditional Date only maintain bank accounts with the Facility Agent or any other bank approved by the Facility Agent (acting reasonably) save where security arrangements existing as at the Unconditional Date prevent the transfer of accounts to the Facility Agent.

       (f)    UPSTREAMING OF CASH

              The Parent will procure that, to the extent permitted by law or by any contractual agreements in force as at the date of this agreement which are set out in the Information Pack (but excluding any restriction in transferring Surplus Cashflow which occurs as a result of a default under such contractual agreements), within 10 Business Days of delivery of the Quarterly Accounts for the Accounting Quarter ending 31 March and the Quarterly Accounts for the Accounting Quarter ending 30 September in each calendar year, each of the Excluded Groups will transfer all of its Surplus Cashflow for the appropriate Relevant Period to an Obligor (whether by way of dividend, intercompany loan or otherwise), provided that:

              (i) the Isle of Man Group and the Excluded Fife Group will transfer at least (pound)750,000 of Surplus Cashflow in aggregate to Obligors in respect of the Relevant Period ending 31 March 2003, and thereafter the Isle of Man Group and the Excluded Fife Group will transfer at least (pound)1,000,000 of Surplus Cashflow in aggregate to Obligors in respect of each Relevant Period;

              (ii) the Securitisation Group and the Idun Group will together transfer at least sufficient Surplus Cashflow to Obligors in respect of each appropriate Relevant Period which, when added to Surplus Cashflow transferred by the Isle of Man Group and the Excluded Fife Group to Obligors under this clause, will enable the Group to comply with its obligations under clauses 8 (Interest) and 11 (Repayment of Drawings) until the next payment of Surplus Cashflow to Obligors in accordance with this clause 20.5(f) in respect of the following appropriate Relevant Periods.

20.6   CONDUCT OF BUSINESS UNDERTAKINGS

       (a)    INSURANCE

              (i) Each Obligor will, and will procure that each Group Company will, effect and maintain insurances at its own expense in relation to all its assets and risks of an insurable nature with insurers approved by the Facility Agent which:

                     (A) provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar businesses;

                     (B) be in amounts which would in the circumstances be prudent for those companies;

                     (C) have the interest of the Security Agent as mortgagee noted on the policies;

                     (D) contain a loss payee clause providing that all monies payable shall be paid to the Security Agent,

                     (E) and each Obligor will, and will procure that each Group Company will, use all reasonable endeavours to prevent any acts, omissions or events of default occurring which render or might render any material policies of insurance taken out by it void or voidable.

                     The Obligors will not be required to provide security over the Key Executive Policy in favour of the Security Agent or comply with sub paragraphs (C) and (D) of this clause 20.6(a) until the earliest of (i) the date on which such Key Executive Policy is for the benefit of an Obligor, (ii) the date of which the Fife Loan Repayment occurs and (iii) the date falling 3 months after the Unconditional Date.

              (ii) The Parent will procure that within 21 days after the Unconditional Date a Key Executive Policy will have been effected and will be maintained in relation to the death and disability of the Key Executive to expire no earlier than 3 years after the date of this agreement and that on the earlier of (i) the date on which the Fife Loan Repayment occurs and (ii) the date falling 3 months after the Unconditional Date, such Key Executive Policy is for the benefit of an Obligor.

              (iii)  The Parent will:

                     (A) supply to the Facility Agent on request copies of each policy for insurance required to be maintained in accordance with clause 20.6(a)(i) or (ii) (the "POLICIES"), together with the current premium receipts relating to the policies;

                     (B) promptly notify the Facility Agent of any material change to the insurance cover of each Obligor and each other Group Company; and

                     (C) promptly notify the Facility Agent of any claim under any policy which is for, or is reasonably likely to result in a claim under that policy for, an amount in excess of (pound)100,000 (or its equivalent in other currencies).

       (b)    INTELLECTUAL PROPERTY

              Each Obligor will, and will procure that each Group Company will:

              (i) ensure that it beneficially owns or has all necessary consents to use all the Intellectual Property Rights that it requires in order to conduct its business;

              (ii) observe and comply with all obligations and laws applicable to it in relation to the Intellectual Property; and

              (iii)  maintain and protect all Material Intellectual Property.

       (c)    TAXES

              Each Obligor will, and will procure that each Group Company will, pay when due (or within any applicable time limit), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

(d)    PENSION SCHEMES

              (i) Other than in relation to Employee Benefit Arrangements that are maintained in the United States, the Parent will:

                     (A) promptly deliver to the Facility Agent any actuarial reports in relation to the pension schemes for the time being operated by Group Companies ("ACTUARIAL REPORTS") which are prepared in order to comply with then current statutory or auditing requirements; and

                     (B) if requested by the Facility Agent, (acting reasonably) promptly prepare actuarial reports and deliver those to the Facility Agent, if the Facility Agent (acting reasonably) believes that any relevant material statutory or auditing requirement concerning funding levels is not being complied with.

              (ii) Other than in relation to Employee Benefit Arrangements that are maintained in the United States, the Parent will ensure that all such pension schemes are fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the jurisdiction in which the relevant pension scheme is maintained.

       (e)    ARM'S LENGTH TRANSACTIONS

              No Obligor will, and each Obligor will procure that no Group Company will, enter into any agreement or arrangement (except with another Obligor) other than on an arm's length basis and (except as permitted under this agreement) in the normal course of trading.

20.7   ENVIRONMENTAL UNDERTAKINGS

       Each Obligor will, and each Obligor will procure that each Group Company will:

       (a) comply with all Environmental Approvals and Environmental Laws applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect;

       (b) obtain and maintain all Environmental Approvals applicable to it where failure to do so is reasonably likely to have a Material Adverse Effect; and

       (c) promptly upon receipt of the same notify the Facility Agent of any claim, notice or other communication served on it in relation to:

              (i) any Environmental Law or Environmental Approval applicable to it or if it becomes aware of any actual or prospective material variation to any Environmental Law or Environmental Approval; and

              (ii) any material investment required to be made by any Group Company to maintain, acquire or renew any Environmental Approval or if it otherwise becomes aware of such a requirement.

20.8 CHANGES TO TRANSACTION DOCUMENTS, SECURITISATION DOCUMENTS, EXISTING JOINT VENTURE DOCUMENTS AND STANDSTILL AGREEMENTS

       (a) The Parent will not, and will procure that none of its Subsidiaries will, agree to any amendment of any term of any Equity Document or Securitisation Document or Existing Joint Venture Document or Standstill Agreement or the Crestacare Loan Notes which would adversely affect the interests of any Finance Party under the Senior Finance Documents, or any amendment, supplement or other modification of the Merger Agreement as supplemented by the Disclosure Letter, Option Agreement, Stock Purchase Agreement, Tender Agreements, Articles of Merger, Certificate of Merger, or the Offer to Purchase referred to in the definition of US Offer Document which would adversely affect the interests of any Finance Party under the Senior Finance Documents without the prior written consent of the Majority Lenders (acting reasonably).

       (b) For the avoidance of doubt, subject to the other provisions of this agreement, this clause 20.8 shall not prevent further investments being made by a Group Company in The Focus Assessment and Rehabilitation Service Limited, an Existing Joint Venture.

       (c) This clause 20.8 shall not prevent the conversion of the (pound)4,000,000 discounted unsecured B loan notes 26 August 2005 of FSHC Investments, into fixed rate unsecured C loan notes 2005 of FSHC Investments and any interest payments pursuant thereto.

20.9   SHARE CAPITAL, DIVIDEND AND OTHER JUNIOR FINANCING ARRANGEMENT
       UNDERTAKINGS

       (a)    SHARE ISSUES

              No Obligor will, and each Obligor will procure that no Group Company will, allot or issue any relevant securities (as defined in section 80(2) of the Companies Act 1985) other than (a) issues of shares by the Parent or Jersey Holdco to the Original Equity Investors and (b) issues of shares by Subsidiaries of the Parent or of Jersey Holdco to their direct Holding Company with security granted over such securities in favour of the Security Agent equivalent to that (if any) existing in respect of relevant securities already issued by such Company.

       (b)    REDEMPTION AND ACQUISITION OF OWN SHARES

              No Obligor will, and each Obligor will procure that no Group Company will, directly or indirectly, redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital other than in favour of an Obligor save for the repayment of preferred stock of the US Target pursuant to the Stock Purchase Agreement.

       (c)    RESTRICTION ON PAYMENT OF DIVIDENDS

              No Obligor will, and each Obligor will procure that no Group Company will, declare or pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose, other than:

              (i) by a Group Company to another Group Company which is its immediate holding company;

              (ii)   as permitted under the Intercreditor Deed; or

              (iii) payment of accrued dividends on preferred stock of the US Target pursuant to the Stock Purchase Agreement.

       (d)    SHAREHOLDER PAYMENTS

              No Obligor will, and each Obligor will procure that no Group Company will, make any repayment of principal of, or payment of interest on, or any other payment with respect to any Investor Loan Notes or the Crestacare Loan Notes, or, subject to paragraph
              (e) below, any other Equity Document, or any other shareholder loans to the Parent or Jersey Holdco, other than as permitted under the Intercreditor Deed.

       (e)    PAYMENTS TO MEMBERS

              No Obligor will, and each Obligor will procure that no Group Company will, make any payment to its members by way of management, royalty or similar fee unless, subject to the Intercreditor Deed, that payment:

              (i)    is provided under the original terms of the Equity
                     Documents; or

              (ii) is in relation to services actually provided on arm's length commercial terms (including the payment of fees to Alchemy Partners pursuant to clause 7.2 of the FSHC Investment Agreement and the payment of salaries to Graeme Willis and Hamilton Anstead pursuant to their employment contracts with the Parent and/or Four Seasons Health Care Investments Limited);

              (iii) is in respect of any management fees payable to the US Target or Omega (UK) Limited in accordance with the Asset Administration Agreements; or

              (iv)   is otherwise permitted under the Senior Finance Documents.

       (f)    CASH MOVEMENT

              No Obligor will, and each Obligor will procure that no Group Company will, be a party to any contractual or similar restriction (except as set out in any Senior Finance Document) by which any Group Company is prohibited from making loans, transferring assets or making any payment of dividends, distributions of income or other amounts to another Group Company or to the Senior Finance Parties.

       (g)    LOAN NOTE CONVERSION

              This clause 20.9 shall not prevent the conversion of the (pound)4,000,000 discounted unsecured B loan notes 26 August 2005 of FSHC Investments into fixed note unsecured C loan notes 2005 of FSHC Investments and any interest payments pursuant thereto.

20.10  INFORMATION AND ACCOUNTING UNDERTAKINGS

       (a)    DEFAULTS

              Each Obligor will notify the Facility Agent forthwith upon becoming aware of the occurrence of a Default and will from time to time on request supply the Facility Agent with a certificate signed by any two of its directors certifying that no Default has occurred and is continuing or, if that is not the case, setting out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

       (b)    BOOKS OF ACCOUNT AND AUDITORS

              Each Obligor will, and will procure that each Group Company will:

              (i)    keep proper books of account relating to its business; and

              (ii) have as its auditors any one of Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers (or such other firm as the Facility Agent shall approve (such approval not to be unreasonably withheld or delayed)).

       (c)    FSHC FINANCIAL STATEMENTS

              The Parent will deliver to the Facility Agent (with sufficient copies for each of the Lenders):

              (i) as soon as available, and in any event within 120 days after the end of each Financial Period (or, in relation to the first Financial Periods for each of the Existing Group

                     (other than the Fife Obligors), the Isle of Man Group, the Fife Group, the Idun Group and the US Target Group (other than the Idun Group) ending after the Unconditional Date, 150 days), copies of:

                     (A) the audited consolidated accounts of the Existing Group (other than the Fife Obligors), the Isle of Man Group, the Fife Group, the Idun Group or the US Target Group (other than the Idun Group), as the case may be, as at the end of and for that Financial Period, including a profit and loss account, balance sheet, cash flow statement and directors and auditors' report on those accounts; and

                     (B) the audited accounts of each Subsidiary of the Parent for the relevant Financial Period;

              (ii) as soon as available, and in any event within 30 days of the end of each Accounting Quarter (or, for each Accounting Quarter ending before the first anniversary of the Unconditional Date, 40 days), copies of the unaudited consolidated management accounts of the Parent and its Subsidiaries as at the end of and for that Accounting Quarter, including a profit and loss account, balance sheet, cash flow statement, management commentary for the Parent and its Subsidiaries and a report of the results of any regulatory inspection, in such form as the Facility Agent may reasonably require;

              (iii) as soon as available and in any event within 30 days from the end of each Management Accounting Period (or, for each Management Accounting Period ending before the first anniversary of the Unconditional Date, 40 days) after the Unconditional Date:

                     (A) copies of the unaudited consolidated management accounts of the Parent and its Subsidiaries as at the end of and for that Management Accounting Period, including a profit and loss account, balance sheet, cash flow statement (both on a monthly and cumulative basis) and comparing actual performance to forecasted performance as set out in each of the most recent Operating Budgets, together with a management commentary for the Parent and its Subsidiaries (including as to the reasons for any significant adverse variance from the Operating Budgets) and summary of the planned acquisitions and Capital Expenditure of the Parent and its Subsidiaries for the following 12 months; and

                     (B) an update of the projections contained in each of the most recent Operating Budgets delivered under clause 20.10(c)(iv),

                     in such form as the Parent and the Facility Agent shall agree; and

              (iv) no less than one month before the beginning of each of the Financial Periods, the Operating Budget for the relevant companies for that Financial Period, in such form as the Parent and the Facility Agent shall agree, which accounts (other than those delivered pursuant to paragraph (iv)), Operating Budgets and updates to the Operating Budgets shall, in each case, have been approved by the finance director of the Parent.

       (d)    PHFL FINANCIAL STATEMENTS

              Jersey Holdco will deliver to the Facility Agent (with sufficient copies for each of the Lenders):

              (i) as soon as available, and in any event within 120 days after the end of each Financial Period (or, in relation to the Financial Period ending 31 August 2003, 150 days), copies of:

                     (A) the audited consolidated accounts of Jersey Holdco and its Subsidiaries as at the end of that Financial Period, including a profit and loss account, balance sheet, cash flow statement and directors and auditors' report on those accounts; and

                     (B) the audited accounts of each Subsidiary of Jersey Holdco for that Financial Period;

              (ii) as soon as available, and in any event within 30 days of the end of each Accounting Quarter (or, for each Accounting Quarter ending before the first anniversary of the Unconditional Date, 40 days), copies of the unaudited consolidated management accounts of Jersey Holdco and its Subsidiaries as at the end of and for that Accounting Quarter, including a profit and loss account, balance sheet, cash flow statement, management commentary for Jersey Holdco and its Subsidiaries and report of the result of any regulatory inspection, in such form as the Facility Agent may reasonably require;

              (iii) as soon as available and in any event within 30 days from the end of each Management Accounting Period (or, for each Management Accounting Period ending before the first anniversary of the Unconditional Date, 40 days) after the Unconditional Date:

                     (A) copies of the unaudited consolidated management accounts of Jersey Holdco and its Subsidiaries as at the end of and for that Management Accounting Period, including a profit and loss account, balance sheet, cash flow statement (both on a monthly and cumulative basis) and comparing actual performance to forecasted performance as set out in each of the most recent Operating Budgets, together with a management commentary for the Group (including as to the reasons for any significant adverse variance from the Operating Budgets) and summary of the planned acquisitions and Capital Expenditure of Jersey Holdco and its Subsidiaries for the following 12 months; and

                     (B) an update of the projections contained in each of the most recent Operating Budgets delivered under clause 20.10(c)(iv),

                            in such form as Jersey Holdco and the Facility Agent shall agree; and

              (iv) no less than one month before the beginning of each calendar year, the Operating Budget for the relevant companies for that Financial Period, in such form as Jersey Holdco and the Facility Agent shall agree, which accounts (other than those delivered pursuant to paragraph (iv)), Operating Budgets and updates to the Operating Budgets shall, in each case, have been approved by the finance director of Jersey Holdco.

       (e)    COMPLIANCE CERTIFICATES

              (i) Each of the Annual Accounts and Quarterly Accounts must be accompanied by a certificate signed by the finance director and one other director of the Parent, which shall:

                     (A) certify whether or not, as at the date of the relevant accounts, the Parent was in compliance with the financial covenants contained in clause 20.14 (Financial covenants) and contain reasonably detailed calculations acceptable to the Facility Agent; and

                     (B) confirm that, as at the date of that certificate, no Default is outstanding or, if that is not the case, set out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

              (ii) Each of the Annual Accounts must be accompanied by a certificate from the Auditors which shall:

                     (A)    be in a form acceptable to the Facility Agent;

                     (B) demonstrate whether or not, as at the date of the relevant Annual Accounts, the Parent was in compliance with the financial covenants contained in clause 20.14 (Financial covenants); and

                     (C) confirm the amount of Excess Cashflow (together with a calculation of how that amount has been calculated) for the purpose of clause 12.6 (Excess Cashflow).

       (f)    APPROVED ACCOUNTING PRINCIPLES

              All accounts delivered to the Facility Agent under this agreement shall be prepared in accordance with the Approved Accounting Principles and, in the case of Annual Accounts, in compliance with the Companies Act 1985. If there is a change in the Approved Accounting Principles after the date of this agreement:

              (i)    the Parent shall promptly advise the Facility Agent;

              (ii) following request by either the Facility Agent or the Parent, the Parent and the Facility Agent shall negotiate in good faith with a view to agreeing any amendments to clauses 20.14 (Financial covenants) and 20.15 (Financial definitions) which are necessary to give the Lenders comparable protection to that contemplated by those clauses at the date of this agreement;

              (iii) if amendments satisfactory to the Majority Lenders are agreed by the Parent and the Facility Agent, those amendments shall take effect in accordance with the terms of that agreement; and

              (iv) if amendments satisfactory to the Majority Lenders are not so agreed then upon delivering any accounts pursuant to paragraph (c) (i) or (ii) above the Parent shall either:

                     (A) deliver to the Facility Agent, in reasonable detail and in a form satisfactory to the Facility Agent, details of all any adjustments which need to be made to the relevant accounts in order to bring them into line with the Approved Accounting Principles as at the date of this agreement; or

                     (B) ensure that the relevant accounts are prepared in accordance with the Approved Accounting Principles as at the date of this agreement.

       (g)    MANAGEMENT MEETINGS

              The Facility Agent shall be entitled to call for meetings with the senior management of the Parent and Jersey Holdco twice in each calendar year to discuss financial information delivered under clause 20.10(c) and 20.10(d) (Financial statements) on reasonable prior notice and at times reasonably convenient to the senior management of the Parent and/or Jersey Holdco, as the case may be.

       (h)    ACCOUNTING REFERENCE DATE

              The Parent shall procure that no Group Company or Excluded Company will change its Financial Period end without the prior consent of the Facility Agent.

       (i)    INVESTIGATIONS

              (i) If the Majority Lenders have reasonable grounds for believing that either:

                     (A) any accounts or calculations provided under this agreement are inaccurate or incomplete in any material respect; or

                     (B) the Parent or Jersey Holdco is in breach of any of its obligations under clause 20.14 (Financial covenants),

                            then the Parent or Jersey Holdco will at their own expense, if so required by the Facility Agent, instruct the Auditors (or other firm of accountants selected by the Facility Agent) to discuss the financial position of the FSHC Group or the PHFL Group, as the case may be, with the Facility Agent and to disclose to the Facility Agent and the Lenders (and provide copies of) such information as the Facility Agent may reasonably request regarding the financial condition and business of the FSHC Group or the PHFL Group (as the case may be).

              (ii) If, having taken the steps in (i) above, the Majority Lenders request, the Facility Agent may instruct the Auditors (or other firm of accountants selected by the Facility Agent) to carry out an investigation into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the FSHC Group at the Parent's expense, or into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the PHFL Group at Jersey Holdco's expense and the Parent will procure that full co-operation is given to the Auditors or other firm of accountants so selected. If in any one calendar year more than one such investigation is carried out and each reveals no such inaccuracy or breach then the Parent shall only be liable for the costs of the first such investigation.

       (j)    OTHER INFORMATION

              The Parent will promptly deliver to the Facility Agent for distribution to the Lenders:

              (i) details of any litigation, arbitration, administrative or regulatory proceedings relating to it or any of its Subsidiaries involving a potential liability for the Group of at least (pound)50,000 (or its Sterling Equivalent);

              (ii) details of any material labour dispute affecting it or any of its Subsidiaries or Jersey Holdco or any of its Subsidiaries;

              (iii) at the same time as it is sent to its creditors or the creditors of Jersey Holdco, any other document or information sent to any class of its creditors generally (excluding for this purpose creditors which are Group Companies);

              (iv) any other information relating to the financial condition or operation of any Group Company which the Facility Agent may from time to time reasonably request;

              (v) details of any breach of the provisions of any Transaction Document of which it is aware;

              (vi) copies of any notice given or received under the Transaction Documents;

              (vii) copies of all material documents or governmental reports or filings relating to any Employee Benefit Arrangement as the Facilities Agent shall reasonably request; and

              (viii) written notice specifying (x) any material ERISA Event, the occurrence of which or forthcoming occurrence of which any Group Company becomes aware and would result in a material liability, (y) what action the Group Companies and any of their respective ERISA Affiliates have taken, are taking or propose to take with respect thereto and (z) when known, any action taken or threatened by the US Internal Revenue Service, the US Department of Labor or the PBGC with respect thereto; and

              (ix) details of any material failure to achieve of any of the steps set out in the Integration Plan in accordance with the timetable set out therein and a written report from the Parent detailing the action to be taken so as to ensure that the timetable in the Integration Plan can be complied with.

20.11  JERSEY OFFER UNDERTAKINGS

       Jersey Bidco will

       (a)    JERSEY CODE OFFER DOCUMENT OR JERSEY NON CODE OFFER DOCUMENT

              Despatch the Jersey Code Offer Document or Jersey Non Code Offer Document, as the case may be, as soon as practicable and in any event within 12 Business Days of the date of this Agreement.

       (b)    PROGRESS OF JERSEY OFFER

              Keep the Facility Agent informed as to the progress of the Jersey Offer and any material developments in relation to the Jersey Offer and promptly on request provide the Facility Agent with any information or advice received in relation to the Jersey Offer.

       (c)    ANNOUNCEMENTS

              (i) promptly deliver to the Facility Agent, copies of all press and other announcements made by Jersey Bidco or by the Jersey Target in connection with or in relation to the Jersey Offer and any documents or statements issued by the Panel, the Office of Fair Trading or the Competition Commission or any other regulatory authority in relation to the Jersey Offer;

              (ii) where any announcement, press release or publicity material refers to the Group or the Facility Agent or any other Finance Party or the Facilities, not release or permit such announcement, press release or publicity material to be released until Jersey Bidco and the Facility Agent has each given its consent to such release (such approval not to be unreasonably withheld and to be given or refused within 24 hours of receipt by Jersey Bidco or the Facility Agent (as the case may be) of the relevant material) provided that no such consent or approval will be required for the Facility Agent or the Lenders or the Parent or Jersey Bidco to make an announcement required to be made to comply with any relevant laws or regulation or requirements of the Panel or London Stock Exchange or Jersey Financial Services Commission (subject to these parties using all reasonable endeavours to consult with each other prior to making the announcement).

       (d)    CONDUCT OF JERSEY OFFER

              Ensure that the Jersey Code Offer Document or Jersey Non Code Offer Document (as the case may be) all other documents issued by it or on its behalf in connection with the Jersey Offer and its conduct of the Jersey Offer comply in all material respects with all applicable laws and regulations (including the requirements of the Code if applicable and all applicable US securities and tender offer requirements) and that as and when necessary all material consents from all governmental and other regulatory authorities required in connection with the Jersey Offer are obtained, maintained and/or renewed as appropriate and that all its obligations in connection with the Jersey Offer are performed in all material respects.

       (e)    JERSEY OFFER TERMS

              (i) not increase the amount payable by it in respect of the Jersey Target Shares pursuant to the Jersey Offer or otherwise vary the consideration payable pursuant to the Jersey Offer without the prior written consent of the Lenders;

              (ii) not extend the Jersey Offer beyond 81 days from the date on which the Jersey Offer Document is posted if the Jersey Code Offer is made or beyond the US Termination Date if the Jersey Non Code Offer is made;

              (iii) not without the prior written consent of the Lenders take any action (and procure that no person acting in concert with it takes any action) which will result in it becoming obliged to make an offer to shareholders in the Jersey Target under Rule 9 of the Code;

              (iv) not waive or amend any condition of the Jersey Offer (or exercise any discretion or give any consent under any Jersey Offer Document) except:

                     (A) if required by the Parent, the Code, the rules or requirements of the London Stock Exchange or Jersey Financial Services Commission or any other applicable law or regulation with binding effect;

                     (B) where the Panel will not allow the relevant condition to be invoked; or

                     (C) with the prior written consent of the Facility Agent (but on the basis that the Facility Agent will treat itself as being bound by Rule 13 of the Code as if it was subject to the jurisdiction of the Takeover Panel);

              (v) not declare the Jersey Offer unconditional until valid acceptances by shareholders of the Jersey Target have been received in respect of an aggregate amount of not less than 90% of the shares and the warrants to which the Jersey Offer relates.

       (f)    PURCHASE OF REMAINING JERSEY TARGET SHARES

              Promptly following the Unconditional Date use its best endeavours (which shall not include an obligation to purchase Jersey Target Shares at a price higher than in the Jersey Offer) to acquire all the issued share capital of the Jersey Target as soon as reasonably practicable. Without limiting the foregoing, Jersey Bidco will promptly after becoming entitled to do so, exercise its rights under Articles 117 and 118 of the Companies (Jersey) Law 1991 (as amended) and ensure that notices under Article 117(1) of that Law are despatched within seven Business Days of Jersey Bidco being entitled to despatch such notices.

       (g)    PROVISION OF JERSEY TARGET SECURITY

              If, as a result of the Jersey Offer, as at the Unconditional Date the US Target and Jersey Bidco together beneficially own less than 95 per cent of the Jersey Target Shares, use its best endeavours to procure that the Jersey Target and the Jersey Target Subsidiaries each provide the following documents as soon as practicable after the Unconditional Date and in any event within 24 days of the Unconditional Date:

              (i)    an Accession Document to this agreement;

              (ii)   the Security Documents listed against its name in part 2 of
                     Schedule 9;

              (iii)  an Accession Document to the Intercreditor Deed;

              (iv) a Jersey law security interest agreement entered into by Jersey Bidco over the Jersey Target Shares acquired by Jersey Bidco,

              (v) those documents set out in parts 3 and 4 of Schedule 4 to the extent not already provided,

              and that prior to entering into such documents the Financial Assistance Resolutions of the Jersey Target and the Jersey Target Subsidiaries are passed and the Jersey Target and the

              Jersey Target Subsidiaries comply with the provisions of Article 58 of the Companies (Jersey) Law 1991 (as amended) in all respects.

20.12  US OFFER UNDERTAKINGS

       (a)    OFFER TERMS

              Without the Facility Agent's prior consent, the Parent will procure that US Bidco will not, and US Bidco will not:

              (i) increase the amount payable by it in respect of the US Target Shares pursuant to the US Offer or the First US Merger or otherwise vary the consideration payable pursuant to the US Offer or the First US Merger;

              (ii) increase the amount payable in respect of the series C preferred shares of US Target held by OHI pursuant to the Stock Purchase Agreement or otherwise vary the consideration payable pursuant to the Stock Purchase Agreement;

              (iii) waive or amend or otherwise relinquish any condition of the US Offer, the First US Merger, the Option Agreement, the Stock Purchase Agreement or the Tender Agreements; or

              (iv) waive or otherwise relinquish any of its rights or causes of actions under or arising out of the Merger Agreement as supplemented by the Disclosure Letter, the US Offer Document, the Option Agreement, the Stock Purchase Agreement or the Tender Agreements.

       (b)    MINIMUM NUMBER OF US TARGET SHARES

              US Bidco shall not, and the Parent will procure that US Bidco shall not, acquire any US Target Shares pursuant to the US Offer unless (i) at least the Minimum Number of US Target Shares shall have been validly tendered pursuant to the US Offer Document and shall not have been withdrawn and (ii) US Bidco shall have accepted such shares for payment strictly in accordance with the Merger Agreement and the Offer to Purchase.

       (c)    COMPLETION OF US MERGERS

              (i) The Parent will, and will cause US Bidco to and US Bidco will, comply in all material respects with its respective obligations under the Merger Agreement, the Option Agreement, the Stock Purchase Agreement and the Tender Agreements enforce all material rights under such agreements and use its commercially reasonable efforts to complete the First US Merger as soon as practicable after the Unconditional Date and in any event within 120 days thereafter.

              (ii) The Parent will, and will cause US Bidco to, and US Bidco will conduct and consummate the First US Merger in accordance with the KPMG Structure Paper and certified copy of the Merger Agreement in form and substance satisfactory to the Facility Agent, delivered to the Facility Agent pursuant to clause 4.1(b).

              (iii) Promptly upon consummation of the first US Merger, the Parent will procure that US Target will deliver to the Facility Agent:

                     (A) evidence that the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the Certificate of Merger with the Secretary of State of Delaware have taken place and that the Effective Time (as defined in Section 3.1(a) of the Merger Agreement) has taken place; and

                     (B) a legal opinion from White & Case as regards US law in form and substance satisfactory to the Facility Agent.

       (d)    CONDUCT OF US OFFER AND US MERGER

              The Parent will procure that US Bidco will and US Bidco will ensure that the US Offer Document, the Merger Agreement, the Option Agreement, the Stock Purchase Agreement, the Tender Agreements, the US Proxy Materials, if applicable, and all other documents entered into by it or issued or filed by it or on its behalf in connection with the US Offer and/or the US Mergers and its conduct of the US Offer and the US Mergers comply in all respects with all applicable laws and regulations (including all applicable US securities and tender offer requirements and the Maryland General Corporation Law) and that as and when necessary all consents from all governmental and other regulatory authorities required in connection with the US Offer and US Mergers are obtained, maintained and/or renewed as appropriate and that all its obligations in connection with the US Offer and US Mergers are performed in all material respects.

       (e)    MERGER INDEMNITY

              Parent and US Bidco will jointly and severally on demand indemnify each Finance Party and each of their respective Affiliates, directors, officers, employees or agents (each an "Indemnified Party") from and against any and all losses, liabilities, claims, costs and expenses (including legal fees) which the relevant Indemnified Party may suffer or incur (unless caused by the gross negligence or wilful misconduct of the Indemnified Party) arising out of or in connection with any actually or potential legal action or other proceedings arising out of or relating to the US Offer, any of the US Mergers, the Stock Purchase Agreement, Tender Agreements, Option Agreement, the financing of the US Offer and US Merger, or any purchase of shares in the US Target.

       (f)    US TARGET GROUP SECURITY

              The Parent shall procure that each of the US Target and its Subsidiaries listed in part 2 of Schedule 9 shall promptly provide to the Facility Agent the following documents in the agreed form duly executed and delivered by all parties thereto on the earlier of the date of completion of the First US Merger and the date falling 120 days after the Unconditional Date.

              (i)    an Accession Document to this agreement;

              (ii)   the Security Documents listed against its name in part 2 of
                     Schedule 9;

              (iii)  an Accession Document to the Intercreditor Deed;

              (iv) those documents set out in parts 3 and 4 of Schedule 4 to the extent not already provided.

20.13  US ERISA

       (a) No Obligor will, and each Obligor will procure that none of its Subsidiaries will, have any Unfunded Liabilities for any and all Plans maintained for or covering employees of any Obligor or its Subsidiaries which would have a Material Adverse Effect.

       (b) No Obligor will, and each Obligor will procure that none of its Subsidiaries will, become a party to any Multiemployer Plan.

20.14  FINANCIAL COVENANTS

       The Parent undertakes that it will procure that:

       (a)    DEBT TO EARNINGS

              The ratio of Target Total Net Debt as at each Testing Date set out in the table below to Target Adjusted EBITDA for the Testing Period ending on that Testing Date shall not exceed A:1 as at that Testing Date, where A has the value set out in the table below opposite that Testing Date.

       (b)    TARGET INTEREST COVER

              The ratio of Target Adjusted EBITDA to Target Net Interest for each Testing Period ending on a Testing Date set out in the table below shall not be less than B:1, where B has the value set out in the table below opposite that Testing Date.

       (c)    FSHC INTEREST COVER

              The ratio of FSHC EBITDA to FSHC Net Interest for each Testing Period ending on a Testing Date set out in the table below shall not be less than C:1, where C has the value set out in the table below opposite that Testing Date.

       (d)    TARGET CASHFLOW

              The ratio of Target Cashflow to Target Total Debt Service for each Testing Period ending on a Testing Date set out in the table below shall not be less than D:1, where D has the value set out in the table below opposite that Testing Date.

       (e)    COVENANT RATIOS

              The table referred to in clause 20.14(a) to (d) (inclusive) is the following:


-------------------------- -------------- ------------- ------------- -------------
      TESTING DATE               A             B             C             D

-------------------------- -------------- ------------- ------------- -------------
    31 December 2002           4.25           3.00          1.60          N/A
-------------------------- -------------- ------------- ------------- -------------
      31 March 2003            4.60           3.00          1.60          0.90
-------------------------- -------------- ------------- ------------- -------------
      30 June 2003             4.30           3.25          1.60          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2003          3.55           3.65          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2003           3.35           3.75          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2004            3.15           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2004             3.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2004          2.80           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2004           2.70           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2005            2.55           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2005             2.55           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2005          2.35           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2005           2.30           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2006            2.10           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2006             2.10           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2006          2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2006           2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2007            2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2007             2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2007          2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2007           2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2008            2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2008             2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2008          2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2008           2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2009            2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2009             2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    30 September 2009          2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
    31 December 2009           2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      31 March 2010            2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------
      30 June 2010             2.00           4.00          1.75          1.10
-------------------------- -------------- ------------- ------------- -------------

       (f)    GROUP COMPANIES NET WORTH

              Group Companies Net Worth shall not in any calendar year ending on the Testing Date specified in column (1) below fall below the amount set out in column (2) below:


                 (1)                                    (2)
             TESTING DATE                       AMOUNT ((POUND) MILLIONS)

           31 December 2003                            20.00
           31 December 2004                            21.00
           31 December 2005                            22.00
           31 December 2006                            23.00
           31 December 2007                            24.00
           31 December 2008                            25.00
           31 December 2009                            26.00
           31 December 2010                            27.00


       (g)    CAPITAL EXPENDITURE

              (i) Subject to paragraph (ii) below, the Parent shall procure that the Target Group Covenant Companies shall not, in any calendar year incur Capital Expenditure, excluding Approved Acquisitions, in excess of 115 per cent. in aggregate of the level of Capital Expenditure for the Target Group Covenant Companies set out in the Approved Projections and thereafter in each of the Operating Budgets.

              (ii) If the Capital Expenditure (excluding Approved Acquisitions) incurred in any calendar year is less than the amount set out in clause 20.14(g)(i) above the shortfall may be carried forward to the subsequent calendar year but no further.

20.15  FINANCIAL DEFINITIONS

       For the purposes of clause 20.14 (Financial Covenants):

       "BORROWER FREE ACCOUNT" has the meaning given to it in the Second Securitisation Offering Circular;

       "CASH" means cash at bank credited to an account in the name of a Target Group Covenant Company with an Eligible Lender and to which that Target Group Covenant Company is beneficially entitled which is repayable on demand (or within 30 days of demand) without condition;

       "CASH EQUIVALENTS" means marketable debt securities with a maturity of three months or less and with a short term debt rating of at least A1 + granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services, Inc. to which a Target Group Covenant Company is beneficially entitled, and which can be promptly realised by that Target Group Covenant Company without condition;

       "COVENANT COMPANIES" means the FSHC Group Covenant Companies and the Target Group Covenant Companies;

       "ELIGIBLE LENDER" means any bank or financial institution with a short term rating of at least A1 granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services, Inc.;

       "FSHC EBITDA" means the consolidated profit of the FSHC Group Covenant Companies for the relevant Testing Period:

       (a) before any deduction of corporation tax or other Taxes on income or gains;

       (b)    before any deduction for FSHC Interest Payable;

       (c) after deducting (to the extent otherwise included) FSHC Interest Receivable;

       (d)    excluding extraordinary items;

       (e) excluding any Offer Costs or Severance Costs incurred by any of the FSHC Group Covenant Companies, to the extent they are treated as exceptional items, that are expensed on or prior to the first anniversary of the Unconditional Date;

       (f) after deducting (to the extent otherwise included) the amount of profit (or adding back the amount of loss) of any FSHC Group Covenant Company (other than the Parent) which is attributable to any third party (other than a FSHC Group Covenant Company) which is a shareholder in that FSHC Group Covenant Company;

       (g) after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading) by a FSHC Group Covenant Company during that Testing Period, to the extent included in arriving at FSHC EBITDA for that Testing Period;

       (h) before deducting amortisation of any goodwill or any intangible assets; and

       (i)    before deducting any depreciation on fixed assets

       "FSHC GROUP COVENANT COMPANIES" means the Parent and its Subsidiaries from time to time but excluding UK Holdco and its Subsidiaries from time to time;

       "FSHC INTEREST" means interest and amounts in the nature of interest paid or payable in relation to any Financial Indebtedness of the FSHC Group Covenant Companies (other than Financial Indebtedness owed by one Covenant Company to another Covenant Company) together with, to the extent that it is not Financial Indebtedness of FSHC Group Covenant Companies, any Financial Indebtedness under the Term C Facility and the Cash Bridge Facility (but excluding any Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility), including:

       (a)    the interest element of finance leases;

       (b) discount and acceptance fees payable (or deducted) in relation to any Financial Indebtedness of the FSHC Group Covenant Companies;

       (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness of a FSHC Group Covenant Company and is issued by a third party on behalf of a FSHC Group Covenant Company;

       (d) repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness of the FSHC Group Covenant Companies together with, to the extent that it is not Financial Indebtedness of FSHC Group Covenant Companies, any Financial Indebtedness under the Term C Facility and the Cash Bridge Facility (but excluding any Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility) other than any such premiums arising under clause 16.10 (Prepayment Fees) any such premiums arising under any other financing arrangements arranged by the Arranger with all or any of the Covenant Companies; and

       (e) commitment, utilisation and non-utilisation fees payable or incurred in relation to Financial Indebtedness of the FSHC Group Companies together with, to the extent that it is not Financial Indebtedness of FSHC Group Covenant Companies, Financial Indebtedness under the Term C Facility and the Cash Bridge Facility (but excluding Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility);

       "FSHC INTEREST PAYABLE" means the total of:

       (a) FSHC Interest accrued (whether or not paid or compounded and accordingly added to principal) during the relevant Testing Period; and

       (b) the amount of the discount element of any Financial Indebtedness of the FSHC Group Covenant Companies amortised during that Testing Period;

       as an obligation of any FSHC Group Covenant Company during that period and adjusted for amounts payable and receivable under Hedging Agreements but excluding interest accruing on the Investor Loan Notes to the extent not paid in cash and also excluding any interest which is paid in cash which has accrued on any Existing Investor Loan Notes as at the date on which they are redeemed in full in accordance with the terms of the Senior Finance Documents and excluding interest accruing on the Term C Facility to the extent not paid in cash but capitalised;

       "FSHC INTEREST RECEIVABLE" means the amount of interest and amounts in the nature of interest received or receivable by the FSHC Group Covenant Companies during the relevant Testing Period which can be applied to discharge the obligations of FSHC Group Covenant Companies in relation to Total Debt Service without restriction and without breaching any law or exchange control regulation and without incurring any Tax or other costs;

       "FSHC NET INTEREST" means FSHC Interest Payable less FSHC Interest Receivable during the relevant Testing Period;

       "GROUP COMPANIES NET WORTH" means, at any time, the aggregate amount of:

       (a)    the issued and paid-up share capital of the Parent and Jersey
              Holdco;

       (b) plus the total amount standing to the credit of the consolidated capital and revenue reserves of the Covenant Companies (including any share premium account and capital redemption reserve);

       (c) plus any balance standing to the credit, or minus any amount standing to the debit, of the consolidated profit and loss accounts of the Covenant Companies;

       (d) plus the principal amount of the Investor Loan Notes and accrued interest thereon,

       but after (to the extent not already taken into account):

       (i) deducting any amounts shown in respect of goodwill or other intangible assets of the Covenant Companies;

       (ii) excluding minority interests in Subsidiaries of the Parent or in Subsidiaries of Jersey Holdco;

       (iii) deducting an amount equal to any distribution by any Covenant Company to persons outside the Covenant Companies out of the profits earned before the date of the relevant balance sheet and which has been declared, recommended or made since that date (except to the extent it is already provided for in that balance sheet);

       (iv) deducting any capital accounts or reserves derived from any writing-up of the book value of any assets of any Covenant Company above historic cost less accumulated depreciation at any time on or after the Unconditional Date;

       (v)    deducting any provision in relation to future or deferred Tax; and

       (vi) making such adjustments as appropriate in respect of any variation in the issued and paid up share capital, the share premium account and the capital redemption reserve of the Parent and of Jersey Holdco since the date of its latest consolidated balance sheet, provided that no amount shall be included or excluded more than once;

       "SECURITISATION INTEREST" means interest and amounts in the nature of interest paid or payable by PHF Securities No. 1 in relation to the First Securitisation and by PUK1 and PHF Securities No. 2 in relation to the Second Securitisation;

       "SECURITISATION INTEREST PAYABLE" means Securitisation Interest accrued, whether or not paid, during the relevant Testing Period as an obligation of the relevant member of the Securitisation Group;

       "SEVERANCE COSTS" means all fees, costs and expenses incurred by the Target Group Covenant Companies in relation to any redundancies which occur as a result of the Offers;

       "TARGET ADJUSTED EBITDA" means the consolidated profit of the Target Group Covenant Companies for the relevant Testing Period:

       (a) before any deduction of corporation tax or other Taxes on income or gains;

       (b)    before any deduction for Target Interest Payable;

       (c) after deducting (to the extent otherwise included) Target Interest Receivable;

       (d)    after deducting Securitisation Interest Payable;

       (e)    excluding extraordinary items;

       (f) excluding any Offer Costs or Severance Costs incurred by any of the Target Group Covenant Companies, to the extent they are treated as exceptional items, that are expensed on or prior to the first anniversary of the Unconditional Date;

       (g) after deducting (to the extent otherwise included) the amount of profit (or adding back the amount of loss) of any Target Group Covenant Company (other than UK Holdco and Jersey Holdco) which is attributable to any third party (other than a Target Group Covenant Company) which is a shareholder in that Target Group Covenant Company;

       (h) after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than stock disposed of in the ordinary course of trading) by a Target Group Covenant Company during that Testing Period, to the extent included in arriving at Target Adjusted EBITDA for that Testing Period;

       (i) before deducting amortisation of any goodwill or any intangible assets;

       (j)    before deducting any depreciation on fixed assets; and

       (k) before amortisation of any Offer Costs incurred by US Bidco and/or Jersey Bidco up to a maximum aggregate amount of (pound)6,000,000 and before amortisation of any Severance Costs up to a maximum amount of (pound)3,800,000;

       "TARGET CASHFLOW" means Target Adjusted EBITDA for the relevant Testing
       Period:

       (a) plus the amount of any decrease or minus the amount of any increase in Working Capital during that Testing Period;

       (b) plus any Tax rebate received in cash, or minus any Tax paid in cash, in each case by a Target Group Covenant Company, during that Testing Period;

       (c) minus all Capital Expenditure (but excluding Approved Acquisitions) incurred by a Target Group Covenant Company during that Testing Period;

       (d) plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any Target Group Covenant Company during that Testing Period from companies which are not Target Group Covenant Companies;

       (e) minus all payments made by PHF Securities No. 1 during the relevant Testing Period in respect of the First Securitisation to the extent not already deducted in calculating Target Adjusted EBITDA (other than payments of overriding lease rent to PHF Reversions No.1 and any upstream loans or profit distributions by PHF Securities No. 1 made to PHF Reversions No. 1 which comply with the order of payments under the First Securitisation set out in the First Securitisation Offering Circular) plus all amounts received from operating tenants of leases which are subject to the First Securitisation to the extent not already added in calculating Target Adjusted EBITDA; and

       (f) minus all payments by PUK1 and PHF Securities No.2 during the relevant Testing Period in respect of the Second Securitisation to the extent not already deducted in calculating Target Adjusted EBITDA (other than payments of overriding lease rent to PHF Reversions No.2 and payments into and out of the Borrower Free Account which comply with the order of payments under the Second Securitisation set out in the Second Securitisation Offering Circular) plus all amounts received from operating tenants of leases which are subject to the Second Securitisation to the extent not already added in calculating Target Adjusted EBITDA;

       "TARGET GROUP COVENANT COMPANIES" means UK Holdco and its Subsidiaries from time to time and Jersey Holdco and its Subsidiaries from time to time, but excluding the Australian Group;

       "TARGET INTEREST" means interest and amounts in the nature of interest paid or payable in relation to any Financial Indebtedness of the Target Group Covenant Companies (other than Financial Indebtedness owed by one Covenant Company to another Covenant Company) excluding Securitisation Interest together with, to the extent that it is not Financial Indebtedness of Target Group Covenant Companies, any Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility (but excluding any Financial Indebtedness under the Term C Facility and the Cash Bridge Facility), including:

       (a)    the interest element of finance leases;

       (b) discount and acceptance fees payable (or deducted) in relation to any Financial Indebtedness of the Target Group Covenant Companies;

       (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness of a Target Group Covenant Company and is issued by a third party on behalf of a Target Group Covenant Company to the extent such fees have not be deducted in calculating Target Adjusted EBITDA;

       (d) repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness of the Target Group Covenant Companies together with, to the extent that it is not Financial Indebtedness of Target Group Covenant Companies, any Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility (but excluding any Financial Indebtedness under the Term C Facility and the Cash Bridge Facility) other than any such premiums arising under clause 16.10 (Prepayment Fees) and any such premiums arising under any other financing arrangements arranged by the Arranger with all or any of the Covenant Companies; and

       (e) commitment, utilisation and non-utilisation fees payable or incurred in relation to Financial Indebtedness of the Target Group Companies together with, to the extent that it is not Financial Indebtedness of Target Group Covenant Companies, Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility (but excluding Financial Indebtedness under the Term C Facility and the Cash Bridge Facility);

       "TARGET INTEREST PAYABLE" means the total of:

       (a) Target Interest accrued (whether or not paid or compounded and accordingly added to principal) during the relevant Testing Period; and

       (b) the amount of the discount element of any Financial Indebtedness of the Target Group Covenant Companies amortised during that Testing Period;

       as an obligation of any Target Group Covenant Company during that period and adjusted for amounts payable and receivable under Hedging Agreements;

       "TARGET INTEREST RECEIVABLE" means interest and amounts in the nature of interest received or receivable by the Target Group Covenant Companies during the relevant Testing Period which can be applied to discharge the obligations of Target Group Covenant Companies in relation to Total Debt Service without restriction and without breaching any law or exchange control regulation and without incurring any Tax or other costs;

       "TARGET NET INTEREST" means Target Interest Payable less Target Interest Receivable during the relevant Testing Period;

       "TARGET NET INTEREST CASH PAID" means Target Net Interest to the extent it has been paid or received during the relevant Testing Period but excluding any Target Interest that has been prepaid to the extent that the scheduled payment date for that Target Interest did not fall within the relevant Testing Period;

       "TARGET TOTAL DEBT SERVICE" means the aggregate of:

       (a)    Target Net Interest Cash Paid for the relevant Testing Period; and

       (b) all scheduled repayments of principal under the terms of any Financial Indebtedness of any Target Group Covenant Company together with, to the extent that it is not Financial Indebtedness of Target Group Covenant Companies, any Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility (but excluding any Financial Indebtedness between any Target Group Covenant Company and any other Target Group Covenant Company and excluding any Financial Indebtedness under the Term C Facility and the Cash Bridge Facility) falling due during that Testing Period:

              (i) including all capital payments falling due in relation to any finance leases and other Financial Indebtedness falling within paragraph (g) of the definition of Financial Indebtedness in clause 1.1 (Definitions);

              (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility; and

              (iii) excluding any prepayment of the Facilities made in accordance with clause 12 (Prepayment and Cancellation) to the extent that the scheduled repayment date of any such Financial Indebtedness did not fall within the relevant Testing Period;

       "TARGET TOTAL NET DEBT" means, at any time, the aggregate outstanding principal or capital amount of all Financial Indebtedness of the Target Group Covenant Companies together with, to the extent that it is not Financial Indebtedness of Target Group Covenant Companies, any Financial Indebtedness under the Term A Facility, Term B Facility and the Revolving Facility (but excluding any Financial Indebtedness under the Term C Facility and the Cash Bridge Facility) calculated on a consolidated basis, less Cash and Cash Equivalents owned by Target Group Covenant Companies and FSHC Holdco which can be applied to discharge the obligations of Target Group Covenant Companies in relation to Total Debt Service without restriction and without breaching any law or exchange control regulation and without incurring any Tax or other costs and which is or are held in an account of a Lender and/or which is or are charged in favour of the Security Agent pursuant to a Security Document, except that:

       (a) in the case of any finance lease only the capitalised value of that finance lease (as determined in accordance with the Approved Accounting Principles) shall be included;

       (b) in the case of any guarantee referred to in the definition of Financial Indebtedness in clause 1.1 (Definitions), the amount of that guarantee shall not be included, to the extent it relates to indebtedness of another Target Group Covenant Company already included in the calculation of Target Total Net Debt; and

       (c) Financial Indebtedness arising under the Securitisations shall not be included;

       "TESTING DATE" means the date specified in the relevant table as the date as at (or to) which a particular financial ratio is being tested;

       "TESTING PERIOD" means subject to clause 20.17(a) (Calculation Adjustments) each period which corresponds to the annual accounting reference period of the Parent and of Jersey Holdco or four consecutive Accounting Quarters and ending on or about a Testing Date;

       "TOTAL DEBT SERVICE" means the aggregate of:

       (a) Target Net Interest plus FSHC Net Interest plus Securitisation Interest Payable for the relevant Testing Period; and

       (b) all scheduled repayments of principal under the terms of any Financial Indebtedness of any Covenant Company (excluding any Financial Indebtedness between any Covenant Company and any other Covenant Company) falling due during that Testing Period:

              (i) including all capital payments falling due in relation to any finance leases and other Financial Indebtedness falling within paragraph (g) of the definition of Financial Indebtedness in clause 1.1 (Definitions); and

              (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility;

       "WORKING CAPITAL" means trade and other debtors in relation to operating items of any Target Group Covenant Company, plus prepayments and stock, less trade and other creditors in relation to operating items of any Target Group Covenant Company and less accrued expenses (including, for the avoidance of doubt, accrued Securitisation Interest) and accrued costs of any Target Group Covenant Company.

20.16  CALCULATION

       (a) The covenants contained in clause 20.14 (Financial Covenants) will be tested by reference to the FSHC Quarterly Accounts and the PHFL Quarterly Accounts for the relevant Accounting Quarters, unless any of the Annual Accounts for all or any part of the relevant period are available on the relevant date on which any such covenant is tested, in which case those Annual Accounts shall be used instead.

       (b) If any of the Annual Accounts are not available when any covenant referred to in clause 20.14(a) is tested, but when those Annual Accounts become available, they show that the figures in any relevant FSHC Quarterly Accounts or PHFL Quarterly Accounts utilised for any such calculation cannot have been substantially accurate, the Facility Agent may require such adjustments to the calculations which it, in its sole discretion, considers appropriate to rectify that inaccuracy and compliance with the covenants in clause 20.14 (Financial Covenants) will be determined by reference to those adjusted figures provided always that any adjustment which indicates compliance with any covenant which had been breached when tested by reference to the relevant inaccurate figures will not have the effect of nullifying, waiving or otherwise curing that breach.

       (c) The components of each definition used in clause 20.14 (Financial Covenants) will be calculated in accordance with the Approved Accounting Principles, as varied by this agreement.

       (d) If the Facility Agent considers the covenant contained in clause 20.14(a) (Debt to Earnings) may have been breached, it may require such covenant to be tested by reference to the latest available Monthly Accounts for the relevant Management Accounting Period.

20.17  CALCULATION ADJUSTMENTS

       For the purpose of determining compliance with the covenants in clauses 20.14(a) (Debt to Earnings), 20.14(b) (Target Interest Cover), 20.14(c) (FSHC Interest Cover) and 20.14(d) (Target Cashflow):

       (a)    the first 3 Testing Periods will

              (i) in the case of clause 20.14(a) (Debt to Earnings) will commence on the Unconditional Date and the figures for Target EBITDA will be annualised on a 365 day basis (such that, by way of example, Target EBITDA for a period of 270 days will be annualised by multiplying the Target EBITDA by 365 and dividing the product by 270); and

              (ii) in the case of clauses 20.14(b) (Target Interest Cover), 20.14(c) (FSHC Interest Cover) and 20.14(d) (Target Cashflow) commence on the Unconditional Date.

       (b) if any of the Covenant Companies acquires a company or companies (having obtained any necessary consent under this agreement to do so), until the first Testing Date which falls more than 12 months after the relevant company or companies became Subsidiaries of the Parent or of Jersey Holdco, the results of such company or companies will be deemed included with those of the rest of the Covenant Companies for the full duration of the relevant Testing Period as if such company or companies had become a Covenant Company at the commencement of the Testing Period. Any necessary aggregation of their results will be confirmed by the Auditors and will not include any synergy benefits expected to be achieved as a result of the acquisition of such company or companies.

21.    EVENTS OF DEFAULT

21.1   LIST OF EVENTS

       Each of the events set out in this clause 21.1 constitutes an Event of Default, whether or not the occurrence of the event concerned is outside the control of any Group Company or Excluded Company, as the case may be.

       (a)    PAYMENT DEFAULT

              Any Obligor fails to pay on the due date any amount payable by it under any Senior Finance Document at the place at which and in the currency in which it is expressed to be payable, unless the Facility Agent is satisfied that non-payment is due solely to administrative or technical delays in the transmission of funds and payment is made within three Business Days of its due date.

       (b)    BREACH OF OTHER OBLIGATIONS

              (i) Any Obligor fails to comply with any of its obligations under clauses 20.3 (Disposals and Security Undertakings) to
                     20.5 (Financing arrangement undertakings) (inclusive), sub-clauses (a), (b), (f), (g) or (h) of clause 20.11 (Offer Undertakings), clause 20.12 (US Offer Undertakings) or clause 20.14 (Financial covenants).

              (ii) Any Obligor fails to comply with any of its obligations under any Senior Finance Document, other than those specified in clause 21.1(a) (Payment default) or clause

                     21.1(b)(i) and, if that failure is capable of remedy, it is not remedied within 10 Business Days of the earlier of:

                     (A) the Facility Agent notifying the Parent of that default; and

                     (B) that Obligor becoming aware of the relevant matter.

       (c)    MISREPRESENTATION

              Any representation, warranty or statement which is made by any Obligor in any Senior Finance Document or is contained in any certificate, statement or notice provided under or in connection with any Senior Finance Document is incorrect in any respect when made (or when deemed to be made or repeated) and, if the circumstances giving rise to that default are in the opinion of the Facility Agent capable of remedy, they are not remedied within 10 Business Days of the earlier of:

              (i)    the Facility Agent notifying the Parent of that default;
                     and

              (ii)   that Obligor becoming aware of the relevant matter.

       (d)    FAILURE TO CONSUMMATE US MERGER

              The First US Merger is not consummated in accordance with the Merger Agreement, Articles of Merger or Certificate of Merger within 120 days of the Unconditional Date, or the First US Merger is unwound, reversed or otherwise rescinded in whole or in part for any reason.

       (e)    INVALIDITY AND UNLAWFULNESS

              (i) Any provision of any Senior Finance Document is or becomes invalid or unenforceable for any reason or is repudiated or the validity or enforceability of any provision of any Senior Finance Document is contested by any person (other than a Finance Party) or any party to any Senior Finance Document other than a Finance Party denies the existence of any liability or obligation on its part under any Senior Finance Document.

              (ii) It is or becomes unlawful under any applicable jurisdiction for any Obligor to perform any of its obligations under any Senior Finance Document in circumstances or to an extent which could reasonably be expected to have a Material Adverse Effect.

              (iii) Any act, condition or thing required to be done, fulfilled or performed in order to:

                     (A) enable any Obligor lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it under any Senior Finance Document to which it is party;

                     (B) ensure that the obligations expressed to be assumed by any Obligor under any Senior Finance Document to which it is party are legal, valid and binding;

                     (C) make each Senior Finance Document admissible in evidence in the courts of England; and

                     (D) create the security constituted by the Security Documents to which any Obligor is party,

                     is not done, fulfilled or performed.

       (f)    INSOLVENCY

              Other than in the case of US LLC and US Bidco pursuant to and in accordance with the KPMG Structure Paper:

              (i) any Material Subsidiary or Material Excluded Company stops or suspends or threatens, or announces an intention to stop or suspend, payment of its debts; or

              (ii) any Material Subsidiary or Material Excluded Company is, for the purpose of section 123(1) of the Insolvency Act 1986 (on the basis that the words "proved to the satisfaction of the court" are deemed omitted from sections 123(1)(e) of that Act) or any other applicable law, deemed to be unable, or admits its inability, to pay its debts as they fall due or becomes insolvent or a moratorium is declared in relation to any indebtedness of any Material Subsidiary or Material Excluded Company.

       (g)    RECEIVERSHIP AND ADMINISTRATION

              (i) Any encumbrancer takes possession of, or a receiver or administrator or similar officer is appointed over or in relation to, all or any part of the assets of any Material Subsidiary or Material Excluded Company.

              (ii) A petition is presented, a meeting is convened, an application is made or any other step is taken for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in relation to any Material Subsidiary or Material Excluded Company and:

                     (A) (other than in the case of a petition to appoint an administrator) such petition or application is not discharged within 10 days; or

                     (B) in the case of a petition to appoint an administrator, the Facility Agent is not satisfied that it will be discharged before it is heard.

       (h)    COMPOSITIONS AND ARRANGEMENTS

              (i) Any Material Subsidiary or Material Excluded Company convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally.

              (ii) Any Material Subsidiary or Material Excluded Company proposes or enters into any negotiations for or in connection with the rescheduling, restructuring or re-adjustment of any Financial Indebtedness by reason of, or with a view to avoiding, financial difficulties.

       (i)    WINDING UP

              Other than in the case of US LLC and US Bidco pursuant to and in accordance with the KPMG Structure Paper:

              (i) any meeting of a Material Subsidiary or Material Excluded Company is convened for the purpose of considering any resolution for (or to petition for) its winding up or any Material Subsidiary or Material Excluded Company passes such a resolution; or

              (ii) a petition is presented for the winding up of a Material Subsidiary or Material Excluded Company (other than a frivolous or vexatious petition discharged within 10 days of being presented) or an order is made for the winding up of any Material Subsidiary or Material Excluded Company.

       (j)    US BANKRUPTCY PROCEEDINGS

              Without limiting any of the other clauses of this clause 21.1:

              (i) a court of the United States of America or any state thereof (a "US Federal or State Court") having jurisdiction in the premises shall enter a decree or order for relief in respect of any Material Subsidiary or Material Excluded Company in an involuntary case under the US Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of the United States of America or any state thereof now or hereafter in effect, which decree or order is not stated; or any other similar relief shall be granted under any applicable US federal or state law;

              (ii) an involuntary case shall be commenced against any Material Subsidiary or Material Excluded Company under the US Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of the United States of America or any state thereof now or hereafter in effect; or a decree or order of a US Federal or State Court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Material Subsidiary or Material Excluded Company, or over all or a substantial part of its property, shall have been entered; and in any such event described in this paragraph (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

              (iii) Any Material Subsidiary or Material Excluded Company shall have an order for relief entered with respect to it or commence a voluntary case under the US Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law of the United States of America or any state thereof now or hereafter in effect, or shall consent to the entry of an order for relieve in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law.

       (k)    ATTACHMENT OR PROCESS

              A creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against all or any part of the assets of any Material Subsidiary or Material Excluded Company and such process is not discharged within 10 Business Days.

       (l)    SUSPENSION OF PAYMENTS

              Any order is made, any resolution is passed or any other action is taken for the suspension of payments, protection from creditors or bankruptcy of any Material Subsidiary or Material Excluded Company.

       (m)    SIMILAR EVENTS ELSEWHERE

              There occurs in relation to any Material Subsidiary or Material Excluded Company or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which appears to the Facility Agent (acting reasonably) to correspond in that country or territory with any of those mentioned in clauses 21.1(f) (Insolvency) to 21.1(l) (Suspension of payments) (inclusive).

       (n)    CESSATION OF BUSINESS

              Any Material Subsidiary ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business other than the merger of US Bidco with and into US Target pursuant to the terms of the First US Merger or as contemplated in the KMPG Structure Paper.

       (o)    COMPULSORY ACQUISITION

              All or any part of the assets of any Material Subsidiary are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any central or local governmental authority in a way which, in the reasonable opinion of the Majority Lenders, is reasonably likely to lead to a Material Adverse Effect.

       (p)    SECURITY INTERESTS

              Any Security Interest affecting the business, undertaking or any of the assets of a Material Subsidiary or a Material Excluded Company and securing indebtedness exceeding (pound)50,000 (or its equivalent in other currencies) in aggregate (other than indebtedness pursuant to the Standstill Loans for so long as the Standstill Agreements remain in full force and effect and are being complied with by all parties thereto) becomes enforceable, whether or not steps are taken to enforce the same.

       (q)    CROSS DEFAULT

              Any Financial Indebtedness of any Material Subsidiary or a Material Excluded Company (other than pursuant to the Standstill Loans for so long as the Standstill Agreements remain in full force and effect and are being complied with by all parties thereto) exceeding (pound)50,000 (or its equivalent in other currencies) in aggregate:

              (i) is not paid when due or within any originally applicable grace period in any agreement relating to that Financial Indebtedness; or

              (ii) becomes due and payable (or capable of being declared due and payable) before its normal maturity or is placed on demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default (however described).

       (r)    LITIGATION

              Any litigation, arbitration or administrative proceeding is commenced by or against any Obligor or Material Subsidiary which is reasonably likely to be adversely determined against the relevant Group Company and if so resolved could reasonably be expected to have a Material Adverse Effect.

       (s)    INTERCREDITOR BREACH

              Any party to the Intercreditor Deed (other than any of the Finance Parties) fails to comply with its obligations under the Intercreditor Deed or the Intercreditor Deed ceases to be binding upon any such party for whatever reason.

       (t)    REGULATORY PROCEEDINGS

              Any regulatory or other proceedings are instigated by any competition or similar authority (including The Office of Fair Trading, the Competition Commission, The Department of Trade and Industry, the European Commission or the US Federal Trade Commission) as a result of the Transaction Documents having been entered into or implemented and the same has, or is reasonably likely to have, a Material Adverse Effect.

       (u)    AUDITORS' QUALIFICATION

              The Auditors qualify their report on any Annual Accounts in any manner which, in the reasonable opinion of the Majority Lenders, is material and adverse in the context of the Senior Finance Documents.

       (v)    KEY EXECUTIVE

              The Key Executive:

              (i) ceases to be a full-time employee and director of the Parent devoting the time and attention to the affairs of the Group required by the terms of the applicable service contract;

              (ii)   dies; or

              (iii) becomes unable (for whatever reason) adequately to carry out the functions required to be performed by that Key Executive by the terms of the applicable service contract,

              and in any such event a replacement for the Key Executive has not been appointed (following consultation with the Lenders) within six months of such event or, having been so appointed within six months, has not taken up employment within six months of appointment but no later than nine months from the date of such event (or such other period as may be agreed with the Majority Lenders (acting reasonably)).

       (w)    ERISA

              The occurrence of one or more of the following events which would individually or in the aggregate have a Material Adverse Effect:

              (i)    a Reportable Event;

              (ii)   any Plan has Unfunded Liabilities; or

              (iii) a Group Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IR Code relating to employee benefit plans as defined in Section 3 of ERISA.

       (x)    MATERIAL ADVERSE CHANGE

              At any time there occurs any event or omission which has a Material Adverse Effect.

21.2   CANCELLATION AND REPAYMENT

       At any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and will if so directed by the Majority Lenders, by notice to the Parent do all or any of the following, in addition and without prejudice to any other rights or remedies which it or any other Finance Party may have under any other Senior Finance
       Document:

       (a) terminate the availability of the Facilities, whereupon the Facilities shall cease to be available for drawing, the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Advances or issue Bank Guarantees; and/or

       (b) declare all or any Advances, accrued interest on those Advances and any other amounts then payable under any Senior Finance Document to be immediately due and payable, whereupon those amounts shall become so due and payable; and/or

       (c) declare all or any Advances to be payable on demand, whereupon those Advances shall become payable on demand; and/or

       (d) require the provision of cash cover in relation to all or any outstanding Contingent Liabilities, whereupon each Borrower shall immediately provide cash cover in an amount equal to the total Contingent Liability of the Lenders under all Bank Guarantees issued for the account of that Borrower.

21.3   CLEAN UP PERIOD

       If during the Clean Up Period a matter or circumstance exists in respect of the Jersey Target or the US Target and/or any of its subsidiaries which would constitute a breach of a representation or warranty made in clause 19 (Representations and Warranties) or a breach of any covenant set out in clause 20 (Undertakings) or a Default, such matter or circumstance will not constitute a Default provided that reasonable steps (in the opinion of the Facility Agent) are being taken to cure such matter or circumstance unless such matter or circumstance (1) in the reasonable opinion of the Majority Banks, is reasonably likely to have a Material Adverse Effect, or (2) has been procured by, or approved by, Jersey Bidco or US Bidco, as the case may be, or (3) has not been cured by the expiry of the Clean Up Period.

22.    THE AGENTS AND THE OTHER FINANCE PARTIES

22.1   AGENTS' APPOINTMENT

       (a)    Each Lender:

              (i) appoints Barclays Bank PLC as Facility Agent to act as its agent under and in connection with the Senior Finance Documents and as Security Agent to act as its security agent for the purposes of the Security Documents; and

              (ii) irrevocably authorises each Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Senior Finance Documents, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any monies payable under the Senior Finance Documents.

       (b) Each Agent will act solely as agent for the Lenders in carrying out its functions as agent under the Senior Finance Documents and will exercise the same care as it would in dealing with a credit for its own account.

       (c) The relationship between the Lenders and each Agent is that of principal and agent only. No Agent shall have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Finance Parties or any Obligor, other than those for which specific provision is made by the Senior Finance Documents.

22.2   AGENTS' DUTIES

       Each Agent shall:

       (a) send to each Lender details of each communication delivered to the Agent by an Obligor for that Lender under any Senior Finance Document as soon as reasonably practicable after receipt;

       (b) subject to those provisions of this agreement which require the consent of all the Lenders, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under any Senior Finance Document;

       (c) have only those duties, obligations and responsibilities expressly specified in the Senior Finance Documents; and

       (d) without prejudice to clause 22.6(c) (Communications and information), promptly notify each Lender:

              (i) of any Default which occurs under clause 21.1(a) (Payment default); and

              (ii) if the Agent receives notice from an Obligor referring to this agreement, describing a Default and stating that the circumstance described is a Default.

22.3   AGENTS' RIGHTS

       Each Agent may:

       (a) perform any of its duties, obligations and responsibilities under the Senior Finance Documents by or through its personnel, delegates or agents (on the basis that each Agent may extend the benefit of any indemnity received by it under this agreement to its personnel, delegates or agents);

       (b) except as expressly provided to the contrary in any Senior Finance Document, refrain from exercising any right, power or discretion vested in it under the Senior Finance Documents until it has received instructions from the Majority Lenders or, where relevant, all the Lenders;

       (c) unless it has received notice to the contrary, treat the Lender which makes available any portion of a Drawing as the person entitled to repayment of that portion;

       (d) refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

       (e) assume that no Default has occurred, unless an officer of that Agent while active on the account of the Parent acquires actual knowledge to the contrary;

       (f) refrain from taking any step (or further step) to protect or enforce the rights of any Lender under any Senior Finance Document until it has been indemnified and/or secured to its satisfaction against all losses, (including legal fees) which it would or might sustain or incur as a result;

       (g) rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person to whom it purports to be communicated or by whom it purports to be signed;

       (h) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any Group Company in a statement by or on behalf of that Group Company;

       (i) obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice;

       (j) accept without enquiry any title which an Obligor may have to any asset intended to be the subject of the security created by the Security Documents; and

       (k) hold or deposit any title deeds, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all amounts required to be paid on account or in relation to any such deposit.


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22.4   EXONERATION OF THE ARRANGER AND THE AGENTS

       None of the Arranger, the Agents or any of their respective personnel or agents shall be:

       (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Syndication Memorandum, any Senior Finance Document or any notice or other document delivered under any Senior Finance Document;

       (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Senior Finance Document;

       (c) obliged to enquire as to the occurrence or continuation of a Default or as to the accuracy or completeness of any representation or warranty made by any Obligor under any Senior Finance Document;

       (d) responsible for any failure of any Obligor or any of the Lenders duly and punctually to observe and perform their respective obligations under any Senior Finance Document;

       (e) responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Senior Finance Document;

       (f) liable for acting (or refraining from acting) in what it believes to be in the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Majority Lenders (as the case may be); or

       (g) liable for anything done or not done by it under or in connection with any Senior Finance Document, save in the case of its own gross negligence or wilful misconduct.

22.5   THE ARRANGER AND THE AGENTS INDIVIDUALLY

       (a) If it is a Lender, each of the Arranger and the Agents shall have the same rights and powers under the Senior Finance Documents as any other Lender and may exercise those rights and powers as if it were not also acting as the Arranger or an Agent.

       (b)    Each of the Arranger and the Agents may:

              (i) retain for its own benefit and without liability to account any fee or other amount receivable by it for its own account; and

              (ii) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this agreement or any subsidiary of any party (and, in each case, may do so without liability to account).

       (c) Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 8 (Mandatory Cost Formulae).

22.6   COMMUNICATIONS AND INFORMATION

       (a) All communications to an Obligor in connection with the Senior Finance Documents are to be made by or through the Facility Agent. Each Finance Party will notify the Facility Agent of,

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              and provide the Facility Agent with a copy of, any communication between that Finance Party, an Obligor or any other Finance Party on any matter concerning the Facilities or the Senior Finance Documents.

       (b) No Agent will be obliged to transmit to any other Finance Party any information relating to any party to any Senior Finance Document which that Agent may have acquired otherwise than in connection with the Facilities or the Senior Finance Documents. Notwithstanding anything to the contrary expressed or implied in any Senior Finance Document, no Agent shall, as between itself and the other Finance Parties, be bound to disclose to any other Finance Party or other person any information, disclosure of which might in the opinion of that Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

       (c) In acting as agent for the Lenders, each Agent's banking division will be treated as a separate entity from any other of its divisions (or similar unit of that Agent in any subsequent re-organisation) or subsidiaries (the "OTHER DIVISIONS") and, if the relevant Agent acts for any Group Company in a corporate finance or other advisory capacity ("ADVISORY CAPACITY"), any information given by any Group Company to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of the Parent, except that:

              (i) the consent of the Parent will not be required in relation to any information which the relevant Agent in its discretion determines relates to a Default or in relation to which the Lenders have given a confidentiality undertaking in a form satisfactory to that Agent and the relevant Group Company (acting reasonably); and

              (ii) if representatives or employees of the relevant Agent receive information in relation to a Default whilst acting in an Advisory Capacity, they will not be obliged to disclose that information to representatives or employees of that Agent in their capacity as agent bank or security agent under this agreement or to any Lender, if to do so would breach any rule or regulation or fiduciary duty imposed upon those persons.

22.7   NON-RELIANCE ON THE ARRANGER AND THE AGENTS

       Each Lender confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of each Group Company and has not relied, and will not at any time rely, on the Arranger or any Agent:

       (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of any Group Company, whether coming into its possession before or after the making of any Advance, except as specifically provided otherwise in this agreement; or

       (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by any Group Company under or in connection with any Senior Finance Document (whether or not that information has been or is at any time circulated to it by the Arranger or an Agent), including that contained in the Syndication Memorandum; or

       (c) to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of any Group Company.

22.8   AGENTS' INDEMNITY

       (a) Each Lender shall on demand indemnify each Agent (in proportion to that Lender's participation in the Drawings (or the Total Commitments if there are no Drawings outstanding) at the relevant time) against any loss incurred by the relevant Agent in complying with any instructions from the Lenders or the Majority Lenders (as the case may be) or otherwise sustained or incurred in connection with the Senior Finance Documents or its duties, obligations and responsibilities under the Senior Finance Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the relevant Agent or any of its personnel.

       (b) The provisions of clause 22.8(a) are without prejudice to any obligations of the Obligors to indemnify the Agents under the Senior Finance Documents.

22.9   TERMINATION AND RESIGNATION OF AGENCY

       (a) An Agent (a "RETIRING AGENT") may resign its appointment at any time by giving notice to the Lenders and the Parent.

       (b)    A successor Agent (a "SUCCESSOR AGENT") shall be selected:

              (i) by the Retiring Agent nominating one of its Affiliates following consultation with the Parent as Successor Agent in its notice of resignation; or

              (ii) if the Retiring Agent makes no such nomination, by the Majority Lenders nominating a Lender acting through an office in the United Kingdom as Successor Agent (following consultation with the Parent); or

              (iii) if the Majority Lenders have failed to nominate a Successor Agent within 30 days of the date of the Retiring Agent's notice of resignation, by the Retiring Agent and the Parent by mutual agreement nominating a financial institution of good standing acting through an office in the United Kingdom to be the Successor Agent.

       (c) The Majority Lenders may at any time with the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed, by 30 days' prior notice to the relevant Agent and the Parent terminate the appointment of an Agent and appoint a Successor Agent.

       (d) The resignation of the Retiring Agent and the appointment of the Successor Agent will become effective only upon the Successor Agent accepting its appointment as Agent (and, in the case of the Security Agent's resignation, upon the execution of all deeds and documents necessary to substitute its successor as holder of the security comprised in the Security Documents), at which time:

              (i) the Successor Agent will become bound by all the obligations of the Facility Agent Security Agent (as the case may be) and become entitled to all the rights, privileges, powers, authorities and discretions of such Agent under the Senior Finance Documents;

              (ii) the agency of the Retiring Agent will terminate (but without prejudice to any liabilities which the Retiring Agent may have incurred prior to the termination of its agency); and

              (iii) the Retiring Agent will be discharged from any further liability or obligation under or in connection with the Senior Finance Documents (except that the Retiring Agent shall pay to the Successor Agent a pro rata proportion of the agency fee referred to in clause 16.2 (Agency fee) for the 12 month period in relation to which that agency fee was most recently paid).

       (e) The Retiring Agent will co-operate with the Successor Agent in order to ensure that its functions are transferred to the Successor Agent without disruption to the service provided to the Parent and the Lenders and will as soon as practicable following the Successor Agent's appointment, make available to the Successor Agent the documents and records which have been maintained in connection with the Senior Finance Documents in order that the Successor Agent is able to discharge its functions.

       (f) The provisions of this agreement will continue in effect for the benefit of any Retiring Agent in relation to any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

22.10  ROLE OF THE SECURITY AGENT

       The Security Agent shall hold the benefit of the Security Documents on trust for itself and the other Finance Parties and will apply all payments and other benefits received by it under the Security Documents in accordance with the provisions of the Intercreditor Deed.

22.11  PAYMENTS TO FINANCE PARTIES

       (a) Each Agent will account to each other Finance Party for its due proportions of all amounts received by that Agent for that Finance Party, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

       (b) Each Agent may retain for its own use and benefit, and will not be liable to account to any other Finance Party for all or any part of, any amounts received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

22.12  LENDER TAX STATUS

       Each Lender will notify each Agent on the date it becomes a party to this agreement, whether or not it is:

       (a) either (i) not resident in the United Kingdom for United Kingdom Tax purposes, or (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

       (b) beneficially entitled to the principal and interest payable by the Facility Agent to it under this agreement.

22.13  CHANGE OF OFFICE OF AGENT

       An Agent may at any time in its sole discretion by notice to the Parent and each other Finance Party designate a different office in the United Kingdom from which its duties as the relevant Agent will be performed from the date of notification.

23.    PRO RATA PAYMENTS

23.1   RECOVERIES

       If any amount owing by any Obligor under any Senior Finance Document to a Lender (the "RECOVERING LENDER") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with clause 13 (Payments) (that amount being referred to in this clause 23.1 as a "Recovery") then:

       (a) within two Business Days of receipt of the Recovery, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to that Recovery;

       (b) the Facility Agent shall treat that payment as if it was part of the payment to be made by the relevant Obligor to the Lenders rateably in accordance with their respective Commitments; and

       (c) (except for any receipt by the Recovering Lender as a result of the operation of clause 23.1(b)) as between the relevant Obligor and the Recovering Lender, the Recovery shall be treated as not having been paid.

       23.2   NOTIFICATION OF RECOVERY

       Each Lender will notify the Facility Agent as soon as reasonably practicable of any Recovery by that Lender, other than by payment through the Facility Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal to that Recovery to the Facility Agent under clause 23.1(a) (Recoveries), each Lender to which any part of that amount was distributed will, on request from the Recovering Lender, repay to the Recovering Lender that Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

23.3   INFORMATION

       Each Lender will on request supply to the Facility Agent any information which the Facility Agent may from time to time request for the purpose of this clause 23.

23.4   EXCEPTIONS TO SHARING OF RECOVERIES

       Notwithstanding the foregoing provisions of this clause 30.1, no Recovering Lender will be obliged to share any Recovery which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Senior Finance Documents with any other party which has a legal right to, but does not, either join in those proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to that other party through the Facility Agent).

23.5   SEVERAL OBLIGATIONS

       Failure by any Recovering Lender to comply with any of the provisions of this clause 23 will not release any other Recovering Lender from any of its obligations or liabilities under this clause 23.

23.6   OBTAINING CONSENTS

       Each party to this agreement shall take all steps required of it under clause 23.1 (Recoveries) and use its reasonable endeavours to obtain any consents or authorisations which may be required in relation to any payment to be made by it under this clause 23.

23.7   NO SECURITY

       The provisions of this clause 23 shall not, and shall not be construed so as to, constitute a charge by any Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this clause 23.

23.8   ANCILLARY AND HEDGING LENDERS

       This clause 23 shall not apply to any Recovery by a Lender in its capacity as an Ancillary Lender or by a Lender in its capacity as a Hedging Lender.

24.    SET-OFF

24.1   SET-OFF RIGHTS

       Any Finance Party may at any time (upon notice to the relevant Obligor):

       (a) set-off or otherwise apply amounts standing to the credit of any Obligor's accounts with that Finance Party (irrespective of the terms applicable to those accounts and whether or not those amounts are then due for repayment to that Obligor); and

       (b) set-off any other obligations (whether or not then due for performance) owed by that Finance Party to the relevant Obligor,

       against any matured liability (or after an Event of Default has occurred which is continuing, against any liability) of the relevant Obligor to the relevant Finance Party under the Senior Finance Documents.

24.2   DIFFERENT CURRENCIES

       A Finance Party may exercise its rights under clause 24.1 (Set-off rights) notwithstanding that the amounts concerned may be expressed in different currencies and each Finance Party is authorised to effect any necessary conversions at a market rate of exchange selected by it.

24.3   UNLIQUIDATED CLAIMS

       If the relevant obligation or liability is unliquidated or unascertained, the Finance Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

25.    NOTICES

25.1   MODE OF SERVICE

       (a) Except as specifically provided otherwise in this agreement, any notice, demand, consent, agreement or other communication (a "NOTICE") to be served under or in connection with any Senior Finance Document will be in writing and will be made by letter or by facsimile transmission to the party to be served.

       (b) The address and facsimile number of each party to this agreement for the purposes of clause 25.1(a) are:

              (i) the address and facsimile number shown immediately after its name on the signature pages of this agreement (in the case of any person who is a party as at the date of this agreement);

              (ii) the address and facsimile number notified by that party for this purpose to the Facility Agent on or before the date it becomes a party to this agreement (in the case of any person who becomes a party after the date of this agreement); or

              (iii) any other address and facsimile number notified by that party for this purpose to the Facility Agent by not less than five Business Days' notice.

       (c) Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 25.1(b).

25.2   DEEMED SERVICE

       (a) Subject to clause 25.2(b), a Notice will be deemed to be given as follows:

              (i) if by letter, when delivered personally or on actual receipt; and

              (ii)   if by facsimile, when delivered.

       (b) A Notice given in accordance with clause 25.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

25.3   LANGUAGE

       (a)    Any Notice must be in English.

       (b) All other documents provided under or in connection with any Senior Finance Document must be:

              (i)    in English; or

              (ii) if not in English, accompanied by a certified English translation in which case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

26.    CONFIDENTIALITY

       Subject to clause 27.8 (Disclosure of information), the parties will keep the Senior Finance Documents and their subject matter (including all details relating to the structure and financing of the Offer) confidential, except to the extent that they are required by law or regulation or the Panel or the London Stock Exchange to disclose the same. Each Finance Party agrees with each Obligor to hold confidential all information which it acquires under or in connection with the Senior Finance Documents, except to the extent it is required by law or regulation or the Panel or the London Stock Exchange to disclose it or it comes into the public domain (otherwise than as a result of a breach of this clause 26). A Finance Party may, however, disclose any such information to its auditors, legal advisers or other professional advisers (the "ADVISERS") for any purpose connected with the Senior Finance Documents, provided that the relevant Finance Party takes reasonable steps to procure that each Adviser maintains the confidentiality of that information and may publicise the transaction following the issue of the Jersey Non Code Offer Document of the Jersey Code Offer Document, as the case may be, with the consent of the Parent (such consent not to be unreasonably withheld or delayed).

27.    CHANGES TO PARTIES

27.1   NO TRANSFERS BY THE OBLIGORS

       No Obligor may assign or transfer all or any part of its rights or obligations under any Senior Finance Document other than pursuant to the terms of the US Mergers.

27.2   TRANSFERS BY LENDERS

       (a) A Lender (the "EXISTING LENDER") may transfer its rights and/or obligations under any Senior Finance Document to any person (a "NEW LENDER"), provided that:

              (i)    the New Lender has executed a Creditor Accession Deed;

              (ii) in the case of a transfer of rights only, the procedure in clause 27.3 (Assignments) is followed;

              (iii) in the case of a transfer of rights and obligations, the procedure in clause 27.4 (Transfers) is followed; and

              (iv) in the case of a transfer of Revolving Commitments, each Issuing Lender has approved the New Lender (such approval not to be unreasonably withheld or delayed.

       (b) The Parent (for itself and as agent for the Obligors) will (at its own cost) promptly execute such documents and take such other actions as are necessary to effect or perfect a transfer of rights and/or obligations to a New Lender under the Senior Finance Documents. Such action will include (i) promptly countersigning Transfer Certificates (although any delay or failure by the Parent to so countersign a Transfer Certificate will not invalidate its operation) and (ii) taking such steps as the Facility Agent or the Security Agent may request (including re-execution of Security Documents) for the purpose of ensuring that the New Lender has (and the other Finance Parties continue to have) the benefit of the same security interests under the Security Documents as existed immediately before the relevant transfer.

       (c) Subject to clause 3.4(b) (Syndication), nothing in this agreement will restrict the ability of a Lender to sub-participate or sub-contract any of its obligations under any Senior Finance Document if that Lender remains liable under that Senior Finance Document in relation to those obligations. A Lender shall notify the Parent of any such sub-participation or sub-contracting by it.

27.3   ASSIGNMENTS

       (a) Subject to clause 27.2(a) an Existing Lender may transfer all or any of its rights under the Senior Finance Documents by:

              (i) the Existing Lender and the New Lender entering into an assignment of rights in a form agreed between them (which may be a modified version of a Transfer Certificate); and

              (ii) the New Lender delivering to the Facility Agent a copy of the executed assignment instrument together with (or incorporating) a legally binding undertaking (in a form approved by the Facility Agent) confirming to the Facility Agent (on behalf of the Finance Parties) that it assumes the same obligations towards the Finance Parties (to the extent referable to the rights transferred to it) as from the Assignment Date (as defined below) as it would have been under if it had been an original party to the Senior Finance Documents as a Lender.

       (b) Subject to also having complied with clause 27.2 (Transfers by Lenders), the New Lender will be deemed to become a party to the Senior Finance Documents as a Lender on the date specified in the assignment instrument (which must be no earlier than the date it delivers the documents required by clause 27.3(a)(ii) (the "ASSIGNMENT DATE")).

27.4   TRANSFERS

       (a) Subject to clause 27.2(a) an Existing Lender may transfer all or any of its rights and obligations under the Senior Finance Documents to a New Lender by the Facility Agent executing a Transfer Certificate which has been duly completed and signed by both the Existing Lender and the New Lender.

       (b) On the date (the "TRANSFER DATE") which is later of (A) the date specified in the Transfer Certificate as being the date on or as from which the transfer under this clause 27.4 is to take effect and (B) the date on which the Facility Agent executes the Transfer
              Certificate:

              (i) to the extent the Transfer Certificate records a transfer of Advances which are outstanding on the Transfer Date, the transfer will take effect in relation to those Advances and all related rights under the Credit Agreement by way of assignment;

              (ii) to the extent the Transfer Certificate records a transfer of rights and obligations under the Senior Finance Documents in the case of rights to the extent not assigned as contemplated by paragraph (i) above), each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Senior Finance Documents and their respective rights against each other will be cancelled (such rights and obligations being referred to in this clause 27.4 as "DISCHARGED RIGHTS AND OBLIGATIONS");

              (iii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

              (iv) the Facility Agent, the Security Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Lender on the date of this agreement with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this agreement; and

              (v) the New Lender will become a party to this agreement as a Lender.

       (c) Each of the parties to this agreement (other than the relevant Existing Lender and New Lender) irrevocably authorises the Facility Agent to execute on its behalf any Transfer Certificate which has been duly completed and executed by each of the Existing Lender and the New Lender. Upon the Facility Agent so executing the Transfer Certificate the transfer will take effect on the Transfer Date in accordance with this clause 27.4.

27.5   NOTIFICATION

       The Facility Agent will promptly notify the Parent (as agent for the Obligors) and the other Finance Parties of:

       (a) receipt of assignment documents under clause 27.3(a)(ii) (Assignments); and

       (b) the receipt and execution by it of any Transfer Certificate under clause 27.4 (Transfers).

27.6   FEE

       On the date on which any transfer takes effect in accordance with this clause 27, the New Lender will pay to the Facility Agent for its own account a transfer fee of (pound)1,000.

27.7   LIMITATION OF RESPONSIBILITY OF EXISTING LENDER

       (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

              (i) the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other documents;

              (ii)   the financial condition of any Obligor;

              (iii) the performance and observance by any Obligor of its obligations under the Senior Finance Documents or any other documents; or

              (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Senior Finance Document or any other document, and any representations or warranties implied by law are excluded.

       (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that:

              (i) it has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Senior Finance Document;

              (ii) it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Senior Finance Documents or any Commitment is in force; and

              (iii) if all or any of the Advances or other rights transferred are rescheduled or renegotiated, the New Lender and not the Existing Lender will be subject to the rescheduled or renegotiated terms.

       (c) Nothing in any Senior Finance Document obliges an Existing Lender to:

              (i) accept a re-transfer from a New Lender of any of the rights and obligations transferred under this clause 27; or

              (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Senior Finance Documents or otherwise.

27.8   DISCLOSURE OF INFORMATION

       Each Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with that Lender regarding the Senior Finance Documents (and their respective advisers) any information in the possession of that Lender relating to any Group Company.

27.9   CONTINUATION OF SECURITY

       Each Obligor consents to the assignments and transfers of rights and obligations permitted under and made in accordance with this clause 27. Each Obligor agrees and confirms that its guarantee and indemnity Obligations under the Finance Documents and any security granted by it in support of its own borrowing obligations or its guarantee or indemnity obligations under the Finance Documents will continue notwithstanding any transfer under this clause 27 and will extend to cover and support obligations owed to Existing Lenders and to continuing Finance Parties.

28.    LENDERS' DECISIONS

28.1   PROCEDURES

       (a) Subject to clauses 28.2 (Exceptions) and 28.3 (Express provisions), any provision of any Senior Finance Document may be amended or waived (each a "MODIFICATION") with the agreement of the Majority Lenders and the Parent. A Modification so agreed may be effected by the Facility Agent executing any documents which may be required for that purpose on behalf of itself and all the other Finance Parties and the Parent executing those documents on behalf of itself and all the other Obligors.

       (b) The Facility Agent will as soon as practicable after any Modification is made in accordance with clause 28.1(a) notify the other parties to the Senior Finance Documents. Any such Modification will take effect from the date on which that notification is given (or any later date which the Facility Agent may specify in that notification) and will be binding on all parties to the Senior Finance Documents.

28.2   EXCEPTIONS

       The following matters will require the unanimous agreement of all of the
       Lenders:

       (a)    any increase in the Commitment of any Lender;

       (b) any reduction of the Margin or any reduction of (or change in the currency of) the amount of any payment of principal, interest, guarantee fee or commission payable by any party under any Senior Finance Document;

       (c) any extension of any Availability Period, any Maturity Date, any Repayment Date or any other date for payment of any amount due, owing or payable to any Lender under any Senior Finance Document;

       (d) any change to the Borrowers or Guarantors or any release of security, other than in accordance with clause 18 (Changes to Obligors and Security); or

       (e)    any amendment of the definition of "Majority Lenders" in clause
              1.1 (Definitions) or any amendment of clause 3.3 (Rights and obligations of Finance Parties), clause 23 (Pro rata payments), clause 27 (Changes to Parties) or this clause 28.

28.3   EXPRESS PROVISIONS

       Any consent or other matter which, by the express terms of any Senior Finance Document, is to be given by all the Lenders will not be effective unless all the Lenders have agreed to it but, subject to the agreement of all the Lenders having been obtained, may be given by the Facility Agent on behalf of all the Lenders.

28.4   ANCILLARY LENDERS

       Subject to clause 6 (Ancillary Facilities), any Ancillary Document may be amended or waived by agreement between the parties to that Ancillary Document.

28.5   HEDGING LENDERS

       Subject to the terms of the Intercreditor Deed, any Hedging Agreement may be amended or waived by agreement between the parties to that Hedging Agreement.

29.    INDEMNITIES

29.1   GENERAL INDEMNITY AND BREAKAGE COSTS

       The Parent will indemnify each Finance Party on demand against any loss (including loss of profit) which it incurs as a result of:

       (a)    the occurrence of any Default;

       (b) any failure by an Obligor to pay any amount due under a Senior Finance Document on its due date;

       (c) any Drawing not being made for any reason (other than as a result of a default by a Finance Party) on the Drawdown Date specified in the relevant Drawdown Request; or

       (d) any Advance or overdue amount under a Senior Finance Document being repaid or prepaid otherwise than on the last day of an Interest Period relating to that Advance or overdue amount.

29.2   CURRENCY INDEMNITY

       Without prejudice to clause 29.1 (General indemnity and breakage costs), if:

       (a) any amount payable by any Obligor under or in connection with any Senior Finance Document is received by any Finance Party (or by an Agent on behalf of any Finance Party) in a currency (the "PAYMENT CURRENCY") other than that agreed in the relevant Senior Finance Document (the "AGREED CURRENCY"), whether as a result of any judgement or order, the enforcement of any judgement or order, the liquidation of the relevant Obligor or otherwise, and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

       (b) any amount payable by any Obligor under or in connection with any Senior Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any Senior Finance Document, then that Obligor will, as an independent obligation, on demand indemnify the relevant Finance Party for the deficiency and any loss sustained as a result. Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the relevant Finance Party as being most appropriate for the conversion. That Obligor will also pay the costs of the conversion.

29.3   WAIVER

       The Parent waives any right it may have in any jurisdiction to pay any amount under any Senior Finance Document in a currency other than that in which it is expressed to be payable in that Senior Finance Document.

29.4   OFFER INDEMNITY

       The Parent, US Bidco, Jersey Holdco and Jersey Bidco will jointly and severally on demand indemnify each Finance Party and each of their respective Affiliates, directors, officers, employees or agents (each an "INDEMNIFIED PARTY") from and against any and all losses, liabilities, claims, costs and expenses (including legal fees) which the relevant Indemnified Party may suffer or incur (unless caused by the gross negligence or wilful misconduct of the Indemnified Party) arising out of or in connection with any actual or potential legal action or other proceedings arising out of or relating to the Offers, the financing of the Offers or any purchase of shares in the Targets.

30.    MISCELLANEOUS

30.1   CERTIFICATES CONCLUSIVE

       Save as expressly provided otherwise in any Senior Finance Document, a certificate, determination, notification or opinion of any Finance Party stipulated for in any Senior Finance Document or as to any rate of interest or any other amount payable under any Senior Finance Document will be conclusive and binding on each Obligor, except in the case of manifest error.

30.2   NO IMPLIED WAIVERS

       (a) No failure or delay by any Finance Party in exercising any right, power or privilege under any Senior Finance Document will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

       (b) The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in any Senior Finance Document, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

       (c) A waiver given or other consent granted by any Finance Party under any Senior Finance Document will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

30.3   INVALIDITY OF ANY PROVISION

       If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

30.4   COUNTERPARTS

       This agreement may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

30.5   PERPETUITY PERIOD

       The perpetuity period applicable to the trusts created by this agreement is 80 years.

30.6   THIRD PARTY RIGHTS

       (a) The Contracts (Rights of Third Parties) Act 1999 shall apply to this agreement only in respect of the benefit of the Agents' indemnity extended to the Agent's respective personnel, delegates or agents ("RELEVANT THIRD PARTIES") under clause 22.3(a) (Agents' rights) and no other third party shall have any rights under this agreement.

       (b) A Relevant Third Party may not veto or restrict in any way any amendment or termination of this agreement which is agreed by the parties.

31.    GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement) shall be governed by, and construed in accordance with, English law.

31.2   SUBMISSION TO JURISDICTION

       For the benefit of each Finance Party, each Obligor irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this agreement and for the purpose of enforcement of any judgment against its assets.

31.3   FREEDOM OF CHOICE

       The submission to the jurisdiction of the courts referred to in clause
       31.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

31.4   SERVICE OF PROCESS

       Without prejudice to any other permitted mode of service, each Obligor (incorporated outside England and Wales) agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to the Parent at 20 Bedfordbury, London WC2N 4BL marked for the attention of Martin Bolland or such other address in England or Wales as the Parent may notify from time to time to the Facility Agent.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

                                                    SCHEDULE 1
                                                      LENDERS


                             TERM A           TERM B           TERM C         CASH BRIDGE      REVOLVING
                           COMMITMENT       COMMITMENT       COMMITMENT       COMMITMENT      COMMITMENT

                           ((POUND))        ((POUND))         ((POUND))        ((POUND))        ((POUND))
  BARCLAYS BANK PLC        32,000,000       14,000,000        5,000,000        5,000,000        3,000,000
  Lending Office:
  54 Lombard Street
  London EC3P 3AH

  Facsimile:
  020 7699 2770
  Attention:
  Robbie O'Sullivan

                   ---------------------------------------------------------------------------------------
                    (pound)32,000,000(pound)14,000,000 (pound)5,000,000 (pound)5,000,000 (pound)3,000,000


                                                    SCHEDULE 2
                                                     BORROWERS


              COMPANY                     PLACE OF INCORPORATION               REGISTERED NUMBER

            FSHC Holdco                       England & Wales                       3806216

                                                    SCHEDULE 3
                                                    GUARANTORS


                COMPANY                         PLACE OF INCORPORATION                  REGISTERED NUMBER

                Parent                            England and Wales                          3782935
           FSHC Investments                       England and Wales                          3782943
              FSHC Holdco                         England and Wales                          3806216
             Jersey Holdco                             Guernsey                               39653
             Jersey Bidco                              Guernsey                               39730
               US Bidco                        Delaware, United States                         N/A
               UK Holdco                          England and Wales                          4470724
                US LLC                         Delaware, United States                         N/A
      Four Seasons Group Limited                     Isle of Man                               1637

                                   SCHEDULE 4
             PART 1 - CONDITIONS PRECEDENT TO SIGNING THIS AGREEMENT


1.     FORMALITIES DOCUMENTS

       The documents referred to in paragraphs 1 to 6 (inclusive) of part 4 of this schedule in respect of the Initial Guarantors.

2.     SENIOR FINANCE DOCUMENTS

       The following documents in the agreed form duly executed and delivered by all parties thereto:

       (a)    this agreement;
       (b) the Debenture executed by the Initial Guarantors incorporated in England and Wales, Jersey Holdco, Jersey Bidco and Four Seasons Group Limited;
       (c) Guernsey law share pledge executed by Jersey Holdco in relation to the shares Jersey Holdco holds in Jersey Bidco;
       (d) Guernsey law charge over bank accounts entered into by Jersey Holdco and Jersey Bidco;
       (e) Share Pledge Agreement executed by UK Holdco in relation to the membership interests in US LLC;
       (f)    Security and Pledge Agreement executed by US LLC and US Bidco;
       (g)    the Intercreditor Deed;
       (h)    the Fees Letters; and
       (i)    the Syndication Letter.

3.     EQUITY DOCUMENTS

       Certified copies of the following documents (other than in respect of (c), (d),(e) and (f)) duly executed and delivered by all parties thereto:

       (a) the FSHC Investment Agreement and the PHFL Investment Agreement and any disclosure letter and management rights agreement in respect thereof;
       (b)    the FSHC Existing Investor Loan Note Instruments;
       (c)    the agreed form FSHC New Investor Loan Note Instrument;
       (d)    the agreed form Alchemy Undertaking Investor Loan Note Instrument;
       (e)    the agreed form Deed of Termination;
       (f)    the agreed form Subordinated Guarantee;
       (g)    the Constitutional Documents; and
       (h)    the Alchemy Undertaking.

4.     OFFER DOCUMENTS

       The following documents in the agreed form:

       (a) the Jersey Code Offer Document if the Jersey Code Offer is made or the Jersey Non Code Offer Document if the Jersey Non Code Offer is made;
       (b)    the Merger Agreement;
       (c)    the Disclosure Letter;
       (d)    the Stock Purchase Agreement;
       (e)    the Option Agreement;

       (f)    the Tender Agreements; and
       (g)    the Sale and Purchase Agreement.

5.     REPORTS

       Originals of each of the Reports (duly addressed to the satisfaction of the Facility Agent to the Finance Parties, or with a written confirmation addressed to the satisfaction of the Facility Agent to the Finance Parties from the person that has produced the relevant report that the same may be relied upon by the Finance Parties).

6.     LEGAL OPINION

       Following legal opinions in form and substance satisfactory to the Facility Agent:

       (a)    Ashurst Morris Crisp as regards English law;
       (b)    Ozannes as regards Guernsey law; and
       (c)    Cains as regards Isle of Man law.

7.     INFORMATION PACK

       The Information Pack.

8.     FINANCIAL ASSISTANCE

       Pro formas of the Financial Assistance Resolutions in the agreed form.

9.     FINANCIAL AND RELATED INFORMATION

       A copy of:

       (a)    the Approved Projections;
       (b)    the Business Plan;
       (c)    the Original Audited Accounts; and
       (d)    the Original Management Accounts in respect of the Parent.

10.    KPMG PAPERS

       The following KPMG papers duly addressed to the satisfaction of the Facility Agent to the Finance Parties and their successors, assignees and transferees:

       (a)    the KPMG Structure Paper; and
       (b)    the KPMG Securitisation Paper.

11.    SECURITISATION

       Copies of the Securitisation Documents.

12.    EXISTING LOANS AND SECURITY MEMORANDUM

       The Existing Loans and Security Memorandum.

13.    SECURITY NOTICES, RELEASES AND CONSENTS

       (a) The original notices of assignment or charge to be given under the Security Documents set out in paragraph 2 above duly signed on behalf of the relevant Obligor;

       (b) evidence that all Security Interests (other than Security Interests permitted under clause 20.3(c)) in favour of third parties granted by the relevant Obligor or any of its Subsidiaries have been released; and

       (c) all third party consents required for the creation of any Security Interest contained in any Security Document set out in paragraph 2 above.

14.    SHARE SECURITY

       If any Security Document set out in paragraph 2 above to be executed by the relevant Obligor creates a Security Interest over shares in a Subsidiary of that Obligor:

       (a) where such Subsidiary is not itself an Obligor, a certified copy of the memorandum and articles of association (or other constitutional documents) of such Subsidiary in a form acceptable to the Facility Agent; and

       (b) stamped executed but undated stock transfer forms and share certificates in respect of such shares and, in respect of the shares of US Bidco and membership interests in US LLC:

              (i) to the extent certificated, the certificates therefore endorsed in blank or accompanied by executed blank stock powers; and

              (ii) to the extent uncertificated, an agreement of US LLC with respect to any uncertificated membership interests in US LLC, and US Bidco with respect to any uncertificated shares in US Bidco, in form satisfactory to the Security Agent to comply with instructions originated by the Security Agent without further consent of the registered owner or such membership interests or shares, as the case may be.

15.    ELECTRA SUBORDINATION DEED

       A copy of the Electra Subordination Deed.

16.    APPROVALS AND CONSENT

       Evidence that all approvals, authorisations, consents, licences, exemptions, filings, notarisations and registrations necessary for any of the transactions contemplated by the Transaction Documents and their validity and/or enforceability have been obtained and are in full force and effect other than those set out in schedule 10.

17.    STANDSTILL AGREEMENTS

       Certified copies of the Standstill Agreements in the agreed form duly executed and delivered by all parties thereto.

18.    FEES

       Evidence that all fees payable on the date of this agreement in accordance with the Fees Letters and this agreement will be paid.

19.    PROPERTIES

       (a) A certificate of title applicable to each of the Key Properties prepared and signed by Messrs Simmons & Simmons (save in relation to Hawthorn House, Belfast and La Haule, Jersey) duly addressed to the satisfaction of the Facility Agent to the Finance Parties

       (b) A letter or report prepared and signed by Messrs Bedell Cristin duly addressed to the reasonable satisfaction of the Facility Agent to the Finance Parties and their successors, assigns and transferees in relation to the property known as La Haule House, La Route de l'Isle, St Brelade, Jersey JE3 8BF in the agreed form

       (c) A report on title in the agreed form prepared and signed by Messrs Tughans duly addressed to the reasonable satisfaction of the Facility Agent to the Finance Parties and their successors, assigns and transferees in relation to the property known as Hawthorn House, Belfast

20.    CRESTACARE LOAN NOTE INSTRUMENT

       A copy of the Crestacare Loan Note Instrument.

                 PART 2 - CONDITIONS PRECEDENT - FIRST DRAWDOWN



1.     OFFER DOCUMENTS

       (a) A certified copy of the Jersey Code Offer Document if the Jersey Code Offer is made or the Jersey Non Code Offer Document if the Jersey Non Code Offer is made;

       (b)    a certified copy of the US Offer Document and Merger Agreement.

2.     ACCEPTANCES

       (a) Evidence that the Jersey Offer has not lapsed and has been declared unconditional in all respects following receipt of acceptances of the Jersey Offer (which have not been withdrawn) in respect of not less than 90% of the Jersey Target Shares and the warrants the subject of the Jersey Offer or such lower amount as the Facility Agent may agree;

       (b) evidence that all of the conditions to the US Offer specified in the Offer to Purchase shall have been and shall continue to be satisfied in all material respects;

       (c) evidence that US Bidco will beneficially acquire on drawdown at least the Minimum Number of US Target Shares, and that there shall not have been any material increase in the number of shares of US Target outstanding since the date of the Merger Agreement (after giving effect to any dilution other than as a result of and only to the extent contemplated by the Stock Purchase Agreement or Option Agreement).

3.     EQUITY

       (a) evidence that an amount of not less than (pound)25,000,000 has been advanced and/or invested in the Parent and FSHC Investments by the Original Equity Investors by way of the Original Equity Investors subscribing for shares in the capital of the Parent in an amount of not less than (pound)3,000,000 and subscribing for the FSHC New Investor Notes not less than (pound)22,000,000 IN accordance with the KPMG Structure Paper;

       (b) evidence that any monies injected into the Parent and FSHC Investments have been advanced to US Bidco in accordance with the KPMG Structure Paper;

       (c) evidence that immediately following the first Drawing FSHC Holdco will advance (pound)11,900,000 to Jersey Bidco in accordance with the terms of the KPMG Structure Paper;

       (d) evidence that an amount of not less than (pound)152.31 has been advanced and/or invested in Jersey Holdco by the Original Equity Investors by way of the Original Equity Investors subscribing for shares in the capital of Jersey Holdco in an amount of not less than (pound)152.31 and that such amount has been advanced to Jersey Bidco in accordance with the KPMG Structure Paper; and

       (e) certified copies of the following documents duly executed and delivered by all parties thereto:

              (i)    the FSHC New Investor Loan Note Instrument; and

              (ii)   the Subordinated Guarantee.

4.     APPROVALS

       (a)    Certified copies of board resolutions of:

              (i) Jersey Bidco approving the terms of the Jersey Offer as set out in the Jersey Code Offer Document or the Jersey Non Code Offer Document (as the case may be); and

              (ii) each of the Parent and US Bidco approving the terms of the Merger Agreement, Option Agreement, Stock Purchase Agreement, Tender Agreements, Articles of Merger, Certificate of Merger and the US Offer as set out in the US Offer Document.

       (b)    Certified copies of the Australian Approval and the Jersey
              Approval.

5.     FEES

       Evidence that, upon first Drawdown, all fees payable in accordance with the Fees Letters and this agreement will be paid.

6.     SERVICE CONTRACT

       A copy of the executed service contract in respect of the Key Executive.

7.     NEW INVESTOR LOAN NOTE INSTRUMENT

       A certified copy of the FSHC New Investor Loan Note Instrument duly executed and delivered by all persons thereto.

8.     OTHER US OFFER CONDITIONS PRECEDENT

       (a) Each of the Merger Agreement, the Disclosure Letter, Option Agreement, Stock Purchase Agreement and Tender Agreements shall be in full force and effect and shall not have been terminated; and there shall have been no waiver or amendment of any provision thereof or of the Offer to Purchase (including, without limitation, the conditions precedent therein) not consented to by the Facility Agent;

       (b) there shall exist no action, suit, investigation, litigation or proceeding entitling the Parent or US Bidco to terminate the Merger Agreement (or which would have entitled the Parent or US Bidco to so terminate but for any limitation arising out of any breach or failure to perform the Merger Agreement by the Parent or US Bidco);

       (c) certified copies of the constitutional documents of US Bidco, US LLC and US Target; and

       (d) evidence that the Board of Directors of US Target shall not have modified or amended in any material respect its recommendation of the US Offer in a manner adverse to US Bidco or the Parent or withdraws such recommendation;

9.     SECURITY

       The following documents in the agreed form duly executed and delivered by all parties thereto in respect of each Group Company other than (i) the US Target and its Subsidiaries listed in part 2 of Schedule 9, or (ii) the Jersey Target and the Jersey Target Subsidiaries if, as a result of the Jersey Offer, as at the Unconditional Date the US Target and Jersey Bidco together beneficially own less than 95 per cent of the Jersey Target Shares:

       (a)    an Accession Document to this agreement;

       (b)    the Security Documents listed against its name in part 2 of
              Schedule 9;

       (c)    an Accession Document to the Intercreditor Deed;

       (d) a Jersey law security interest agreement entered into by Jersey Bidco over the Jersey Target Shares acquired by Jersey Bidco,

       (e) those documents set out in part 4 of Schedule 4 (save to the extent already provided).

10.    JERSEY FINANCIAL ASSISTANCE

       If, as a result of the Jersey Offer, as at the Unconditional Date the US Target and Jersey Bidco together beneficially own at least 95 per cent of the Jersey Target Shares, evidence in form and substance satisfactory to the Facility Agent that the requirements of Article 58 of the Companies (Jersey) Law 1991 (as amended) have been complied with so far as they relate to the Senior Finance Documents.

11.    JERSEY NON CODE OFFER

       If the Jersey Non Code Offer is made, evidence in form and substance satisfactory to the Facility Agent that the Jersey Target has been re-registered as a private company pursuant to Article 16 of the Companies (Jersey) Law 1991 (as amended) and that the Code has accordingly been disapplied.

12.    FINANCIAL INDEBTEDNESS

       Evidence that all Financial Indebtedness of the Target Groups other than Financial Indebtedness permitted in accordance with the terms of this agreement will be paid and discharged in full on the first Drawdown Date.

13.    PROPERTY

       (a) All original title deeds and Land Registry Charge Certificates in relation to the Key Properties together with any necessary Land Registry forms DS1, deeds of release, forms 403a (including without limitation forms DS1 and deeds of release relating to the sub-charges granted to Merrill Lynch over any intra-group charges affecting the Key Properties) duly executed and made available to the Borrower's Solicitors conditional only on repayment of existing indebtedness to Merrill Lynch and Bank of Scotland plc.

       (b) An undertaking from the Borrower's solicitors (in relation to Hawthorn House, Belfast meaning Messrs Tughans) in a form approved by the Security Agent's solicitors dealing with the registration of the Security Agent's security over the Key Properties.

       (c) Official priority searches in Land Registry form 94A/D relating to the Key Properties in England and Wales in favour of the Security Agent in relation to any registered titles giving a sufficient period of at least 15 days following the first Drawdown Date.

       (d)    The delivery to Crills in Jersey of:

              (i) an undated billet securing an amount up to (pound)59,000,000 validly executed by PHF Securities No.3 and PHF Reversions No.3 together with cleared funds in the sum of (pound)31,125 for the stamp duty payable on such billet; and

              (ii) written letters of authority signed by PHF Securities No.3 and PHF Reversions No.3 in relation to the billet referred to in paragraph (i) above.

14.    SECURITY NOTICES, RELEASES AND CONSENTS

       (a) The original notices of assignment or charge to be given under the Security Documents duly signed on behalf of the relevant Obligor;

       (b) evidence that all Security Interests (other than Security Interests permitted under clause 20.3(c)) in favour of third parties granted by the relevant Obligor or any of its Subsidiaries have been released;

       (c) all third party consents required for the creation of any Security Interest contained in any Security Document.

15.    SHARE SECURITY

       (a) If the Security Document to be executed by the relevant Obligor creates a Security Interest over shares in a Subsidiary of that
              Obligor:

              (i) where such Subsidiary is not itself an Obligor, a certified copy of the memorandum and articles of association (or other constitutional documents) of such Subsidiary in a form acceptable to the Facility Agent;

              (ii) stamped (where applicable) executed but undated stock transfer or stock powers forms (as applicable) in respect of such shares (stamped if applicable); and

              (iii)  share certificates in respect of such shares.

       (b) Evidence satisfactory to the Security Agent that the Shares acquired by Jersey Bidco under the Jersey Offer are held to the order of the Security Agent until delivery of the share certificates in respect of such shares.

16.    LEGAL OPINION

       Legal opinions in form and substance satisfactory to the Facility Agent from:

       (a)    Ashurst Morris Crisp as to English law;

       (b)    Crills as to Jersey law;

       (c)    White & Case as to US law; and

       (d)    counsel to the Arranger with regard to Northern Ireland law.

17.    MISCELLANEOUS

       (a) In respect of the shares of US Bidco and membership interests in US LLC:

              (i) to the extent certificated, the certificates therefor endorsed in blank or accompanied by executed blank stock powers; and

              (ii) to the extent uncertificated, an agreement of US LLC with respect to any uncertificated membership interests in US LLC, and US Bidco with respect to any uncertificated shares in US Bidco, in form satisfactory to the Security Agent to comply with instructions originated by the Security Agent without further consent of the registered owner of such membership interests or shares, as the case may be.

       (b)    Certified copies of :

              (i)     the Merger Agreement;
              (ii)    the Disclosure Letter;
              (iii)   the Stock Purchase Agreement;
              (iv)    the Option Agreement;
              (v)     the Tender Agreements; and
              (vi)    the Offer to Purchase,

              in each case in form and substance satisfactory to the Facility Agent.

18.    INTEGRATION PLAN

       A copy of the Integration Plan.

19.    SALE AND PURCHASE AGREEMENT

       A certified copy of the Sale and Purchase Agreement.

20.    ORIGINAL MANAGEMENT ACCOUNTS

       Copies of the Original Management Accounts in respect of the US Target Group and the Jersey Target Group.

21.    CONSTITUTIONAL DOCUMENTS

       Evidence that the Constitutional Documents have been amended so as to be in form and substance satisfactory to the Facility Agent.

22.    INTERCOMPANY BALANCES

       A summary of the loan balances as at the date of this agreement in relation to loans between Excluded Companies and Group Companies.

       PART 3 - CONDITIONS SUBSEQUENT RELATING TO THE GRANTING OF SECURITY


1.     FORMALITIES DOCUMENTS

       The documents referred to in part 4 of this schedule in respect of the Security Documents and Accession Documents to be executed by the relevant Obligor.

2.     FINANCIAL ASSISTANCE

       Evidence in form and substance satisfactory to the Facility Agent that (if applicable) the requirements of sections 151-158 Companies Act 1985 (or its equivalent) or Article 58 of the Companies (Jersey) Law 1991 (as amended) (if applicable) have been complied with so far as they relate to the Senior Finance Documents.

3.     LEGAL OPINION

       A legal opinion in a form satisfactory to the Facility Agent in respect of any security not governed by English law.

4.     PROPERTY

       (a) All original title deeds and land certificates in relation to the Properties to be charged under the relevant Security Document.

       (b) A certificate of title to each of the Properties to be charged under the relevant Security Document (duly addressed to the satisfaction of the Facility Agent to the Finance Parties and their successors, assignees and transferees).

       (c) An undertaking from the Borrowers' counsel to deal with the registration of the Security Agent's security over the Properties to be charged under the relevant Security Document.

       (d) Official priority searches relating to the Properties to be charged under the relevant Security Document in favour of the Security Agent in relation to any registered titles giving a sufficient period of priority of at least 15 days following the date of this agreement.

5.     SECURITY NOTICES, RELEASES AND CONSENTS

       (a) The original notices of assignment or charge to be given under the Security Documents duly signed on behalf of the relevant Obligor;

       (b) evidence that all Security Interests (other than Security Interests permitted under clause 20.3(b)) in favour of third parties granted by the relevant Obligor or any of its Subsidiaries have been released;

       (c) all third party consents required for the creation of any Security Interest contained in any Security Document.

6.     SHARE SECURITY

       If the Security Document to be executed by the relevant Obligor creates a Security Interest over shares in a Subsidiary of that Obligor:

       (a) where such Subsidiary is not itself an Obligor, a certified copy of the memorandum and articles of association (or other constitutional documents) of such Subsidiary in a form acceptable to the Facility Agent;

       (b) stamped executed but undated stock transfer or stock powers forms (as applicable) in respect of such shares (stamped if applicable); and

       (c)    share certificates in respect of such shares.

             PART 4 - CORPORATE DOCUMENTS IN RESPECT OF EACH OBLIGOR


1.     FORMALITIES CERTIFICATE

       A Formalities Certificate or, for US Obligors, an incumbency certificate.

2.     CONSTITUTIONAL DOCUMENTS

       Certified copy of the memorandum and articles of association (or other constitutional documents) of the Obligor in form acceptable to the Facility Agent.

3.     CERTIFICATE OF INCORPORATION

       A certified copy of the certificate of incorporation (or equivalent), and the certificates of incorporation on change of name (if any), relating to the Obligor.

4.     BOARD RESOLUTIONS

       A certified copy of a resolution of the directors (or equivalent) of the Obligor approving the transactions and matters contemplated by this agreement, the other Senior Finance Documents and the Transaction Documents and approving the execution, delivery and performance hereof and thereof and authorising named persons to sign this agreement, the other Senior Finance Documents and the Transaction Documents to which it is or is to be a party and any documents to be delivered by such Obligor pursuant hereto or thereto.

5.     SHAREHOLDERS RESOLUTIONS

       If required under its constitutional or governing documents, a certified copy of a resolution of the shareholders of the Obligor approving the transactions and matters contemplated by this agreement, the other Senior Finance Documents and the Transaction Documents to which (in each case) such Obligor is or is to be a party.

6.     APPROVALS

       Evidence that all approvals, authorisations, consents, licences, exemptions, filings, notarisations and registrations necessary for any of the transactions contemplated by the Senior Finance Documents so far as they relate to the Obligor and their validity and/or enforceability have been obtained and are in full force and effect.

7.     PROCESS AGENT

       If the Obligor is incorporated outside England and Wales, an appointment of a process agent in England for acceptance of service of process.

                                   SCHEDULE 5
                      PART 1 - DRAWDOWN REQUEST - ADVANCES


To:             o as Facility Agent

Attention:      o

From:           [BORROWER]

Date:           o


Dear Sirs,

RE: (POUND)o  CREDIT AGREEMENT DATED  o (THE "CREDIT AGREEMENT")

We request a Drawing of the [TERM A/TERM B/TERM C/ CASH BRIDGE/REVOLVING] Facility as follows:

(a)      Amount:                            o
(b)      Currency:                          o
(c)      Drawdown Date:                     o
(d)      Interest Period:                   o
(e)      Payment should be made to:         o
(f)      The Borrower is:                   o

(1) We confirm that [no Drawstop Default has occurred]2:

[or      (i)      the representations and warranties made in clause 19
                  (Representations and Warranties) of the Credit Agreement stipulated as being made or repeated on the date of this Drawdown Request are true and accurate as if made in relation to the facts and circumstances existing on that date; and

          (ii) no Default has occurred and is continuing or will occur as a result of the proposed Advance being made. ]

Terms defined in the Credit Agreement have the same meanings when used in this request.

                                           ...........................
                                             [AUTHORISED SIGNATORY]
                                              for and on behalf of
                                                   [BORROWER]


----------
(1) Need not be included for rollover of Revolving Advances.
(2) Select this wording if the Advance is an Offer Utilisation.

                   PART 2 - DRAWDOWN REQUEST - BANK GUARANTEES


To:                o as Facility Agent

Attention:         o

From:              [BORROWER]

Date:              o


Dear Sirs,

RE: (POUND)o  CREDIT AGREEMENT DATED  o (THE "CREDIT AGREEMENT")

We request a Drawing of the Revolving Facility by way of issue of a Bank Guarantee as follows:

(a)      Amount:                            o
(b)      [Currency:                         o]
(c)      Drawdown Date:                     o
(d)      Beneficiary:                       o
(e)      Expiry Date:                       o
(f)      Obligation to be guaranteed:       o
(g)      The Borrower is:                   o

We confirm that [no Drawstop Default has occurred](3):

[or      (i)      the representations and warranties made in clause 19
                  (Representations and Warranties) of the Credit Agreement stipulated as being made or repeated on the date of this Drawdown Request are true and accurate as if made in relation to the facts and circumstances existing on that date; and

         (ii) no Default has occurred and is continuing or will occur as a result of the proposed Advance being made. ]

We attach the form of the proposed Bank Guarantee.

Terms defined in the Credit Agreement have the same meanings when used in this request.


                                           ...........................
                                             [AUTHORISED SIGNATORY]
                                              for and on behalf of
                                                   [BORROWER]


----------
(3) Select this wording if the Advance is an Offer Utilisation.

                                   SCHEDULE 6
                              TRANSFER CERTIFICATE

                    (REFERRED TO IN CLAUSE 27.4 (TRANSFERS))

WARNING

EXECUTION AND DELIVERY OF THIS TRANSFER CERTIFICATE MAY NOT OF ITSELF BE SUFFICIENT TO TRANSFER THE UNDERLYING SECURITY. ADVICE SHOULD BE TAKEN FROM LAWYERS IN THE JURISDICTIONS WHERE THE SECURITY PROVIDERS ARE INCORPORATED.

EACH OF THE EXISTING LENDER AND NEW LENDER SHOULD ENSURE THAT ALL REGULATORY REQUIREMENTS ARE SATISFIED IN CONNECTION WITH THIS TRANSFER CERTIFICATE - INCLUDING THOSE NECESSARY TO REMOVE THE TRANSFERRED ASSETS FROM THE REGULATORY BALANCE SHEET OF THE EXISTING LENDER.

THIS TRANSFER CERTIFICATE OPERATES BY WAY OF ASSIGNMENT AND ASSUMPTION (AS OPPOSED TO NOVATION). CARE NEEDS TO BE TAKEN TO ENSURE THIS DOES NOT TRIGGER STAMP DUTIES OR OTHER TRANSFER TAXES.


To:       o as Facility Agent

From:     o (the "EXISTING LENDER") and o (the "NEW LENDER")

RE: FOUR SEASONS HEALTHCARE LIMITED - (POUND)59,000,000 CREDIT AGREEMENT DATED o (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.


1.     EXISTING LENDER COMMITMENTS

       The Existing Lender confirms that the details which appear in part 1 of the schedule to this Certificate accurately record the amount of the Existing Lender's Commitments at the date of this Certificate.

2.     TRANSFER

       (a) The Existing Lender, the New Lender [and the Facility Agent] agree to the transfer of the Existing Lender's rights and obligations in relation to the Commitments, Advances and other interests in the Credit Agreement specified in part 2 of the schedule to this Certificate in accordance with clause 27.4 of the Credit Agreement.

       (b) To the extent this Certificate transfers Advances outstanding on the Transfer Date, such transfer will take effect in relation to those Advances and all related rights under the Credit Agreement by way of assignment (the "ASSIGNED RIGHTS").

       (c)    The proposed Transfer Date is [o].

3.     NEW LENDER UNDERTAKING AND ACKNOWLEDGEMENT

       (a) The New Lender undertakes with the Existing Lender and each of the other parties to the Credit Agreement that it will perform all those obligations which, by the terms of the Credit Agreement, will be assumed by it following execution of this Certificate by the Facility Agent.

       (b) The New Lender acknowledges and agrees that it enters into this Certificate subject to the terms of clause 27.7 (Limitation of Responsibility of Existing Lender) of the Credit Agreement.

4.     REVOLVING COMMITMENTS

       To the extent that this Certificate operates to transfer Revolving Commitments, each Issuing Lender has consented to that transfer in accordance with clause 27.2 (Transfers by Lenders).

5.     NO SET-OFF RIGHTS

       The Existing Lender warrants that the Assigned Rights are assigned free of any rights of set-off in favour of any Obligor and free of any lien, security interest or other encumbrance.

6.     COUNTERPARTS

       This Certificate may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

7.     LAW

       This Certificate (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Certificate) shall be governed by and construed in accordance with English Law. The parties submit to the jurisdiction of the English courts in accordance with clause 31 (Governing Law and Submission to Jurisdiction) of the Credit Agreement.


IN WITNESS of which the parties to this Certificate have duly executed this Certificate on the date which appears at the end of this Certificate.

                                        SCHEDULE TO TRANSFER CERTIFICATE

                                                     PART 1

EXISTING LENDER'S EXISTING COMMITMENTS


  Existing Lender's existing Term A Commitment:                                            (pound)o

  Existing Lender's existing Term B Commitment:                                            (pound)o

  Existing Lender's existing Term C Commitment:                                            (pound)o

  Existing Lender's existing Cash Bridge Commitment:                                       (pound)o

  Existing Lender's existing Revolving Commitment:                                         (pound)o
                                                    PART 2

  COMMITMENTS, ADVANCES AND OTHER INTERESTS TRANSFERRED

  Portion of Existing Lender's existing Term A Commitment to be transferred:               (pound)o

  Portion of Existing Lender's existing Term B Commitment to be transferred:               (pound)o

  Portion of Existing Lender's existing Term C Commitment to be transferred:               (pound)o

  Portion of Existing Lender's existing Cash Bridge Commitment to be transferred:          (pound)o

  Portion of Existing Lender's existing Revolving Commitment to be transferred:            (pound)o

  PARTICIPATION IN TERM ADVANCES TRANSFERRED

  BORROWER                                PARTICIPATION                       TERM
[                      ]   [(pound)                         ]       [                        ]
[                      ]   [(pound)                         ]       [                        ]

  PARTICIPATION IN REVOLVING ADVANCE(S) TRANSFERRED (4):

  BORROWER                   PARTICIPATION         INTEREST PERIOD           MATURITY DATE
[                      ] [                  ]   [                   ]     [                  ]
[                      ] [                  ]   [                   ]     [                  ]


----------
(4) Only relevant if Transfer Date is during an Interest Period.

  PARTICIPATION IN BANK GUARANTEE(S) TRANSFERRED:

 ACCOUNT PARTY         BENEFICIARY             FACE AMOUNT                  PARTICIPATION           EXPIRY DATE
[                    ] [                     ] [                       ]    [                   ]   [                    ]
[                    ] [                     ] [                       ]    [                   ]   [                    ]

                                     PART 3

PARTICULARS RELATING TO THE NEW LENDER


  Facility Office:
  Contact Name:
  Account for Payments:
  Address for Notices:
  Telephone:
  Facsimile:

                       SIGNATORIES TO TRANSFER CERTIFICATE


  [Existing Lender]                                       [New Lender]
  By:   ....................                              By:   ................
  Date: o                                                 Date: o


  [Facility Agent]
  By:   ....................
  Date: o



We acknowledge the above and in particular the transfer of obligations to the New Lender recorded in the above certificate.



BY:      ........................................................
         PARENT FOR ALL THE OBLIGORS

                                   SCHEDULE 7
                               ACCESSION DOCUMENT


THIS DEED is made on o

BETWEEN:

(1) o (a company incorporated in o [with registered number o]) (the "NEW OBLIGOR");

(2) o (a company incorporated in o [with registered number o]) (the "PARENT") for itself and as agent for the existing Obligors;

(3)    o in its capacity as Facility Agent under the Credit Agreement; and

(4)    o in its capacity as Security Agent under the Credit Agreement.

WHEREAS:

(A) This deed is entered into in connection with a (pound)o credit agreement (the "CREDIT AGREEMENT") between, amongst others, (1) the Parent (2) Bidco (3) the companies named in the Credit Agreement as Borrowers and/or Guarantors (4)-(7) Barclays Bank PLC in its various capacities as Arranger, Lender, Facility Agent and Security Agent.

(B) This deed has been entered into to record the admission of the New Obligor as a [Borrower/Guarantor] under the Credit Agreement and as an Obligor under the Intercreditor Deed.

IT IS AGREED as follows:

1.     DEFINITIONS

       Words and expressions defined in the Credit Agreement have the same meanings when used in this deed.

2.     ADMISSION OF NEW OBLIGOR

2.1    The New Obligor agrees to become:

       (a) a [Borrower/Guarantor] under the Credit Agreement and agrees to be bound by the terms of the Credit Agreement as a [Borrower]/Guarantor]; and

       (b) an Obligor under the Intercreditor Deed and agrees to be bound by the terms of the Intercreditor Deed as an Obligor.

2.2 The New Obligor confirms the appointment of the Parent as its agent on the terms of clause o of the Credit Agreement and clause o of the Intercreditor Deed and as its process agent for the purposes of clause o of the Credit Agreement.

2.3 The New Obligor confirms that its address details for notices in relation to clause 25 (Notices) are as follows:

          Address:         o
          Facsimile:       o
          Attention of:    o

2.4 The parties to this deed other than the New Obligor confirm their acceptance of the New Obligor as a [Borrower/Guarantor] for the purpose of the Credit Agreement and as an Obligor for the purpose of the Intercreditor Deed.

3.     REPRESENTATIONS

       The New Obligor represents and warrants in the terms set out in 19.2 (Incorporation) to 19.5 (No contravention) inclusive and acknowledges that the Facility Agent and the Security Agent enter into this Accession Document in full reliance on those representations and warranties.

4.     LAW AND JURISDICTION

4.1 This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with English law.

4.2 [The New Obligor and Facility Agent hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Accession Document or any Senior Finance Document or the transactions contemplated thereby.](5)

5.     COUNTERPARTS

       This Accession Document may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together shall constitute one instrument.

IN WITNESS whereof this deed has been executed on the date first above written.



----------
(5) Only relevant to US Obligors

                        SIGNATORIES TO ACCESSION DOCUMENT


Signed as a deed by [NEW OBLIGOR] acting by a              )
director and its secretary/two directors                   )
                                                           )

                                                 Director



                                       Secretary/Director


THE PARENT
[Name]


BY:       ..........................

for itself and as agent
for and on behalf of
the Existing Borrowers and the
Existing Guarantors



THE FACILITY AGENT
[Name]

BY:       ..........................

for itself and as Facility Agent
on behalf of the Lenders

THE SECURITY AGENT
[Name]

BY:       ..........................

for itself and as Security Agent
on behalf of the Lenders

                                   SCHEDULE 8
                             MANDATORY COST FORMULAE


1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.


2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.


3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.


4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:


       (a)    in relation to a sterling Advance:

              AB + C(B-D) + E x 0.01
              ----------------------   per cent per annum
                  100 - (A + C)

       (b)    in relation to an Advance in any currency other than sterling:

              E x 0.01
              --------   per cent per annum.
                300

        Where:



       A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

       B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Advance is an amount subject to default interest under clause 8.4 (Default Interest), the additional rate of interest specified in clause 8.4 (Default Interest)) payable for the relevant Interest Period on the Advance.



       C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.



       D is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.



       E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.



5.     For the purposes of this Schedule:


       (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

       (b) "FEES RULES" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

       (c) "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

       (d) "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

       (e) "REFERENCE BANKS" means the principal London offices of o, o and o or such other banks as may be appointed by the Facility Agent in consultation with the Parent.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.


8. Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:


       (a)    the jurisdiction of its Facility Office; and

       (b) any other information that the Facility Agent may reasonably require for such purpose.

       Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.


9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.


10. The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.


11. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.


12. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this agreement.


13. The Facility Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties to this agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this agreement.

                                   SCHEDULE 9

                                    OBLIGORS

                            PART 1 - INITIAL OBLIGORS

INITIAL OBLIGOR                         SECURITY DOCUMENT

Parent                                  Debenture

FSHC Investments                        Debenture

FSHC Holdco                             Debenture

Jersey Holdco                           (a)      Guernsey Law Share Pledge
                                        (b)      Guernsey Law charge over cash
                                        (c)      Debenture

Jersey Bidco                            (a)      Debenture
                                        (b)      Guernsey Law charge over cash
UK Holdco                               (a)      Debenture
                                        (b)      US Law Share Pledge Agreement in relation to the membership rights in US LLC

US LLC                                  US Law Security and Pledge Agreement

US Bidco                                US Law Security and Pledge Agreement

Four Seasons Group Limited              Debenture

                                             PART 2 - TARGET COMPANIES

------------------------------------------- --------------------- ------------- ---------------------------------------
COMPANY                                     PLACE OF              REGISTERED    SECURITY DOCUMENT
                                            INCORPORATION         NUMBER
------------------------------------------- --------------------- ------------- ---------------------------------------

------------------------------------------- --------------------- ------------- ---------------------------------------
Alliance Care (Dales Homes) Limited         England and Wales       3691542     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Alliance Care (Woodside) Limited            England and Wales       3683399     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Forebank Limited                            Scotland                SC157072    Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Lunan House Limited                         England and Wales       3230907     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Meadowvale Care Limited                     England and Wales       3408575     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Nickle Investments Limited                  Jersey                   62407       (a)     Security Interest Agreement
                                                                                         over Receivables
                                                                                 (b)     Security Interest Agreement
                                                                                         over Cash
------------------------------------------- --------------------- ------------- ---------------------------------------
Omega (UK) Limited                          England and Wales       3074331     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
PH Developments Limited                     England and Wales       2670384     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
PH Homes Limited                            England and Wales       2003672     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
PH Property Company Limited                 England and Wales       3255711     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
PHF (Boss) Limited                          Jersey                   72832       (a)     Security Interest Agreement
                                                                                         over Receivables,
                                                                                 (b)     Security Interest Agreement
                                                                                         over Cash
------------------------------------------- --------------------- ------------- ---------------------------------------
PHF Funding Limited                         Jersey                   69766       (a)     Security Interest Agreement
                                                                                         over Receivables
                                                                                 (b)     Security Interest Agreement
                                                                                         over Cash
------------------------------------------- --------------------- ------------- ---------------------------------------
PHF Reversions No.3 Limited                 Jersey                   72831       (a)     Security Interest Agreements
                                                                                         over Receivables
                                                                                 (b)     Security Interest Agreement
                                                                                         over Cash
                                                                                 (c)     Judicial Hypothec
                                                                                 (d)     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
PHF Securities No.3 Limited                 Jersey                   72851       (a)     Security Interest Agreement
                                                                                         over Receivables
                                                                                 (b)     Security Interest Agreement
                                                                                         over Cash
                                                                                 (c)     Judicial Hypothec
                                                                                 (d)     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Principal Healthcare Finance Limited        Jersey                   62304       (a)     Security Interest Agreement
                                                                                         over Receivables
                                                                                 (b)     Security Interest Agreement
                                                                                         over Cash
                                                                                 (c)     Security Interest Agreement
                                                                                         over Subsidiary Shares
                                                                                 (d)     English law Share Pledge
                                                                                         over Subsidiary Shares
                                                                                 (e)     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Principal Healthcare Finance Limited        England and Wales       3608335     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Principal Healthcare Plc                    England and Wales       3326678     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Omega Worldwide, Inc.                       United States,            N/A        (a)     Security and Pledge
------------------------------------------- --------------------- ------------- ---------------------------------------

------------------------------------------- --------------------- ------------- ---------------------------------------
                                            Maryland                                     Agreement
                                                                                 (b)     English law Share Pledge
                                                                                         over Subsidiary Shares
------------------------------------------- --------------------- ------------- ---------------------------------------
Tamaris Care Properties Limited             England and Wales       3538492     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Tamaris Healthcare (NI) Limited             Northern Ireland        NI031980    Northern Ireland law Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Tamcare Limited                             England and Wales       3725605     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Tameng Care Limited                         England and Wales       3538499     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------
Tamulst Care Limited                        England and Wales       3558522     Debenture
------------------------------------------- --------------------- ------------- ---------------------------------------

                                             PART 3 - KEY PROPERTIES


                                                FREEHOLD PROPERTIES


---------- --------------------------------------------- -------------------------- --------------------------
NO.        BRIEF DESCRIPTION OF PROPERTY                 FREEHOLD TITLE NO.         CHARGING COMPANY

---------- --------------------------------------------- -------------------------- --------------------------
1          Beech Tree House  240 Boothferry Road         HS223255                   PHF Reversions No. 3
           Goole  East Riding  DN14 6AJ

---------- --------------------------------------------- -------------------------- --------------------------
2          Westroyd Lodge and House  Ticklow Lane        LT233002                   PHF Reversions No. 3
           Shepshed  Leicestershire  LE12 9LY

---------- --------------------------------------------- -------------------------- --------------------------
3          Manor View and Church View  19 Manor Road     SYK304081                  PHF Reversions No. 3
           Hatfield  South Yorkshire  DN7 6SA

---------- --------------------------------------------- -------------------------- --------------------------
4          Carleton House Rectory Road East              NK243221                   PHF Reversions No. 3
           Carleton  Norwich  Norfolk  NR14 8HT

---------- --------------------------------------------- -------------------------- --------------------------
5          Melton House  47 Melton Road  Wymondham       NK232149                   PHF Reversions No. 3
           Norfolk  NR18 0DB

---------- --------------------------------------------- -------------------------- --------------------------
6          Dussindale Park  Mary Chapman Close  Thorpe   NK152766                   PHF Reversions No. 3
           St Andrew  Norwich  Norfolk  NR7 0UD

---------- --------------------------------------------- -------------------------- --------------------------
7          The Hawthorns  270 Unthank Road  Norwich      NK6360                     PHF Reversions No. 3
           Norfolk  NR2 2AJ

---------- --------------------------------------------- -------------------------- --------------------------
8          Heath House  150/152 Thorpe Road  Norwich     NK27414,                   Jersey Target
           Norfolk  NR1 1RH                              NK19472,
                                                         NK10899

---------- --------------------------------------------- -------------------------- --------------------------
9          Mary Chapman Court  Mary Chapman Close        NK188542                   PHF Reversions No. 3
           Thorpe St Andrew  Norwich  Norfolk  NR7 0UD

---------- --------------------------------------------- -------------------------- --------------------------
10         Woodland  189 Woodland Road  Hellesdon        NK237579                   PHF Reversions No. 3
           Norwich  Norfolk  NR6 5RQ

---------- --------------------------------------------- -------------------------- --------------------------
11         Birkin Lodge  Camden Park  Hawkenbury         K610891                    PHF Reversions No. 3
           Tunbridge Wells  Kent  TN2 5AE

---------- --------------------------------------------- -------------------------- --------------------------

---------- --------------------------------------------- -------------------------- --------------------------
12         Sea View  23 Old Dover Road  Capel Le         K82030                     Jersey Target
           Ferne  Folkestone  Kent  CT18 7HW

---------- --------------------------------------------- -------------------------- --------------------------
13         35 Beaconsfield Avenue  35 Beaconsfield       K801744                    Jersey Target
           Avenue  Dover  Kent  CT16 2LS

---------- --------------------------------------------- -------------------------- --------------------------
14         28 Blenheim Road  28 Blenheim Road  Deal      K369249                    Jersey Target
           Kent  CT14 7DB

---------- --------------------------------------------- -------------------------- --------------------------
15         Elm House and Elm Lodge  Stonegate  Thorne    SYK260349                  PHF Reversions No. 3
           Doncaster  South Yorkshire  DN8 5NP

---------- --------------------------------------------- -------------------------- --------------------------
16         Parklands  Ellison Street  Thorne             SYK74889, SYK114630,       PHF Reversions No. 3
           Doncaster  South Yorkshire  DN8 5LD           SYK217080

---------- --------------------------------------------- -------------------------- --------------------------
17         Wyndthorpe Gardens and Wyndthorpe Hall and    SYK197296                  PHF Reversions No. 3
           Court  High Street  Dunsville  Doncaster
           South Yorkshire  DN7 4DB

---------- --------------------------------------------- -------------------------- --------------------------
18         Palace House  460 Padiham Road  Burnley       LA479911                   PHF Reversions No. 3
           Lancashire  BB12 6TD

---------- --------------------------------------------- -------------------------- --------------------------
19         The Grange  Keighley Road  Colne              LA708591                   PHF Reversions No. 3
           Lancashire  BB9 0QS

---------- --------------------------------------------- -------------------------- --------------------------
20         Winlaton Care Village (including Bramble      TY199185                   Jersey Target
           Court, The Hollies, The Orchards, The
           Evergreens, Woodlands)  Pinewoods
           Winlanton  Tyne & Wear  NE21 6JY

---------- --------------------------------------------- -------------------------- --------------------------
21         Dene Hall  Station Road  Easington            DU129340, DU138177,        Jersey Target
           Colliery  County Durham  SR8 3SP              DU127403

---------- --------------------------------------------- -------------------------- --------------------------
22         Langholm  14-16 High Bondgate  Bishop         DU136937                   Jersey Target
           Auckland  County Durham  DL14 7PJ

---------- --------------------------------------------- -------------------------- --------------------------
23         Granville  24 Granville Avenue  Hartlepool    CE40310                    Jersey Target
           County Durham  TS26 8ND

---------- --------------------------------------------- -------------------------- --------------------------
24         Admiral Court (previously The Priory)         CE110696                   Jersey Target
           Cleveland Road  Hatlepool  County Durham
           TS24 0AA

---------- --------------------------------------------- -------------------------- --------------------------

---------- --------------------------------------------- -------------------------- -----------------------------
25         Roseberry and The Grange (North Yorkshire)    CE81607                    Jersey Target
           Roseberry View  Flatts Lane  Nunthorpe
           Middlesborough  Northamptonshire  TS7 0PQ

---------- --------------------------------------------- -------------------------- -----------------------------
26         Garden Lodge  Middlemass Hey  L27 7AR         MS369194                   Jersey Target

---------- --------------------------------------------- -------------------------- -----------------------------
27         Hungerford Care Centre  Wantage Road          BK84629,                   Jersey Target
           Hungerford  RG17 0PY                          BK316303

---------- --------------------------------------------- -------------------------- -----------------------------
28         113 Sussex Road  113 Sussex Road  PR8 6AF     MS421120                   PHF Reversions No. 3

---------- --------------------------------------------- -------------------------- -----------------------------
29         Rosewood  28-30 Norwood Avenue  PR8 6EL       MS40807,                   PHF Reversions No. 3
                                                         MS48592

---------- --------------------------------------------- -------------------------- -----------------------------
30         Standon Hall  Standon  Eccleshall             SF416368                   PHF Reversions No. 3
           Staffordshire  ST21 6RN

---------- --------------------------------------------- -------------------------- -----------------------------
31         Roden Hall  Roden  High Ercall  Telford       SL39130                    PHF Reversions No. 3
           Shropshire  TF6 6BH

---------- --------------------------------------------- -------------------------- -----------------------------
32         Latham Lodge  139 Stakes Road  Purbrook       HP150200,                  PHF Reversions No. 3
           Portsmouth  PO7 5PD                           HP227529

---------- --------------------------------------------- -------------------------- -----------------------------
33         Horsell Lodge  Kettlewell Hill  Woking        SY621458                   PHF Reversions No. 3
           Surrey  GU21 4JA

---------- --------------------------------------------- -------------------------- -----------------------------
34         St Wilfrids Hall  Foundry Lane                LA862363                   PHF Reversions No. 3
           Halton-on-Lune  Lacaster  Lancashire  LA2
           6LT

---------- --------------------------------------------- -------------------------- -----------------------------
35         La Haule House  La Route de l'Isle  St        N/A                        PHF Reversions No. 3
           Brelade  Jersey JE3 8BF

---------- --------------------------------------------- -------------------------- -----------------------------
36         St Catherines's Nursing Home  Queen Street    GM546365                   Tameng Care Limited
           Horwich  Bolton

---------- --------------------------------------------- -------------------------- -----------------------------

                                               LEASEHOLD PROPERTIES

---------- -------------------------- ------------------ ------------------------------ -------------------------
NO.        BRIEF    DESCRIPTION   OF  TITLE NO. OF       DATE AND PARTIES TO LEASE      CHARGING COMPANY (I.E.
           PROPERTY                   LEASEHOLD                                         TENANT UNDER LEASES)
                                      INTEREST
---------- -------------------------- ------------------ ------------------------------ -------------------------
1          Beech Tree House  240      YEA5033            PHF Reversions No. 3 (1)       PHF Securities No. 3
           Boothferry Road  Goole                        PHF Securities No. 3 (2)
           East Riding  DN14 6AJ                         7 January 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
2          Westroyd Lodge and         LT317943           PHF Reversions No. 3 (1)       PHF Securities No. 3
---------- -------------------------- ------------------ ------------------------------ -------------------------

---------- -------------------------- ------------------ ------------------------------ -------------------------
           House  Ticklow Lane                           PHF Securities No. 3 (2)
           Shepshed                                      7 October 1999
           Leicestershire  LE12 9LY
---------- -------------------------- ------------------ ------------------------------ -------------------------
3          Manor View and Church      SYK414332          PHF Reversions No. 3  (1)      PHF Securities No. 3
           View  19 Manor Road                           PHF Securities No. 3 (2)
           Hatfield  South                               5 November 1999
           Yorkshire  DN7 6SA

---------- -------------------------- ------------------ ------------------------------ -------------------------
4          Carleton House  Rectory    NK243219           PHF Reversions No. 3  (1)      PHF Securities No. 3
           Road  East Carleton                           PHF Securities No. 3 (2)
           Norwich  Norfolk  NR14                        15 December 1999
           8HT

---------- -------------------------- ------------------ ------------------------------ -------------------------
5          Melton House  47 Melton    NK247850           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Road  Wymondham                               PHF Securities No. 3 (2)
           Norfolk  NR18 0DB                             28 March 2000

---------- -------------------------- ------------------ ------------------------------ -------------------------
6          Dussindale Park  Mary      NK236583           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Chapman Close  Thorpe St                      PHF Securities No. 3  (2)
           Andrew  Norwich                               26 July 1999
           Norfolk  NR7 0UD

---------- -------------------------- ------------------ ------------------------------ -------------------------
7          The Hawthorns  270         NK236581           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Unthank Road  Norwich                         PHF Securities No. 3 (2)
           Norfolk  NR2 2AJ                              26 July 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
8          Mary Chapman Court  Mary   NK236582           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Chapman Close  Thorpe St                      PHF Securities No. 3 (2)
           Andrew  Norwich                               26 July 1999
           Norfolk  NR7 0UD

---------- -------------------------- ------------------ ------------------------------ -------------------------
9          Woodland  189 Woodland     NK236930           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Road  Hellesdon                               PHF Securities No. 3 (2)
           Norwich  Norfolk  NR6 5RQ                     3 August 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
10         Birkin Lodge  Camden       K801488            PHF Reversions No. 3 (1)       PHF Securities No. 3
           Park  Hawkenbury                              PHF Securities No. 3 (2)
           Tunbridge Wells  Kent                         3 August 1999
           TN2 5AE

---------- -------------------------- ------------------ ------------------------------ -------------------------
11         Elm House and Elm Lodge    SYK406992          PHF Reversions No. 3 (1)       PHF Securities No. 3
           Stonegate  Thorne                             PHF Securities No. 3 (2)
           Doncaster  South                              16 April 1999
           Yorkshire  DN8 5NP

---------- -------------------------- ------------------ ------------------------------ -------------------------
12         Parklands  Ellison         SYK406991          PHF Reversions No. 3 (1)       PHF Securities No. 3
           Street  Thorne                                PHF Securities No. 3 (2)
           Doncaster  South                              16 April 1999
---------- -------------------------- ------------------ ------------------------------ -------------------------

---------- -------------------------- ------------------ ------------------------------ -------------------------
           Yorkshire  DN8 5LD

---------- -------------------------- ------------------ ------------------------------ -------------------------
13         Wyndthorpe Gardens and     SYK406993          PHF Reversions No. 3 (1)       PHF Securities No. 3
           Wyndthorpe Hall and                           PHF Securities No. 3 (2)
           Court  High Street                            16 April 1999
           Dunsville  Doncaster
           South Yorkshire  DN7 4DB

---------- -------------------------- ------------------ ------------------------------ -------------------------
14         Palace House  460          LA857176           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Padiham Road  Burnley                         PHF Securities No. 3 (2)
           Lancashire  BB12 6TD                          6 December 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
15         The Grange  Keighley       LA857173           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Road  Colne  Lancashire                       PHF Securities No. 3 (2)
           BB9 0QS                                       6 December 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
16         113 Sussex Road  113       MS430620           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Sussex Road  PR8 6AF                          PHF Securities No. 3 (2)
                                                         24 March 2000

---------- -------------------------- ------------------ ------------------------------ -------------------------
17         Rosewood  28-30 Norwood    MS430620           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Avenue  PR8 6EL                               PHF Securities No. 3 (2)
                                                         24 March 2000

---------- -------------------------- ------------------ ------------------------------ -------------------------
18         Standon Hall  Standon      SF418675           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Eccleshall                                    PHF Securities No. 3 (2)
           Staffordshire  ST21 6RN                       23 August 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
19         Roden Hall  Roden  High    SL120848           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Ercall  Telford                               PHF Securities No. 3 (2)
           Shropshire  TF6 6BH                           23 August 1999

---------- -------------------------- ------------------ ------------------------------ -------------------------
20         Latham Lodge  139 Stakes   SH6623             PHF Reversions No. 3 (1)       PHF Securities No. 3
           Road  Purbrook                                PHF Securities No. 3 (2)
           Portsmouth  PO7 5PD                           18 May 2000

---------- -------------------------- ------------------ ------------------------------ -------------------------
21         Horsell Lodge              SY698537           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Kettlewell Hill  Woking                       PHF Securities No. 3 (2)
           Surrey  GU21 4JA                              15 September 2000

---------- -------------------------- ------------------ ------------------------------ -------------------------
22         St Wilfrids Hall           LA882531           PHF Reversions No. 3 (1)       PHF Securities No. 3
           Foundry Lane                                  PHF Securities No. 3 (2)
           Halton-on-Lune                                12 January 2001
           Lacaster  Lancashire
           LA2 6LT

---------- -------------------------- ------------------ ------------------------------ -------------------------
23         Hawthorn House  16         N/A                30 July 1936                   PHF Reversions No. 3
           Hawthornden Road, Belfast

---------- -------------------------- ------------------ ------------------------------ -------------------------
24         St Catherine's Nursing     GM790033           Tamaris Care Properties        Tameng Care Limited
---------- -------------------------- ------------------ ------------------------------ -------------------------

---------- -------------------------- ------------------ ------------------------------ -------------------------
           Home  Queen Street                            Limited (1)
           Horwich  Bolton                               Tameng Care Limited (2)
                                                         Tamaris Plc (3)
                                                         24 June 1998

---------- -------------------------- ------------------ ------------------------------ -------------------------
25         La Haule House  La Route   N/A                                               PHF Securities No. 3
           de l'Isle  St Brelade
           Jersey JE3 8BF

---------- -------------------------- ------------------ ------------------------------ -------------------------

                                             PART 4 - AUSTRALIAN GROUP


                      COMPANY                             PLACE OF INCORPORATION            REGISTERED NUMBER

Principal Healthcare Finance No.2 Pty Limited                    Australia                     090 007 926
Principal Healthcare Finance Pty Limited                         Australia                     069 875 476
PHF No.1 Management Pty Limited                                  Australia                     086 801 041
PHF No.3 Management Pty Limited                                  Australia                     086 801 023
Beheer-en-Beleggingsmaats Chappij Dilava B.V.                   Netherlands                        N/A
Beheer-en-Beleggingsmaats Chappij Rocla B.V.                    Netherlands                        N/A
PHF No.2 Pty Limited                                             Australia                     082 747 288
PHF No.1 Pty Limited                                             Australia                     082 747 313
Omega (Australia) Pty Limited                                    Australia                     082 747 331
Principal Healthcare Finance Unit Trust No.3                     Australia                         N/A
Principal Healthcare Finance Unit Trust No.4                     Australia                         N/A
Principal Healthcare Finance Unit Trust No.1                     Australia                         N/A
Principal Healthcare Finance Unit Trust No.2                     Australia                         N/A
Principal Healthcare Finance Trust                               Australia                         N/A
Principal Healthcare Finance Trust No.2                          Australia                         N/A
Principal Healthcare Finance (NZ) Limited                       New Zealand                     AK 1040188
Principal Healthcare Finance No.3 Pty Limited                    Australia                     090 007 999

                                                    SCHEDULE 10

                                                     CONSENTS


------------------------------------------------------------ ---------------------------------------------------------
                 Consent/Approval Required                                            Timing
------------------------------------------------------------ ---------------------------------------------------------
The waiting periods under the Australian Foreign             To be completed prior to the First US Merger.
Acquisitions and Takeovers Act 1975 applicable to the
consummation of the First US Merger have expired or a
notice is issued by or on behalf of the Australian
Treasurer to the effect that he has no objection to the
consummation of the First US Merger.

------------------------------------------------------------ ---------------------------------------------------------
The requirements of the US Securities Exchange Act of        Determination to be made prior to the First US Merger.
1934, as amended, relating to the Proxy Statement, if
applicable, and the US Offer are met.

------------------------------------------------------------ ---------------------------------------------------------
Approval of the First US Merger and the Merger Agreement     Meeting to be held prior to the First US Merger.
by the stockholders of the US Target, if applicable.(6)

------------------------------------------------------------ ---------------------------------------------------------


----------
(6) In the event more than 50% and less than 90% of the outstanding shares are tendered in the tender offer, a Proxy Statement would need to be filed with the SEC and mailed to the US Target shareholders and a meeting would need to be held for the shareholders to vote on the First US Merger.

                       SIGNATORIES TO THE CREDIT AGREEMENT


THE PARENT
FOUR SEASONS HEALTH CARE LIMITED

By:       HAMILTON ANSTEAD

NOTICE DETAILS

Address:          Four Seasons Health Care Limited
                  C/o Alchemy Partners
                  20 Bedfordbury
                  London WC2N 4BL

Facsimile:        020 7240 9594
Attention:        Martin Bolland

Copied to:

Address:          Four Seasons Health Care Limited
                  Emerson Court
                  Alderley Road
                  Wilmslow
                  Cheshire SK9 1NX

Facsimile:        01625 417801
Attention:        Graeme Willis



BORROWER

FOUR SEASONS HEALTH CARE HOLDINGS PLC


By:       HAMILTON ANSTEAD

NOTICE DETAILS


As per Four Seasons Health Care Limited

GUARANTORS
FOUR SEASONS HEALTH CARE LIMITED


By:       HAMILTON ANSTEAD

NOTICE DETAILS

As above


FOUR SEASONS HEALTH CARE INVESTMENTS LIMITED


By:       HAMILTON ANSTEAD

NOTICE DETAILS

As per Four Seasons Health Care Limited


FOUR SEASONS HEALTH CARE HOLDINGS PLC


By:       HAMILTON ANSTEAD

NOTICE DETAILS


As per Four Seasons Health Care Limited


PRINCIPAL HEALTHCARE FINANCE HOLDINGS (GUERNSEY) LIMITED


By:       PAUL GUILBERT

Address:          Principal Healthcare Finance Holdings (Guernsey) Limited
                  PO Box 255
                  Trafalgar Court
                  Les Banques
                  Guernsey

Facsimile:        01481 219 843
Attention:        Paul Guilbert

PRINCIPAL HEALTHCARE FINANCE INVESTMENTS (GUERNSEY) LIMITED


By:       PAUL GUILBERT

NOTICE DETAILS


As per Principal Healthcare Finance Holdings (Guernsey) Limited



DELTA I ACQUISITION, INC


By:       PAUL GUILBERT

NOTICE DETAILS

Address:           PO Box 255
                   Trafalgar Court
                   Les Banques
                   Guernsey

Facsimile:         01481 219 843
Attention:         Paul Guilbert



FOUR SEASONS HEALTH CARE (CAPITAL) LIMITED


By:       HAMILTON ANSTEAD

NOTICE DETAILS

As per Four Seasons Health Care Limited



DELTA I ACQUISITION LLC


By:       HAMILTON ANSTEAD

NOTICE DETAILS


As per Delta I Acquisition, Inc.

FOUR SEASONS GROUP LIMITED


By:       HAMILTON ANSTEAD

NOTICE DETAILS

Address:          Four Seasons Group Limited
                  Saddle Mews Nursing Home
                  Saddle Mews Village
                  Groves Road
                  Douglas
                  Isle of Man

Facsimile:        01625 417801
Attention:        The Company Secretary

Copied to:

Address:          Four Seasons Health Care Limited
                  C/o Alchemy Partners
                  20 Bedfordbury
                  London WC2N 4BL

Facsimile:        020 7240 9594
Attention:        Martin Bolland


Address:          Four Seasons Health Care Limited
                  Emerson Court
                  Alderley Road
                  Wilmslow
                  Cheshire SK9 1NX

Facsimile:        01625 417801
Attention:        Graeme Willis

THE MANDATED LEAD ARRANGER

BARCLAYS BANK PLC



By:       GORDON WATTERS

NOTICE DETAILS

Address:           54 Lombard Street
                   London EC3P 3AH

Facsimile:         020 7699 2770
Attention:         Robbie O'Sullivan



ORIGINAL TERM LENDER, CASH BRIDGE LENDER
AND REVOLVING LENDER

BARCLAYS BANK PLC


By:       GORDON WATTERS

NOTICE DETAILS

Address:           54 Lombard Street
                   London EC3P 3AH

Facsimile:         020 7699 2770
Attention:         Robbie O'Sullivan


THE FACILITY AGENT AND SECURITY AGENT

BARCLAYS BANK PLC


By:       GORDON WATTERS


NOTICE DETAILS

Address:          Agency Division
                  Barclays Capital
                  5 The North Colonnade
                  Canary Wharf
                  London E14 4BB

Facsimile:        020 7773 4893
Attention:        Frank Rogers